     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998



                                                      REGISTRATION NO. 333-59817

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             WESTPOINT STEVENS INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          2200                         36-3498354
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)         Identification No.)

                            ------------------------

                             507 WEST TENTH STREET
                           WEST POINT, GEORGIA 31833
                                 (706) 645-4000
   (Address, including zip code, and telephone number, including area code of
                   Registrants' principal executive offices)

                          CHRISTOPHER N. ZODROW, ESQ.
                          VICE PRESIDENT AND SECRETARY
                             WESTPOINT STEVENS INC.
                             507 West Tenth Street
                           West Point, Georgia 31833
                                 (706) 645-4000

(Name, address, including zip code, and telephone number, including area code of agent for service)

                            ------------------------

                                   COPIES TO:
                            HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                            New York, NY 10153-0119
                                 (212) 310-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.     [ ]


                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 4, 1998

PROSPECTUS

                                 $1,000,000,000
               OFFER TO EXCHANGE ITS 7 7/8% SENIOR NOTES DUE 2005
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
        FOR ANY AND ALL OF ITS OUTSTANDING 7 7/8% SENIOR NOTES DUE 2005
                      AND ITS 7 7/8% SENIOR NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
        FOR ANY AND ALL OF ITS OUTSTANDING 7 7/8% SENIOR NOTES DUE 2008

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME,
                   ON                , 1998, UNLESS EXTENDED.

                            -----------------------

    WestPoint Stevens Inc., a Delaware corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (i) $1,000 principal amount of its 7 7/8% Senior Notes due 2005 (the "Senior Notes due 2005"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 7 7/8% Senior Notes due 2005 (the "Old Senior Notes due 2005"), of which $525,000,000 principal amount is outstanding and (ii) $1,000 principal amount of its 7 7/8% Senior Notes due 2008 (the "Senior Notes due 2008" and together with the Senior Notes due 2005, the "Exchange Securities"), registered under the Securities Act, pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 7 7/8% Senior Notes due 2008 (the "Old Senior Notes due 2008" and together with the Old Senior Notes due 2005, the "Old Securities"), of which $475,000,000 principal amount is outstanding, respectively. The form and terms of the Exchange Securities are the same as the form and terms of the Old Securities except that (i) the Exchange Securities will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Securities will not be entitled to certain rights of holders of Old Securities under the Registration Rights Agreements (as defined). The Old Securities and the Exchange Securities are referred to herein collectively as the "Securities." The Exchange Securities will evidence the same debt as the Old Securities (which they replace) and will be issued under and be entitled to the benefits of the Indentures that govern the Securities, each dated as of June 9, 1998 (collectively, the "Indentures") by and between the Company and The Bank of New York, as trustee. See "The Exchange Offer" and "Description of Securities."

    The Company will accept for exchange any and all Old Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time on
              , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."


    The Old Securities were sold by the Company on June 9, 1998 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and Scotia Capital Markets (collectively, the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Securities with qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions to Non-U.S. persons in reliance on Regulation S under the Securities Act. Accordingly, the Old Securities may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Securities are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreements entered into among the Company and the Initial Purchasers in connection with the Initial Offering. See "The Exchange Offer."


    The Senior Notes due 2005 will mature on June 15, 2005 and the Senior Notes due 2008 will mature on June 15, 2008. Interest on the Securities is payable in cash semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 1998. The Securities will be redeemable, in whole or in part, at any time, at the option of the Company at 100% of the principal amount thereof plus the Make-Whole Premium (as defined) plus accrued and unpaid interest, if any, to the date of purchase. In the event of a Change of Control Triggering Event (as defined), the Company will make an offer to purchase the Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Securities."

    The Securities will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The Securities will rank pari passu in right of payment with each other. As of March 31, 1998, on a pro forma basis for the Refinancing (as defined) and the application of the proceeds therefrom, the Company would have had $343.8 million of secured indebtedness outstanding and the claims of holders of the Securities would have been structurally subordinated to $62.2 million of indebtedness and other liabilities of the Company's subsidiaries. See "Description of the Securities."

                                                        (Continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                            -----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

                The date of this Prospectus is           , 1998

(cover page continued)
     Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. See "The Exchange Offer -- Resale of the Exchange Securities." Holders of Old Securities wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreements, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Old Securities where such Old Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Securities not tendered and accepted in the Exchange Offer will continue to hold such Old Securities and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indentures and with respect to transfer under the Securities Act. See "The Exchange Offer."

     There has not previously been any public market for the Old Securities or the Exchange Securities. The Company does not intend to list the Exchange Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Securities will develop. See "Risk Factors -- Absence of a Public Market Could Adversely Affect the Value of Exchange Securities." Moreover, to the extent that Old Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Securities could be adversely affected.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL                     , 1998 (90 DAYS AFTER COMMENCEMENT OF THE
EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO

(cover page continued)

DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE EXCHANGE SECURITIES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE SECURITIES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE SECURITIES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

     PROSPECTIVE INVESTORS IN THE EXCHANGE SECURITIES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE SECURITIES. THE COMPANY IS NOT MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE SECURITIES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.
                            ------------------------

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     CERTAIN OF THE MATTERS DISCUSSED IN THIS PROSPECTUS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS," "SUMMARY," "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE HEREIN. SUCH RISKS AND UNCERTAINTIES MAY BE ATTRIBUTABLE TO IMPORTANT FACTORS WHICH INCLUDE BUT ARE NOT LIMITED TO THE FOLLOWING: PRODUCT MARGINS MAY VARY FROM THOSE PROJECTED; RAW MATERIAL PRICES MAY VARY FROM THOSE ASSUMED; ADDITIONAL RESERVES MAY BE REQUIRED FOR BAD DEBTS, RETURNS, ALLOWANCES, GOVERNMENTAL COMPLIANCE COSTS, OR LITIGATION; THERE MAY BE CHANGES IN THE PERFORMANCE OF FINANCIAL MARKETS OR FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; UNANTICIPATED NATURAL DISASTERS COULD HAVE A MATERIAL IMPACT UPON RESULTS OF OPERATIONS; THERE MAY BE CHANGES IN THE GENERAL ECONOMIC CONDITIONS WHICH AFFECT CUSTOMER PAYMENT PRACTICES OR CONSUMER SPENDING; COMPETITION FOR RETAIL AND WHOLESALE CUSTOMERS, PRICING AND TRANSPORTATION OF PRODUCTS MAY VARY FROM TIME TO TIME DUE TO SEASONAL VARIATIONS OR OTHERWISE; CUSTOMER PREFERENCES FOR OTHER COMPANIES' PRODUCTS CAN BE AFFECTED BY COMPETITION, OR GENERAL MARKET DEMAND FOR DOMESTIC OR IMPORTED GOODS OR THE QUANTITY, QUALITY, PRICE OR DELIVERY TIME OF SUCH GOODS; THERE COULD BE AN UNANTICIPATED LOSS OF A MATERIAL CUSTOMER, OR A MATERIAL LICENSE; THE AVAILABILITY AND PRICE OF RAW MATERIALS COULD BE AFFECTED BY WEATHER, DISEASE, ENERGY COSTS OR OTHER FACTORS; EFFORTS TO AVOID ADVERSE EFFECTS DUE TO COMPUTER SYSTEMS FAILING TO FUNCTION PROPERLY WITH RESPECT TO DATES IN THE YEAR 2000 AND BEYOND COULD MEET WITH VARYING DEGREES OF SUCCESS IN OPERATIONS AND IN TRANSACTIONS WITH CUSTOMERS, SUPPLIERS AND FINANCIAL INSTITUTIONS; AND THE ABILITY TO PROJECT RISK FACTORS MAY VARY. IN ADDITION, CONSIDERATION SHOULD BE GIVEN TO ANY OTHER RISKS AND UNCERTAINTIES DISCUSSED IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISK FACTORS--FORWARD-LOOKING STATEMENTS."

     ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS. THE COMPANY DOES NOT INTEND TO UPDATE THESE CAUTIONARY STATEMENTS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 5000 West Madison Street, Suite 1400, Chicago, Illinois 60621 and at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Securities being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to such exhibits for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (and the amendments thereto) have been filed by the Company (File No. 0-21496) and are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (the "Form 10-K");

          (ii) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998; and

          (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act on July 1, 1993, and the Amendment to the Registration Statement on Form 10/A filed on June 2, 1994, including any other amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

     Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person, including any beneficial owner to whom a copy of this Prospectus has been delivered upon the written or oral request of such person. Requests for such copies should be directed to WestPoint Stevens Inc., 507 West Tenth Street, West Point, Georgia 31833, Attention: Secretary, telephone: (706) 645-4000.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus and is qualified by the more detailed information set forth elsewhere in or incorporated by reference to this Prospectus, which should be read in its entirety. Unless otherwise indicated, capitalized terms used in this Prospectus Summary have the respective meanings ascribed to them elsewhere in this Prospectus. The information contained in this Prospectus contains forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" on page iii.

                                  THE COMPANY

OVERVIEW

     The Company is the nation's leading manufacturer and marketer of bed and bath home fashions ("Home Fashions") products. Management believes that the Company is the low-cost producer in the Home Fashions industry in the United States and that it is able to achieve significantly higher operating margins than its competitors as a result of its strong consumer marketing programs, well-known brand names, low-cost production, sophisticated distribution systems and strong customer relationships.

     The Company is the largest producer in the domestic sheet and pillowcase markets and shares leadership in the domestic bath towel market. The Company has positioned itself as a single-source supplier to retailers of bed and bath products, offering a broad assortment of products across multiple price points. The breadth of the Company's products and price points allows it to provide a comprehensive product offering for each major distribution channel, including chain and department stores, mass merchants and specialty bed and bath stores. The Company's products include decorative sheets and towels, designer sheets and accessories, institutional sheets and towels, blankets, private label sheets and towels, bedskirts, bedspreads, comforters, duvet covers, drapes, valances, throw pillows, shower curtains and table covers in a variety of fabrics and a wide assortment of colors and patterns.

     The Company markets its products under well-known and long-established trademarks, brand names and private labels, which it uses as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors. The Company, for example, is one of the major suppliers of the Martha Stewart bed and bath product collection sold at Kmart stores nationwide. The Company's trademarks include ATELIER MARTEX(R), MARTEX(R), UTICA(R), STEVENS(R), LADY PEPPERELL(R) and VELLUX(R). In addition, the Company manufactures and sells certain products pursuant to licensing agreements under designer names that include, among others, Ralph Lauren Home Collection, Sanderson, Star Wars, Designers Guild and Esprit.

BUSINESS STRATEGY

     The Company's business strategy is to strengthen its leadership in the Home Fashions market by increasing brand name awareness, remaining the low-cost producer in the industry, leveraging technology to provide superior customer service, developing innovative products, entering into new business lines and expanding its international presence.

     Increasing Brand Name Awareness -- The Company's marketing programs are increasingly important in creating sales and profit growth. The Company's overall advertising strategy is to maintain the strong brand image of all of its lines, while highlighting innovative products and important line extensions. The Company targets specific market segments through national consumer magazines and retailer catalogs, and over the past three years has significantly raised its investment in consumer advertising. The MARTEX(R) campaign, for example, unveiled in 1995 and entitled "The Bare Necessities," set a new standard for the industry. This successful campaign generated more than 200 million impressions via consumer magazines, sharply increased consumer brand recognition of MARTEX(R) and received numerous advertising and industry awards, including the Gold Medallion award from the American Marketing Effectiveness Council.

     Remaining the Low-Cost Producer -- Over the past five years, the Company has made approximately $522 million of capital expenditures and intends to invest an additional $145 million in 1998 to further modernize and expand its facilities. Management believes that this capital spending program has firmly established the Company as the industry's low-cost producer, enabling it to provide quality products at attractive price points. The capital expenditures have been used to, among other things, replace older looms with wider, faster, more efficient air jet looms, replace ring spinning with open-end and air jet spinning, modernize with high speed dyeing, printing and finishing equipment, and further automate the Company's cut and sew operations. In addition, the Company's digital rendering technology takes computer assisted design (CAD) product designs and digitally transforms them, thereby eliminating many steps in traditional product development, and further converts the product designs into room settings.

     Leveraging Technology to Provide Superior Customer Service -- The Company is committed to developing and maintaining integral relationships with its customers through "Strategic Partnering," a program designed to improve customers' operating results by leveraging the Company's merchandising, manufacturing and inventory management systems. The Company uses Electronic Data Interchange ("EDI"), "Quick Response" and "Vendor Managed Inventory" replenishment programs and point-of-sale data to assist its customers' inventory management. New systems connect the Company's sales, merchandising, manufacturing and administrative operations, permitting customers to place orders and allowing the Company to fill, track and bill orders electronically with its customers. In addition, the Company employs the latest available retail warehouse and shelf space management technology to minimize inventory and maximize floor stock turnover for its customers.

     Developing Innovative Products -- The Company is a leader in the industry in product innovation. The Company, for example, created the wrinkle-free cotton sheet category, in which it maintains the leading market share. The Company also created the VELLUX(R) blanket, for which it is the only worldwide supplier, and was the first domestic manufacturer to supply Jacquard sheeting to the Home Fashions industry. In addition to offering important growth opportunities, innovative new products provide value to consumers, increase sales and margins for retail customers, and enhance profitability for the Company. To consumers seeking finer fashion products in the luxury category, ATELIER MARTEX(R), the Company's premium luxury brand, continues to enjoy favorable consumer acceptance following rapid growth in 1995 and 1996. The innovations from this line, which include the introduction of unique styling techniques, have now been introduced in other Company brands and private label programs.

     Entering into New Business Lines -- The Company continues to identify new attractive business lines and has recently expanded its infant bedding and independent soft window treatment segments. For example, the Company has recently introduced a BABY MARTEX(TM) line of infant bedding, including sheets, blankets and bumper pads. The Company anticipates continued growth from these categories as it applies its product innovation, manufacturing and marketing expertise.

     Expanding its International Presence -- The Company distributes its products internationally with emphasis on the Canadian and European markets. In January 1997, the Company acquired P.J. Flower & Co. Limited, a British company that manufactures, markets and distributes bed and bath linens and related home furnishings products in Europe. P.J. Flower & Co. Limited, which was recently renamed WestPoint Stevens (Europe) Limited, has recently added licensed products to its core offerings, including the Ralph Lauren Home Collection in the Western European market and Designers Guild in international markets. The Company's strategy is to increase its penetration of international markets.

     The Company is a Delaware corporation with its principal executive offices located at 507 West Tenth Street, West Point, Georgia 31833. The Company's telephone number at such address is (706) 645-4000.

                           THE FINANCING TRANSACTIONS

     The issuance of the Old Securities was part of a series of financing transactions (the "Financing Transactions") pursuant to which the Company intends to reduce interest expense, extend debt maturities and improve financial flexibility. The components of the Financing Transactions are the consummation of (i) the issuance of the Old Securities, (ii) the purchase (the "Tender Offers") of the Company's outstanding 8 3/4% Senior Notes due 2001 (the "8 3/4% Senior Notes") and the outstanding 9 3/8% Senior Subordinated Debentures due 2005 (the "9 3/8% Senior Subordinated Debentures"), (iii) the redemption (the "Redemption") of the Company's 9% Sinking Fund Debentures due 2017 and (iv) the refinancing (the "Refinancing") of the Company's Senior Credit Facility with an amended and restated $550 million secured revolving Credit Facility (the "Senior Credit Facility"). The issuance of the Old Securities, the Refinancing and the Tender Offers were consummated on June 9, 1998. The Redemption was consummated on July 9, 1998.

                              THE INITIAL OFFERING


The Initial Offering.......  The Old Securities were sold by the Company on June
                             9, 1998 (the "Initial Offering") to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, BNY Capital Markets, Inc., First Chicago Capital Markets, Inc. and Scotia Capital Markets (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated June 3, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold all of the Old Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act or to Non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.


Registration Rights
  Agreement................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into Registration Rights Agreements dated as of June 9, 1998 (the "Registration Rights Agreements"), which grant the holders of the Old Securities certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $525,000,000 aggregate principal amount of 7 7/8%
                             Senior Notes due 2005 of the Company (the "Senior Notes due 2005") and $475,000,000 aggregate principal amount of 7 7/8% Senior Notes due 2008 of the Company (the "Senior Notes due 2008 and together with the Senior Notes due 2005, the "Exchange Securities").

The Exchange Offer.........  The Company is offering to exchange (i) $1,000 principal amount of Senior Notes due 2005 for each $1,000 principal amount of Old Senior Notes due 2005 and (ii) $1,000 principal amount of Senior Notes due 2008 for each $1,000 principal amount of Old Senior Notes due 2008, that are properly tendered and accepted. As of the date hereof, $1,000,000,000 aggregate principal amount of Old Securities are outstanding. The Company will issue the Exchange Securities to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Securities.

                             Any Participating Broker-Dealer that acquired Old Securities for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of

                             Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Old Securities where such Old Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Securities cannot rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
  Exchange Securities and
  the Old Securities.......  Each Exchange Security will bear interest from its issuance date. Holders of Old Securities that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Securities. Such interest will be paid with the first interest payment on the Exchange Securities. Interest on the Old Securities accepted for exchange will cease to accrue upon issuance of the Exchange Securities.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
  Old Securities...........  Each holder of Old Securities wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof), in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's message), together with the Old Securities and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Securities, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Securities and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Old
  Securities...............  Following the consummation of the Exchange Offer, holders of Old Securities eligible to participate but who do not tender their Old Securities will not have any further exchange or registration rights and such Old Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Securities could be adversely affected. See "Risk
                             Factors -- Lack of Public Market; Volatility; Restrictions on Resale."

Consequences of Failure to
  Exchange.................  The Old Securities that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Securities may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Shelf Registration
  Statement................  If any holder of the Old Securities (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company has agreed to register the Old Securities on a shelf registration statement (the "Shelf Registration Statement") and to use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Securities held by any such holders.

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Old Securities who wish to tender their
                             Old Securities and whose Old Securities are not immediately available or who cannot deliver their Old Securities (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's message in lieu thereof) prior to the Expiration Date must tender their Old Securities according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old
  Securities and Delivery
  of Exchange Securities...  The Company will accept for exchange any and all
                             Old Securities which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Securities issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain U.S. Federal Income
  Tax Considerations.......  For a discussion of material U.S. federal income tax considerations relating to the exchange of the Exchange Securities for the Old Securities, see "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds............  There will be no cash proceeds to the Company from the issuance of the Exchange Securities pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent.............  The Exchange Agent is The Bank of New York. The
                             address and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

                     SUMMARY OF THE TERMS OF THE SECURITIES

     The Exchange Offer applies to the Old Securities. The form and terms of the Exchange Securities are identical in all material respects to the form and terms of the Old Securities, except that (i) the Exchange Securities will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Securities will not be entitled to certain rights of holders of Old Securities under the Registration Rights Agreements, which rights will terminate upon consummation of the Exchange Offer. The Exchange Securities will evidence the same debt as the Old Securities (which they replace) and will be issued under and be entitled to the benefits of the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of the Securities."

Securities Offered.........  $525,000,000 aggregate principal amount of 7 7/8%
                             Senior Notes due 2005 and $475,000,000 aggregate principal amount of 7 7/8% Senior Notes due 2008 (together, the "Securities").

Maturity Date..............  June 15, 2005 and June 15, 2008, respectively.

Interest Payment Dates.....  June 15 and December 15, commencing December 15,
                             1998.

Ranking....................  The Securities will rank pari passu in right of payment with all existing or future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The Securities will rank pari passu in right of payment with each other. As of March 31, 1998, pro forma for the Financing Transactions and the application of the proceeds therefrom, the Company would have had $343.8 million of secured indebtedness outstanding and the claims of holders of the Securities would have been structurally subordinated to $62.2 million of indebtedness and other liabilities of the Company's subsidiaries. See "Description of the Securities."

Optional Redemption........  The Securities will be redeemable, in whole or in part, at any time at the option of the Company at 100% of the principal amount thereof plus the Make-Whole Premium plus accrued and unpaid interest, if any, to the date of purchase. "Description of the Securities -- Optional Redemption."

Change of Control
  Triggering Event.........  Following the occurrence of a Change of Control
                             Triggering Event, the Company will be required to make an offer to purchase the Securities at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the
                             Securities -- Change of Control Triggering Event."

Certain Covenants..........  The indentures under which the Securities were issued (the "Indentures") limit (i) the incurrence of additional indebtedness by the Company and the Restricted Subsidiaries, (ii) consolidations, mergers and transfers of all or substantially all of the Company's and the Restricted Subsidiaries' assets, (iii) the ability of the Company and the Restricted Subsidiaries to incur liens, (iv) the designation of certain subsidiaries as Unrestricted Subsidiaries and (v) the entry of the Company and the Restricted Subsidiaries into certain sale and leaseback transactions. These covenants are subject to certain exceptions and qualifications. See "Description of the Securities."

                             Each of the Indentures provides that, so long as no Default has occurred and is continuing after the Securities have been assigned Investment Grade Ratings (as defined herein) by any two of the Ratings Agencies (as defined herein) and notwithstanding that the Securities may thereafter cease to be of Investment Grade Ratings, the Company will be released from its obligations to comply with certain of the covenants and provisions described therein. See "Description of the Securities -- Certain Covenants."

                                  RISK FACTORS

     See "Risk Factors" on page 12 for a discussion of certain factors which should be considered before tendering Old Securities in exchange for Exchange Securities. The risk factors are generally applicable to the Old Securities as well as the Exchange Securities.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The summary historical financial data presented below for each year in the five year period ended December 31, 1997 were derived from the audited Consolidated Financial Statements of the Company and its subsidiaries, and should be read in conjunction therewith, including the notes thereto and other information contained herein. The summary historical financial data presented below for the three months ended March 31, 1998 and March 31, 1997 were derived from the Condensed Consolidated Financial Statements (Unaudited) of the Company and its subsidiaries, and should be read in conjunction therewith, including the notes thereto and other information contained herein.

     The pro forma unaudited interest expense data gives effect to the Financing Transactions as if such transactions had been consummated on April 1, 1997. The as adjusted balance sheet as of March 31, 1998 gives effect to the Financing Transactions as if they occurred on March 31, 1998. The pro forma unaudited consolidated financial data do not purport to represent what the Company's actual financial position and results of operations would have been had such events occurred on the aforementioned dates and should not serve as a forecast of the Company's financial position and results of operations for any future periods. The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. These pro forma unaudited consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements, Condensed Consolidated Financial Statements and the notes thereto included elsewhere herein.

     The summary financial data should be read in conjunction with "The Financing Transactions," "Capitalization," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" included elsewhere in this Prospectus.

                                              THREE MONTHS
                                                  ENDED
                                                MARCH 31,                         YEAR ENDED DECEMBER 31,
                                       ---------------------------    -----------------------------------------------
                                           1998           1997         1997      1996      1995      1994     1993(1)
                                       ------------   ------------    -------   -------   -------   -------   -------
                                               (UNAUDITED)
                                                                (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
Net sales............................  $      398.7   $      357.1    $1,657.5  $1,501.8  $1,418.2  $1,346.9  $1,267.5
Cost of goods sold...................         299.2          267.9    1,237.7   1,129.4   1,059.1   1,015.0     945.9
                                       ------------   ------------    -------   -------   -------   -------   -------
Gross earnings.......................          99.5           89.2      419.8     372.4     359.1     331.9     321.6
Selling, general and administrative
  expenses...........................          55.1           50.7      204.9     183.9     180.4     175.1     170.7
Restructuring expense................            --             --         --        --        --        --     178.0
Amortization of excess reorganization
  value..............................            --             --         --        --     152.4     203.3     190.2
                                       ------------   ------------    -------   -------   -------   -------   -------
Operating earnings(2)................          44.4           38.5      214.9     188.5      26.3     (46.5)   (217.3)
Interest expense.....................          25.7           23.4      102.2      94.5      93.5      94.2      90.4
Other expense-net....................           0.4            0.8        2.5       3.0       3.2      13.0      18.2(3)
                                       ------------   ------------    -------   -------   -------   -------   -------
Income (loss) from continuing
  operations before income tax
  expense (benefit) and extraordinary
  items..............................          18.3           14.3      110.2      91.0     (70.4)   (153.7)   (325.9)
Income tax expense (benefit).........           6.6            5.3       40.9      33.0      31.9      20.0     (44.1)
                                       ------------   ------------    -------   -------   -------   -------   -------
Net income (loss) from continuing
  operations before extraordinary
  items..............................  $       11.7   $        9.0    $  69.3   $  58.0   $(102.3)  $(173.7)  $(281.8)
                                       ============   ============    =======   =======   =======   =======   =======
OTHER FINANCIAL DATA:(4)
EBITDA(5)............................  $       64.8   $       56.3    $ 286.6   $ 257.4   $ 248.0   $ 231.0   $ 222.1
EBITDA margin(6).....................          16.2%          15.8%      17.3%     17.1%     17.5%     17.2%     17.5%
Depreciation and other
  amortization(7)....................  $       20.4   $       17.8    $  71.7   $  68.9   $  69.3   $  74.2   $  71.2
Capital expenditures(8)..............          19.4           44.8      159.6      95.3      93.5      92.4      80.7

                                                                     TWELVE MONTHS
                                                                         ENDED
                                                                       MARCH 31,
                                                                          1998
                                                              ----------------------------
                                                              (IN MILLIONS, EXCEPT RATIOS)
PRO FORMA FINANCIAL DATA:(4)
EBITDA(5)...................................................             $295.1
Interest expense(9).........................................               98.0
Ratio of earnings to fixed charges(10)......................                2.1x
Ratio of EBITDA to interest expense.........................                3.0x
Ratio of total debt to EBITDA...............................                4.6x

                                                               AS OF MARCH 31, 1998
                                                              -----------------------
                                                                                AS
                                                               ACTUAL        ADJUSTED
                                                              --------       --------
BALANCE SHEET DATA:
Working capital.............................................  $  200.2       $  248.6
Total assets................................................   1,316.4        1,321.4
Total debt..................................................   1,234.0        1,343.8
Total stockholders' equity (deficit)........................    (437.9)        (488.5)

---------------
 (1) The results for the year ended December 31, 1993 include restructuring expense of $178.0 million pretax. The charge related to (i) the closing and consolidation of certain facilities; (ii) the write-off of certain equipment; and (iii) severance, outplacement and other costs associated with plant closures and overhead reductions.
 (2) Operating earnings (loss) for the year ended December 31, 1995 includes amortization of excess reorganization value of $152.4 million, for the year ended December 31, 1994 includes amortization of excess reorganization value of $203.3 million and for the year ended December 31, 1993 includes restructuring expense of $178.0 million and amortization of excess reorganization value of $190.2 million.
 (3) Includes minority interest in loss of consolidated subsidiary of $10.5 million.
 (4) Includes financial data for continuing operations only, unless otherwise disclosed.
 (5) EBITDA represents operating earnings (loss) plus the sum of depreciation, amortization of excess reorganization value, goodwill amortization and restructuring expense. EBITDA and the EBITDA ratios are not measures of performance or financial condition under generally accepted accounting principles, but are presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles.
 (6) EBITDA margin represents EBITDA as a percentage of net sales for the periods presented.
 (7) Excludes amortization of excess reorganization value.
 (8) Includes (i) continuing operations capital expenditures for the three months ended March 31, 1998 and 1997 of $19.4 million and $34.4 million, respectively, and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of $148.9 million, $94.9 million, $92.4 million, $84.5 million and $76.9 million, respectively, (ii) capital expenditures for the Whitmire facility before its transfer to continuing operations from discontinued operations, for the three months ended March 31, 1997 of $0.3 million and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of $0.6 million, $0.4 million, $1.1 million, $7.9 million and $3.8 million, respectively, and (iii) the amount allocated to property, plant and equipment related to the purchase of towel manufacturing facilities from the Bibb Company for the three months ended March 31, 1997 and for the year ended December 31, 1997 of $10.1 million and $10.1 million, respectively.
 (9) The pro forma interest expense for the twelve months ended March 31, 1998 reflects a reduction of interest expense of approximately $6.5 million reflecting the Financing Transactions as if they occurred on April 1, 1997. The Company's amortization of debt issuance costs, which are included in other expense -- net will also be reduced approximately $1.3 million annually after the Financing Transactions are consummated.
(10) For purposes of this ratio, "earnings" consist of earnings before income taxes and fixed charges, and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor. The ratio of earnings to fixed charges is computed by adding earnings before income taxes and fixed charges and dividing by fixed charges.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be carefully considered before tendering Old Securities in exchange for Exchange Securities. The risk factors set forth below are generally applicable to the Old Securities as well as the Exchange Securities.

SUBSTANTIAL LEVERAGE

     The Company is, and after the consummation of the Financing Transactions will continue to be, highly leveraged. After giving effect to the Financing Transactions, including the issuance of the Old Securities and the use of proceeds therefrom, the Company will have total pro forma indebtedness of approximately $1,343.8 million and a ratio of total pro forma indebtedness to total pro forma capitalization of 1.6:1 at March 31, 1998 (as if the Financing Transactions and such use of proceeds had occurred on such date).

     The Company currently has incurred, and after the consummation of the Financing Transactions will continue to incur, significant annual cash interest expense in connection with its obligations under its long-term indebtedness. On a pro forma basis, after giving effect to the Financing Transactions, the ratio of earnings to fixed charges for the three and twelve months ended March 31, 1998 would have been 1.7:1 and 2.1:1, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences to holders of the Securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes will be restricted; (ii) a significant portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operations; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates; and (iv) such indebtedness contains financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. See "Description of Certain Other Indebtedness."

     The degree to which the Company is leveraged could also affect its ability to compete effectively and could limit its business opportunities. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or to refinance or restructure its indebtedness. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of principal of, and premiums, if any, and interest on its indebtedness in the future, or that any such alternative measures would be successful or would permit the Company to meet its debt service obligations.

RESTRICTIVE COVENANTS

     The Company's Senior Credit Facility contains a number of covenants that impose certain operating and financial restrictions on the Company and its subsidiaries, including, without limitation, limitations on indebtedness, liens, guarantees and restricted payments. In addition, the Company is required under its Senior Credit Facility to maintain financial ratios and levels with respect to a minimum consolidated net worth (as defined in the Senior Credit Facility), a current ratio and a ratio of EBITDA (as defined in the Senior Credit Facility) to interest expense. There can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. The Company's ability to comply with such covenants and other restrictions may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenant or restriction could result in a default under the Senior Credit Facility that would permit the lenders thereunder to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest. See "Description of Certain Other Indebtedness."

RANKING; ASSET ENCUMBRANCES

     The Securities rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all indebtedness of the Company subordinated to the Securities by their terms. The Securities rank pari passu in right of payment with each other. As of March 31, 1998 pro forma for the Financing Transactions, the Company would have had $343.8 million of secured indebtedness outstanding and the claims of holders of the Securities would have been structurally subordinated to $62.2 million of indebtedness and other liabilities of the Company's subsidiaries. Assuming consummation of the Financing Transactions as of March 31, 1998, the Company's outstanding borrowings under the Senior Credit Facility would have been approximately $343.8 million, and the Company would have had approximately $180.6 million available for borrowing under the revolving credit facility thereunder. The obligations under the Senior Credit Facility are secured by substantially all of the assets of the Company. In the event of a bankruptcy, liquidation or reorganization of the Company or any default in the payment of any indebtedness under the Senior Credit Facility or other secured indebtedness, holders of such secured indebtedness will be entitled to payment in full from the proceeds of all assets of the Company pledged to secure such indebtedness prior to any payment of such proceeds to holders of Securities. Consequently, there can be no assurance that the Company will have sufficient funds to make payments to holders of Securities. See "Description of Certain Other Indebtedness" and "Description of the Securities."

     Direct creditors of a subsidiary of the Company, although not holders of Senior Indebtedness (as defined) of the Company, will have a direct claim on the assets of such subsidiary, prior to the claims of holders of the Securities. Therefore, all existing and future liabilities (if any) of the Company's subsidiaries will be effectively senior to the Securities. See "Description of the Securities."

LOSSES AND ACCUMULATED DEFICIT

     The Company emerged from bankruptcy in September 1992 and adopted "Fresh Start" reporting. At March 31, 1998, the Company had an accumulated deficit of $613.3 million primarily due to the amortization from 1992 to 1995 of excess reorganization value of $656.4 million after minority interest, the loss on extinguishment of debt of $80.7 million after income taxes and restructuring expenses of $117.8 million after minority interest and income taxes in 1993. The Company has reported net income in each quarter subsequent to the complete amortization of excess reorganization value in the third quarter of 1995.

SEASONALITY AND CYCLICALITY

     Traditionally, the Home Fashions industry has been seasonal, with peak sales seasons in the summer and fall. In accordance with industry practice, the Company increases its inventory levels during the first six months of the year to meet customer demands for the summer and fall peak seasons. The Home Fashions industry has also traditionally been cyclical, and the Company's performance may be negatively affected by downturns in consumer spending.

RISK OF LOSS OF MATERIAL CUSTOMER OR LICENSE

     The Company's products are sold to mass merchants, chain stores, department stores, specialty stores and institutional buyers. The Company's six largest customers accounted for approximately 52% of the net sales of the Company during the fiscal year ended December 31, 1997. During 1997, sales to Dayton Hudson Corporation (including its Target Stores and Mervyn's divisions) were 13% and sales to Kmart Corporation were 10% of the net sales of the Company, respectively. Although the Company has no reason to believe that it will lose the business of any of its largest customers, a loss of any of its largest accounts (or a material portion of any thereof) would have an adverse effect upon the Company's business, which could be material. A portion of the Company's sales are derived from licensed designer brands. The license agreements for the Company's designer brands generally are for a term of two or three years; some of the licenses are automatically renewable for additional periods, provided that certain sales thresholds set forth in such license agreements are met. No single license has accounted for more than 11% of the Company's total sales volume during any of the past five fiscal years. The loss of a significant license could have an adverse effect upon the

Company's business, which could be material. The following are the expiration dates for the licensing agreements discussed above: Ralph Lauren Home Collection, December 31, 2000; Sanderson, March 31, 1999; Star Wars, September 30, 2001 and Esprit, December 31, 2000.

RAW MATERIALS

     The principal raw materials used by the Company in the manufacture of its products are cotton of various grades and staple lengths and polyester in staple and filament form. Although the Company has been able to acquire sufficient quantities of cotton for its operations in the past, any shortage in the cotton supply by reason of weather, disease or other factors, or a significant increase in the price of cotton, could adversely affect its operations. The price of man-made fibers such as polyester is influenced by demand, manufacturing capacity and costs, petroleum prices, cotton prices and the cost of polymers used in producing man-made fibers. Any significant prolonged petrochemical shortages could significantly affect the availability of man-made fibers and cause a substantial increase in demand for cotton, resulting in decreased availability and, possibly, increased price and could adversely affect the Company's operations.

COMPETITION

     The Home Fashions industry is highly competitive. The Company competes on the basis of price, quality and customer service, among other factors. In the sheet and towel markets, the Company competes primarily with Fieldcrest Cannon, Inc., a wholly-owned subsidiary of Pillowtex Corporation, and Springs Industries, Inc. In the other bedding and accessories markets, the Company competes with many companies, some of which are smaller in size than the Company. The Company does not believe that there is any significant foreign competition with its current domestic operations. There can be no assurance, however, that if such foreign competition develops the Company will effectively compete. The Company's future success will depend to a significant extent upon its ability to remain the low-cost producer and to remain competitive in the areas of marketing, product development, price, quality, brand names, manufacturing capabilities, distribution and order processing. There can be no assurance that the Company will be able to compete effectively in any of these areas; any failure to compete effectively could adversely affect its sales and, accordingly, its operations.

ENVIRONMENTAL AND EMPLOYEE SAFETY AND HEALTH MATTERS

     The Company is subject to various federal, state and local environmental laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and non-hazardous substances and wastes used in or resulting from its operations and potential remediation obligations thereunder. Certain of the Company's facilities (including certain facilities no longer owned or utilized by the Company) have been cited or are being investigated with respect to alleged violations of such laws and regulations. The Company has also been named as a potentially responsible party at several sites under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and similar state laws which impose strict, and in certain circumstances joint and several, liability for response costs and natural resource damages. The Company's operations also are governed by laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and regulate chemical and ergonomic hazards in the workplace. Although the Company does not expect that compliance with any of such laws and regulations will adversely affect its operations, there can be no assurance that such regulatory requirements will not become more stringent in the future or that it will not incur significant costs in the future to comply with such requirements.

PRINCIPAL STOCKHOLDER

     As of March 10, 1998, Holcombe T. Green, Jr., the Chairman of the Board and Chief Executive Officer of the Company, beneficially owned 18,541,498 shares of Common Stock (constituting approximately 30.2% of the outstanding Common Stock), including 17,408,306 shares held directly by WPS Investors L.P., of which HTG Corp., a company owned by Mr. Green, is general partner. As a result of his beneficial ownership of Common Stock and his positions with the Company, Mr. Green will continue to be able to have significant influence on the Company and on matters subject to vote by the Company's stockholders.

TRADE RECEIVABLES PROGRAM

     Substantially all of the accounts receivable of the Company are transferred by the Company to the Receivables Subsidiary (as defined) pursuant to the Trade Receivables Program (as defined). The Receivables Subsidiary then transfers some or all of the accounts receivable to a trust, which issues certificates representing beneficial interests in the accounts receivable. Such certificates are sold to third party investors. The Receivables Subsidiary retains an interest in the equity of the trust. However, the Trade Receivables Program is structured in such a manner that the Receivables Subsidiary generally bears all losses on the accounts receivable prior to any losses being borne by investors in the Trade Receivables Program. The Company makes certain representations and warranties to the Receivables Subsidiary and the Receivables Subsidiary makes certain representations and warranties to the trust, in each case, as to the nature and characteristics of the accounts receivable being transferred, but no representations and warranties are made as to the ultimate collectibility of such accounts receivable. The Company does not otherwise guarantee or insure the Receivables Subsidiary or the trust against any losses with respect to the accounts receivable. The Company's accounts receivable generally will not secure the Senior Credit Facility or be directly available to satisfy the obligations of the Company until all obligations of the Receivables Subsidiary under any Trade Receivables Facility (as defined) to which it is a party are satisfied in full. Thereafter, the Company's accounts receivable will secure the Senior Credit Facility or may be used to obtain additional financing as permitted by clause (i) under "Description of the Securities -- Certain
Covenants -- Limitations on Additional Indebtedness." See "Description of Certain Other Indebtedness."

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE SECURITIES

     The Old Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Securities. The Old Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Securities by holders who are entitled to participate in the Exchange Offer. The market for Old Securities not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such Securities. The holders of Old Securities (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement (as defined) with respect to such Old Securities and to use its best efforts to cause it to be declared effective by the Commission as promptly as practicable on or after the consummation of the Exchange Offer. The Exchange Securities will constitute a new issue of securities with no established trading market. There can be no assurance regarding the future development of a market for the Exchange Securities, or the ability of holders of the Exchange Securities to sell their Exchange Securities or the price at which such holders might be able to sell their Exchange Securities. If such a market were to develop, the Exchange Securities could trade at prices that may be higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to list the Exchange Securities on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Securities, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Securities or as to the liquidity of the trading market for the Exchange Securities. If a trading market does not develop or is not maintained, holders of Exchange Securities may experience difficulty in reselling the Exchange Securities or may be unable to sell them at all. If a market for the Exchange Securities develops, any such market making may be discontinued at any time.

FAILURE TO EXCHANGE OLD SECURITIES

     Exchange Securities will be issued in exchange for Old Securities only after timely receipt by the Exchange Agent of such Old Securities, a properly completed and duly executed Letter of Transmittal (or Agent's Message) and all other required documentation. Therefore, holders of Old Securities desiring to tender such Old Securities in exchange for Exchange Securities should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Securities for exchange. Old Securities that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreements will terminate. In addition, any holder of Old Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Securities may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution." To the extent that Old Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Securities could be adversely affected. See "The Exchange Offer."

RESALES OF NEW SECURITIES

     The Company is making the Exchange Offer in reliance upon interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties. Based on such interpretations, the Company believes that Exchange Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold or otherwise transferred by holders thereof (other than a holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder, other than a broker-dealer, has no arrangement or understanding with any person to engage or participate in a distribution of such Exchange Securities. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Old Securities, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage or participate in, a distribution of the Exchange Securities and has no arrangement or understanding to engage or participate in a distribution of the Exchange Securities. If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Securities to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Securities for its own account in exchange for Old Securities pursuant to the Exchange Offer must acknowledge that such Exchange Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Old Securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus available to broker-dealers for use in connection with any such resale. See "The Exchange Offer -- Resales of New Securities."

FORWARD-LOOKING STATEMENTS

     This Offering Memorandum contains certain forward-looking statements concerning the Company's existing and contemplated operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates which are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, including the level of consumer spending for merchandise manufactured by the Company, competition among department and specialty stores, management's ability to predict consumer tastes, merchandise brands and mix, the effectiveness of planned advertising, marketing and promotional campaigns, appropriate inventory management, realization of planned synergies, private brand sales and effective cost containment. See "Cautionary Notice Regarding Forward-Looking Statements."

                  THE FINANCING TRANSACTIONS; USE OF PROCEEDS

     The issuance of the Old Securities was part of the Financing Transactions pursuant to which the Company intends to reduce interest expense, extend debt maturities and improve financial flexibility. The components of the Financing Transactions are the consummation of (i) the issuance of the Old Securities,
(ii) the Tender Offers, (iii) the Redemption and (iv) the Refinancing.

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreements. The Company will not receive any cash proceeds from the issuance of the Exchange Securities offered hereby. In consideration for issuing the Exchange Securities contemplated in this Prospectus, the Company will receive Old Securities in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Securities (which replace the Old Securities), except as otherwise described herein. The Old Securities surrendered in exchange for Exchange Securities will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Securities will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

     The following table illustrates the estimated sources and uses of funds in the Financing Transactions, assuming consummation of the Financing Transactions on June 1, 1998. The actual amounts may vary from those shown below.

                                                                 AMOUNT
                                                                 ------
                                                              (IN MILLIONS)
SOURCES OF FUNDS
     Sale of Old Securities.................................     $1,000.0
     Borrowings under the Senior Credit Facility............       364.4
                                                                 -------
          Total.............................................     $1,364.4
                                                                 =======
USES OF FUNDS
     Repayment of the existing senior credit facility.......     $ 217.4
     Tender for the 8 3/4% Senior Notes.....................       400.0
     Tender for the 9 3/8% Senior Subordinated Debentures...       550.0
     Redemption of the 9% Sinking Fund Debentures...........        71.2
     Tender and Redemption premiums.........................        60.4
     Accrued interest.......................................        41.7
     Transaction fees and expenses..........................        23.7
                                                                 -------
          Total.............................................     $1,364.4
                                                                 =======

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization and total indebtedness of the Company as of March 31, 1998 and the as adjusted consolidated capitalization of the Company as of March 31, 1998, as adjusted to give effect to the consummation of the Financing Transactions as if they had occurred in their entirety on such date. The table should be read in conjunction with the Consolidated Financial Statements and the Condensed Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                                      AS OF MARCH 31, 1998
                                                     -----------------------
                                                     ACTUAL      AS ADJUSTED
                                                     ------      -----------
                                                          (IN MILLIONS)
Short-term indebtedness:
     Senior Credit Facility........................  $  87.7       $  68.8(1)
     Current portion of long-term debt.............      3.8            --(2)
                                                     -------       -------
          Total short-term indebtedness............     91.5          68.8
                                                     -------       -------
Long-term indebtedness:
     Senior Credit Facility........................    125.0         275.0(1)(3)
     8 3/4% Senior Notes...........................    400.0            --(4)
     9 3/8% Senior Subordinated Debentures.........    550.0            --(5)
     9% Sinking Fund Debentures....................     67.5            --(2)
     Securities offered hereby.....................       --       1,000.0(6)
                                                     -------       -------
          Total long-term indebtedness.............  1,142.5       1,275.0
                                                     -------       -------
Total indebtedness.................................  $1,234.0      $1,343.8
                                                     =======       =======
Total stockholders' equity (deficit)...............  $(437.9)      $(488.5)(7)(8)
                                                     =======       =======
Total capitalization...............................  $ 796.1       $ 855.3
                                                     =======       =======

---------------

(1) Reflects borrowings under the $550 million Senior Credit Facility that the Company entered into concurrently with the consummation of the Offering.

(2) Reflects the Redemption.

(3) Reflects the Company's intention that at least $275 million of borrowings under the $550 million Senior Credit Facility that the Company entered into concurrently with the consummation of the Offering would remain outstanding during the next twelve months.

(4) Reflects the retirement of all of the outstanding 8 3/4% Senior Notes pursuant to the Tender Offers. At June 9, 1998, the holders of approximately 96% of the 8 3/4% Senior Notes had tendered their notes and consents.

(5) Reflects the retirement of all of the outstanding 9 3/8% Senior Subordinated Debentures pursuant to the Tender Offers. At June 9, 1998, the holders of approximately 96% of the 9 3/8% Senior Subordinated Debentures had tendered their notes and consents.

(6) Reflects the issuance of the Securities prior to the Initial Purchasers' discount.

(7) Reflects the extraordinary loss incurred as a result of the repayment of the existing senior credit facility, the retirement of the 8 3/4% Senior Notes and the 9 3/8% Senior Subordinated Debentures and the redemption of the 9% Sinking Fund Debentures.

(8) For the period from April 1, 1998 through June 2, 1998, the Company repurchased 701,500 shares of its common stock at an approximate value of $22,667,000.

                       PRO FORMA UNAUDITED FINANCIAL DATA

     The following pro forma unaudited consolidated financial statements present the Company's pro forma condensed consolidated balance sheet as of March 31, 1998 and the Company's pro forma condensed consolidated statements of income for the year ended December 31, 1997 and for the three months ended March 31, 1998 giving effect to (1)(a) the sale of $525 million aggregate principal amount of Senior Notes due 2005, (b) the sale of $475 million aggregate principal amount of Senior Notes due 2008, (c) the incurrence of revolving borrowings under the Senior Credit Facility, (d) the application of the proceeds from (a), (b) and
(c) to (i) repayment of existing bank debt and other long-term debt and (ii) payment of related transaction fees and expenses, (2) the write-off of certain unamortized deferred financing fees, (3) the repayment of debt with the proceeds from the sale of Alamac and (4) the income tax effects of the preceding transactions, all as if they had occurred, for purposes of the pro forma unaudited condensed consolidated balance sheet, as of March 31, 1998 and, for purposes of the pro forma unaudited condensed consolidated statements of income, as of the beginning of the respective periods presented.

     These pro forma unaudited consolidated statements of income do not purport to represent what the Company's actual results of operations would have been had such events occurred on the aforementioned dates and should not serve as a forecast of the Company's results of operations for any future periods.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. These pro forma unaudited consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements, Condensed Consolidated Financial Statements and the Notes thereto included elsewhere herein.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1998
                           (IN THOUSANDS OF DOLLARS)

                                                                      PRO FORMA
                                                         ACTUAL      ADJUSTMENTS     PRO FORMA
                                                       ----------    -----------     ----------
ASSETS
Current Assets
  Cash and cash equivalents..........................  $    9,873    $ 1,343,789(1)  $    9,873
                                                                      (1,343,789)(2)
  Accounts Receivable................................     102,239                       102,239
  Inventories........................................     376,325                       376,325
  Prepaid expenses and other current assets..........      19,337                        19,337
                                                       ----------    -----------     ----------
Total current assets.................................     507,774             --        507,774
Property, Plant and Equipment, net...................     705,743                       705,743
Other Assets
  Deferred financing fees............................      18,262         22,745(2)      23,262
                                                                         (17,745)(3)
  Prepaid pension and other assets...................      47,645                        47,645
  Goodwill...........................................      36,988                        36,988
                                                       ----------    -----------     ----------
                                                       $1,316,412    $     5,000     $1,321,412
                                                       ==========    ===========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Senior Credit Facility.............................  $   87,714    $   (87,714)(2) $       --
  Current portion of long-term debt..................       3,750         (3,750)(2)         --
  New Senior Credit Facility.........................                     68,789(1)      68,789
  Accrued interest payable...........................      25,734        (25,734)(2)         --
  Trade accounts payable.............................      58,970                        58,970
  Other accounts payable and accrued liabilities.....     131,373                       131,373
                                                       ----------    -----------     ----------
Total current liabilities............................     307,541        (48,409)       259,132
Long-Term Debt.......................................   1,142,500     (1,142,500)(2)         --
Senior Notes:
  Due 2005...........................................                    525,000(1)     525,000
  Due 2008...........................................                    475,000(1)     475,000
New Senior Credit Facility...........................                    275,000(1)     275,000
Noncurrent Liabilities
  Deferred income taxes..............................     222,318        (22,085)(2)    193,845
                                                                          (6,388)(3)
  Other liabilities..................................      81,971                        81,971
                                                       ----------    -----------     ----------
Total noncurrent liabilities.........................     304,289        (28,473)       275,816
Stockholders' Equity (Deficit).......................    (437,918)       (39,261)(2)   (488,536)
                                                                         (11,357)(3)
                                                       ----------    -----------     ----------
                                                                         (50,618)
                                                                     -----------
                                                       $1,316,412    $     5,000     $1,321,412
                                                       ==========    ===========     ==========

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

(1) To record proceeds from the Financing Transactions consisting of (a) borrowings under the Senior Credit Facility and (b) $525 million from the sale of the Senior Notes due 2005 and $475 million from the sale of the Senior Notes due 2008. The pro forma adjustment to record the proceeds is summarized as follows (in thousands of dollars):

Cash.................................................  $1,343,789
New Senior Credit Facility...........................                $343,789
Senior Notes due 2005................................                 525,000
Senior Notes due 2008................................                 475,000

(2) Proceeds from the Financing Transactions are used to (a) retire existing debt of $1,234 million and accrued interest payable of $25.7 million and (b) pay costs of the Financing Transactions -- tender and call premiums of $61.4 million and discount and expenses of $22.7 million. Costs of the tender and call premiums of $61.4 million are expensed net of applicable income tax benefits of $22.1 million.

Cash................................................                $1,343,789
Other assets........................................  $   22,745
Accrued interest payable............................      25,734
Indebtedness:
  Current...........................................      91,464
  Long-term.........................................   1,142,500
Deferred income taxes...............................      22,085
Retained earnings (deficit).........................      39,261

(3) To write off unamortized deferred debt fees on existing indebtedness of $17.7 million less related income tax benefits of $6.4 million.

        CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        PRO FORMA
                                                           ACTUAL      ADJUSTMENTS    PRO FORMA
                                                           ------      -----------    ---------
Net sales..............................................  $1,657,511                   $1,657,511
Cost of goods sold.....................................   1,237,657                    1,237,657
                                                         ----------                   ----------
  Gross earnings.......................................     419,854                      419,854
Selling, general and administrative expenses...........     204,981                      204,981
                                                         ----------                   ----------
  Operating earnings...................................     214,873                      214,873
Interest expense.......................................     102,172      $(4,760)(1)      97,412
Other expense -- net...................................       2,461       (1,292)(2)       1,169
                                                         ----------      -------      ----------
  Income from continuing operations before income tax
     expense...........................................     110,240        6,052         116,292
Income tax expense.....................................      40,962        2,239(3)       43,221
                                                         ----------      -------      ----------
  Income from continuing operations....................  $   69,258      $ 3,813      $   73,071
                                                         ==========      =======      ==========
Basic net income per share.............................  $     1.14                   $     1.20
                                                         ==========                   ==========
Diluted net income per share...........................  $     1.11                   $     1.17
                                                         ==========                   ==========
Basic average common shares outstanding................      61,078                       61,078
  Dilutive effect of stock options and stock bonus
     plan..............................................       1,576                        1,576
                                                         ----------                   ----------
Diluted average common shares outstanding..............      62,654                       62,654
                                                         ==========                   ==========

        CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       PRO FORMA
                                                         ACTUAL       ADJUSTMENTS      PRO FORMA
                                                         ------       -----------      ---------
Net sales.............................................  $398,706                       $398,706
Cost of goods sold....................................   299,185                        299,185
                                                        --------                       --------
  Gross earnings......................................    99,521                         99,521
Selling, general and administrative expenses..........    55,088                         55,088
                                                        --------                       --------
  Operating earnings..................................    44,433                         44,433
Interest expense......................................    25,704        $(1,469)(1)      24,235
Other expense -- net..................................       401           (322)(2)          79
                                                        --------        -------        --------
  Income before income tax expense....................    18,328          1,791          20,119
Income tax expense....................................     6,625            645(3)        7,270
                                                        --------        -------        --------
  Net income..........................................  $ 11,703        $ 1,146        $ 12,849
                                                        ========        =======        ========
Basic net income per share............................  $    .20                       $    .22
                                                        ========                       ========
Diluted net income per share..........................  $    .19                       $    .21
                                                        ========                       ========
Basic average common shares outstanding...............    58,919                         58,919
  Dilutive effect of stock options and stock bonus
     plan.............................................     1,991                          1,991
                                                        --------                       --------
Diluted average common shares outstanding.............    60,910                         60,910
                                                        ========                       ========

 NOTES TO THE CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME (UNAUDITED)

(1) To adjust interest expense as follows (in thousands of dollars):

                                                                   YEAR ENDED        THREE MONTHS ENDED
                                               INTEREST RATE    DECEMBER 31, 1997      MARCH 31, 1998
                                               -------------    -----------------    ------------------
    Senior Credit Facility:
      Revolver...............................       6.5%             $16,635              $ 4,921
      Facility Fee...........................       .25%               1,375                  329
    Senior Notes due 2005....................     7.875%              41,344                9,882
    Senior Notes due 2008....................     7.875%              37,406                8,941
    Amortization of Original Issue
      Discount...............................                            652                  162
                                                                     -------              -------
                                                                     $97,412              $24,235
                                                                     =======              =======

     Pro forma interest expense has been calculated based on the Company's average month-end debt balances for the year ended December 31, 1997 and for the three months ended March 31, 1998, adjusted as of the beginning of such period for the Financing Transactions and the proceeds from the sale of Alamac. Based on this computation, the average amount outstanding under the Revolver for the year ended December 31, 1997 was $255.9 million and for the three months ended March 31, 1998 was $316.8 million.

(2) For the year ended December 31, 1997, to reduce other expense -- net for the $3.4 million amortization of deferred financing fees and to include amortization of deferred financing fees of $2.1 million related to the Financing Transactions. For the three months ended March 31, 1998, to reduce other expense -- net for the $0.8 million amortization of deferred financing fees and to include amortization of deferred financing fees of $0.5 million related to the Financing Transactions.

(3) To adjust income tax expense for the tax effect of pro forma adjustments.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical financial data presented below for each year in the five year period ended December 31, 1997 were derived from the audited Consolidated Financial Statements of the Company and its subsidiaries, and should be read in conjunction therewith, including the notes thereto and other information contained herein. The selected historical financial data presented below for the three months ended March 31, 1998 and March 31, 1997 were derived from the Condensed Consolidated Financial Statements (Unaudited) of the Company and its subsidiaries, and should be read in conjunction therewith, including the notes thereto and other information contained herein.

                                        THREE MONTHS
                                            ENDED
                                          MARCH 31,                    YEAR ENDED DECEMBER 31,
                                      -----------------    -----------------------------------------------
                                       1998      1997       1997      1996      1995      1994     1993(1)
                                       ----      ----       ----      ----      ----      ----     -------
                                         (UNAUDITED)
                                                          (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
    Net sales.......................  $ 398.7   $ 357.1    $1,657.5  $1,501.8  $1,418.2  $1,346.9  $1,267.5
    Cost of goods sold..............    299.2     267.9    1,237.7   1,129.4   1,059.1   1,015.0     945.9
                                      -------   -------    -------   -------   -------   -------   -------
    Gross earnings..................     99.5      89.2      419.8     372.4     359.1     331.9     321.6
    Selling, general and
      administrative expenses.......     55.1      50.7      204.9     183.9     180.4     175.1     170.7
    Restructuring expense...........       --        --         --        --        --        --     178.0
    Amortization of excess
      reorganization value..........       --        --         --        --     152.4     203.3     190.2
                                      -------   -------    -------   -------   -------   -------   -------
    Operating earnings(2)...........     44.4      38.5      214.9     188.5      26.3     (46.5)   (217.3)
    Interest expense................     25.7      23.4      102.2      94.5      93.5      94.2      90.4
    Other expense -- net............      0.4       0.8        2.5       3.0       3.2      13.0      18.2(3)
                                      -------   -------    -------   -------   -------   -------   -------
    Income (loss) from continuing
      operations before income tax
      expense (benefit) and
      extraordinary items...........     18.3      14.3      110.2      91.0     (70.4)   (153.7)   (325.9)
    Income tax expense (benefit)....      6.6       5.3       40.9      33.0      31.9      20.0     (44.1)
                                      -------   -------    -------   -------   -------   -------   -------
    Net income (loss) from
      continuing operations before
      extraordinary items...........  $  11.7   $   9.0    $  69.3   $  58.0   $(102.3)  $(173.7)  $(281.8)
                                      =======   =======    =======   =======   =======   =======   =======
OTHER FINANCIAL DATA:(4)
    EBITDA(5).......................  $  64.8   $  56.3    $ 286.6   $ 257.4   $ 248.0   $ 231.0   $ 222.1
    EBITDA margin(6)................     16.2%     15.8%      17.3%     17.1%     17.5%     17.2%     17.5%
    Depreciation and other
      amortization(7)...............  $  20.4   $  17.8    $  71.7   $  68.9   $  69.3   $  74.2   $  71.2
    Capital expenditures(8).........     19.4      44.8      159.6      95.3      93.5      92.4      80.7
    Ratio of EBITDA to interest
      expense.......................      2.5x      2.4x       2.8x      2.7x      2.7x      2.5x      2.5x
    Ratio of total debt to EBITDA...       --        --        4.1x      4.3x      4.6x      4.7x      5.0x
    Ratio of earnings to fixed
      charges(9)....................      1.6x      1.5x       2.0x      1.8x      0.4x       --        --
    Deficiency in earnings available
      to cover fixed charges........       --        --         --        --   $  70.4   $ 153.7   $ 325.9
BALANCE SHEET DATA:
    Working capital.................  $ 200.2   $  82.2    $ 212.2   $ 140.9   $ 115.7   $ 122.7   $ 159.7
    Total assets....................  1,316.4   1,306.8    1,286.1   1,157.0   1,143.0   1,270.2   1,512.9
    Total debt......................  1,234.0   1,231.0    1,187.7   1,099.0   1,148.0   1,083.0   1,112.5
    Total stockholders' equity
      (deficit).....................   (437.9)   (435.7)    (423.0)   (450.4)   (505.9)   (337.2)   (140.3)

---------------
 (1) The results for the year ended December 31, 1993 include restructuring expense of $178.0 million pretax. The charge related to (i) the closing and consolidation of certain facilities; (ii) the write-off of certain equipment; and (iii) severance, outplacement and other costs associated with plant closures and overhead reductions.

 (2) Operating earnings (loss) for the year ended December 31, 1995 includes amortization of excess reorganization value of $152.4 million, for the year ended December 31, 1994 includes amortization of excess reorganization value of $203.3 million and for the year ended December 31, 1993 includes restructuring expense of $178 million and amortization of excess reorganization value of $190.2 million.

 (3) Includes minority interest in loss of consolidated subsidiary of $10.5 million.

 (4) Includes financial data for continuing operations only, unless otherwise disclosed.

 (5) EBITDA represents operating earnings (loss) plus the sum of depreciation, amortization of excess reorganization value, goodwill amortization and restructuring expense. EBITDA and the EBITDA ratios are not measures of performance or financial condition under generally accepted accounting principles, but are presented to provide additional information related to debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity under generally accepted accounting principles.

 (6) EBITDA margin represents EBITDA as a percentage of net sales for the periods presented.

 (7) Excludes amortization of excess reorganization value.

 (8) Includes (i) continuing operations capital expenditures for the three months ended March 31, 1998 and 1997 of $19.4 million and $34.4 million, respectively, and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of $148.9 million, $94.9 million, $92.4 million, $84.5 million and $76.9 million, respectively, (ii) capital expenditures for the Whitmire facility before its transfer to continuing operations from discontinued operations, for the three months ended March 31, 1997 of $0.3 million and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 of $0.6 million, $0.4 million, $1.1 million, $7.9 million and $3.8 million, respectively, and (iii) the amount allocated to property, plant and equipment related to the purchase of towel manufacturing facilities from the Bibb Company for the three months ended March 31, 1997 and for the year ended December 31, 1997 of $10.1 million and $10.1 million, respectively.

 (9) For purposes of this ratio, "earnings" consist of earnings before income taxes and fixed charges, and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor. The ratio of earnings to fixed charges is computed by adding earnings before income taxes and fixed charges and dividing by fixed charges.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     On August 27, 1997 the Company closed a transaction pursuant to which WestPoint Stevens sold its Alamac Knit Fabrics subsidiary (other than cash, accounts receivable of approximately $42.5 million and a yarn mill located in Whitmire, S.C.) to Dyersburg Corporation for approximately $126 million. The Whitmire facility was transferred from the Alamac Knit Fabrics subsidiary to the Company to support the Company's expansion of its sheeting production capacity. As a result of the transaction, the Company now accounts for the Alamac Knit Fabrics subsidiary as a discontinued operation and the accompanying financial statements have been adjusted and restated accordingly.

     In February 1998 the Board of Directors declared a two-for-one stock split of its common stock payable on March 2, 1998 in the form of a 100% stock dividend to stockholders of record on February 16, 1998. Outstanding shares, stock purchases and earnings per share comparisons for all periods have been restated to reflect the stock split.

     The Company has determined that it will need to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond. The Company's comprehensive Year 2000 initiative is being managed by a team of internal staff and outside consultants. The team's activities are designed to ensure that there is no adverse effect on the Company's core business operations and that transactions with customers, suppliers, and financial institutions are fully supported. The Company is well underway with these efforts. In 1994 the Company began a company-wide manufacturing and distribution systems redesign and implementation project (including customer service, sales, product costing and inventory controls) which is expected to be completed in early 1999. These new systems, which are Year 2000 compliant, replace substantially all of the Company's internal manufacturing and distribution systems. The Company's business application programs are currently compliant or will be made compliant through the Year 2000 initiative. The few remaining non-compliant programs are to be brought into compliance by the vendors that will supply the programs or through modifications by internal staff. The majority of the Year 2000 initiative is scheduled to be completed by December 31, 1998, with a few software programs scheduled to be replaced in early 1999.

     The Company also has initiated discussions with its significant suppliers, large customers and financial institutions to ensure that those parties have appropriate plans to remediate Year 2000 issues where their systems interface with the Company's systems or otherwise impact its operations. The Company is assessing the extent to which its operations are vulnerable should those organizations fail to remediate properly their computer systems. The Company is following up with critical suppliers and customers concerning their plans and progress in addressing the Year 2000 problem. The costs of the Year 2000 initiative are not expected to be material to the Company's results of operations or financial position and are being expensed as incurred.

     The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1997

     Net Sales. Net sales for the three months ended March 31, 1998 increased $41.6 million, or 11.7% to $398.7 million compared with net sales of $357.1 million for the three months ended March 31, 1997. The increase in net sales resulted primarily from higher unit volume in the 1998 period compared with the 1997 period.

     Gross Earnings/Margins. Gross earnings for the three months ended March 31, 1998 of $99.5 million increased $10.3 million, or 11.5%, compared with $89.2 million for the same period of 1997 and reflect gross margins of 25% in both the 1998 and 1997 periods. Gross earnings increased in the first quarter of 1998 primarily as a result of the increase in unit volume. Gross margins of 25% were unchanged from last year primarily as a result of lower raw material costs offsetting cost increases related to depreciation expense and wages.

     Operating Earnings/Margins. Selling, general and administrative expenses increased by $4.4 million, or 8.6%, in the first quarter of 1998 compared with the same period last year, and as a percentage of net sales represent 13.8% in 1998 and 14.2% in 1997. The increase in selling, general and administrative expenses in the first quarter of 1998 was due primarily to acquisitions along with higher warehousing and shipping expense.

     Operating earnings for the three months ended March 31, 1998 were $44.4 million, or 11.1% of sales, and increased $5.9 million, or 15.4%, compared with operating earnings of $38.5 million, or 10.8% of sales, for the same period of 1997. The increase resulted from the increase in gross earnings offset somewhat by the increase in selling, general and administrative expenses discussed above.

     Interest Expense. Interest expense for the three months ended March 31, 1998 of $25.7 million increased $2.3 million compared with interest expense for the three months ended March 31, 1997. The increase was due primarily to higher average debt levels in the 1998 first quarter compared with the corresponding 1997 average debt levels.

     Other Expense-Net. Other expense-net in the first quarter of 1998 of $0.4 million decreased $0.4 million compared with the 1997 period and consists primarily of the amortization of deferred financing fees of $1 million in both periods less certain miscellaneous income items.

     Income Tax Expense. The Company's effective tax rate differed from the federal statutory rate primarily due to state income taxes and nondeductible items.

     Income from Continuing/Discontinued Operations. Income from continuing operations for the first quarter of 1998 was $11.7 million, or $.19 per share diluted, compared with net income from continuing operations of $9 million, or $.14 per share diluted, for the same period of last year.

     Income from discontinued operations for the first quarter of 1997 was $1.1 million, or $.02 per share diluted.

     Net Income. Net income for the first quarter of 1998 was $11.7 million, or $.19 per share diluted, compared with net income of $10.1 million, or $.16 per share diluted, for the same period of last year.

     Diluted per share amounts are based on 60.9 million and 63.7 million average shares outstanding for the 1998 and 1997 periods, respectively. The decrease in the average shares outstanding was primarily the result of the purchase by the Company of shares under the stock repurchase programs.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     Net Sales. Net sales for the year ended December 31, 1997 increased $155.7 million, or 10.4%, to $1,657.5 million compared with net sales of $1,501.8 million for the year ended December 31, 1996. The increase in net sales resulted primarily from higher unit volume (including acquisitions) in the 1997 period compared with the 1996 period.

     Gross Earnings/Margins. Gross earnings for the year ended December 31, 1997 of $419.8 million increased $47.4 million, or 12.7%, compared with $372.4 million for the same period of 1996 and reflect gross margins of 25.3% in the 1997 period compared with 24.8% in the 1996 period. Gross earnings and margins increased in 1997 primarily as a result of the increase in unit volume and lower raw material costs.

     Operating Earnings/Margins. Selling, general and administrative expenses increased by $21.1 million, or 11.5%, for the year ended December 31, 1997, compared with the same period of 1996, and as a percentage of net sales represent 12.4% in 1997 and 12.2% in 1996. The increase in selling, general and administrative expenses for 1997 was due primarily to acquisitions along with higher warehousing/shipping and advertising expenses.

     Operating earnings for the year ended December 31, 1997 were $214.9 million, or 13% of sales, and increased $26.4 million, or 14%, compared with operating earnings of $188.5 million, or 12.6% of sales, for the year ended December 31, 1996. The increase resulted from the increase in gross earnings offset somewhat by the increase in selling, general and administrative expenses discussed above.

     Interest Expense. Interest expense for the year ended December 31, 1997 of $102.2 million increased $7.7 million compared with interest expense for the year ended December 31, 1996. The increase was due primarily to higher average debt levels in the 1997 period compared with the corresponding 1996 average debt levels.

     Other Expense-Net. Other expense-net for the year ended December 31, 1997 decreased $0.5 million compared with the same period in 1996. Included in other expense-net for the years ended December 31, 1997 and 1996 are the amortization of deferred financing fees of $3.9 million in each period less certain miscellaneous income items.

     Income Tax Expense. The Company's effective tax rate differed from the federal statutory rate primarily due to state income taxes and nondeductible items.

     Income from Continuing/Discontinued Operations. Income from continuing operations for the year ended December 31, 1997 was $69.3 million, or $1.11 per share diluted, compared with income from continuing operations of $58 million, or $.91 per share diluted, for the year ended December 31, 1996.

     Income from discontinued operations for the year ended December 31, 1997 was $2.6 million, or $.04 per share diluted, compared with a loss from discontinued operations of $0.3 million for the year ended December 31, 1996.

     Gain on Sale of Discontinued Operations. During the third quarter of 1997 the Company recorded a gain on the sale of its Alamac Knit Fabrics subsidiary of $6.1 million, or $.10 per share diluted.

     Net Income. Net income for the year ended December 31, 1997 was $78 million, or $1.25 per share diluted, compared with net income of $57.7 million, or $.91 per share diluted, for the year ended December 31, 1996.

     Diluted per share amounts are based on 62.7 million and 63.7 million average shares outstanding for the 1997 and 1996 periods, respectively. The decrease in the average shares outstanding was primarily the result of the purchase by the Company of shares under the stock repurchase programs.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH YEAR ENDED DECEMBER 31, 1995

     Net Sales. Net sales for the year ended December 31, 1996 increased $83.6 million, or 5.9%, to $1,501.8 million compared with net sales of $1,418.2 million for the year ended December 31, 1995. The increase in net sales resulted primarily from higher unit volume in the 1996 period compared with the 1995 period.

     Gross Earnings/Margins. Gross earnings for the year ended December 31, 1996 of $372.4 million increased $13.3 million, or 3.7%, compared with $359.1 million for the same period of 1995 and reflect gross margins of 24.8% in the 1996 period compared with 25.3% in the 1995 period. Gross earnings increased in 1996 primarily as a result of the increase in unit volume, offset somewhat by a wage increase effective the beginning of the second quarter, higher raw material costs, and production challenges due to high customer demand and capacity constraints in the last half of 1996.

     Operating Earnings/Margins. Selling, general and administrative expenses increased by $3.5 million, or 1.9%, for the year ended December 31, 1996 compared with the same period of 1995, and as a percentage of net sales represent 12.2% in 1996 and 12.7% in 1995. The increase in selling, general and administrative expenses in 1996 was due primarily to higher warehousing/shipping and advertising expenses, offset somewhat by lower selling and trade receivables program expenses.

     Operating earnings were $188.5 million for the year ended December 31, 1996 compared with operating earnings of $26.3 million for the same period of 1995 which includes the amortization of excess reorganization value of $152.4 million. Operating earnings increased as a result of the increase in gross earnings offset somewhat by the increase in selling, general and administrative expenses, and the decrease in amortization of excess reorganization value which was completely amortized as of September 30, 1995.

     Interest Expense. Interest expense for the year ended December 31, 1996 of $94.5 million increased $1 million compared with interest expense for the year ended December 31, 1995. The increase was due primarily to higher average debt levels in the 1996 period compared with the corresponding 1995 average debt levels offset somewhat by lower interest rates on the Company's variable rate bank debt.

     Other Expense-Net. Other expense-net for the year ended December 31, 1996 decreased $0.2 million compared with the same period in 1995. Included in other expense-net for the years ended December 31, 1996 and 1995 are the amortization of deferred financing fees of $3.9 million in each period less certain miscellaneous income items.

     Income Tax Expense. The Company's effective tax rate differed from the federal statutory rate primarily due to state income taxes, nondeductible items and the effects of amortization of excess reorganization value in 1995.

     Income from Continuing/Discontinued Operations. Income from continuing operations for the year ended December 31, 1996 was $58 million, or $.91 per share diluted. For the year ended December 31, 1995, the loss from continuing operations was $102.3 million, or $1.57 per share diluted, including amortization of excess reorganization value of $152.4 million, or $2.34 per share diluted.

     Loss from discontinued operations for the year ended December 31, 1996 was $0.3 million. For the year ended December 31, 1995, the loss from discontinued operations was $27.5 million, or $.42 per share diluted, including amortization of excess reorganization value of $25.3 million, or $.38 per share diluted.

     Net Income. Net income for the year ended December 31, 1996 was $57.7 million, or $.91 per share diluted. For the year ended December 31, 1995, the net loss was $129.8 million, or $1.99 per share diluted, including amortization of excess reorganization value of $177.7 million, or $2.72 per share diluted. Excess reorganization value was completely amortized in 1995.

     Diluted per share amounts are based on 63.7 million and 65.4 million average shares outstanding for the 1996 and 1995 periods, respectively. The decrease in the average shares outstanding was primarily the result of the purchase by the Company of shares under the stock repurchase programs.

     Operating Earnings Before Certain Charges. Operating earnings for the year ended December 31, 1996 were $188.5 million, or 12.6% of sales, and increased $9.8 million, or 5.5%, compared with operating earnings (before the amortization of excess reorganization value) of $178.7 million, or 12.6% of sales, for the same period of 1995. The increase resulted from the increase in gross earnings offset somewhat by the increase in selling, general and administrative expenses discussed above.

EFFECTS OF INFLATION

     The Company believes that the relatively moderate rate of inflation over the past few years has not had a significant impact on its sales or profitability.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal sources of liquidity are expected to be cash from its operations and funds available under the Senior Credit Facility. The maximum commitment under the Senior Credit Facility is $550 million, and the Company estimates that it would have had approximately $158.4 million of unused borrowing availability on June 1, 1998, assuming consummation of the Financing Transactions on that date.

The Senior Credit Facility contains covenants which, among other things, limit indebtedness and require the maintenance of certain financial ratios and minimum net worth as defined. Interest under the Senior Credit Facility will be payable either at the base rate of Nationsbank, N.A. or at LIBOR plus a margin, such margin depending upon the Company's ratio of EBITDA (as defined therein) to cash interest expenses. See "Description of Certain Other Indebtedness -- Senior Credit Facility."

     The Company's principal uses of cash for the next several years will be operating expenses, capital expenditures and debt service requirements related primarily to interest payments. The Company spent approximately $160 million in 1997 on capital expenditures, including the purchase in February 1997 of towel manufacturing facilities from the Bibb Company, and intends to invest an additional $145 million in 1998.

     In February 1998 the Board of Directors declared a two-for-one stock split of its common stock payable on March 2, 1998 in the form of a 100% stock dividend to stockholders of record on February 16, 1998. Outstanding shares, stock purchases and earnings per share comparisons for all periods have been restated to reflect the stock split.

     During the first three months of 1998, the Company purchased approximately
1.3 million shares (on a split basis) under its various stock repurchase programs, at an average price of $23.92 per share. During 1997 the Company purchased approximately 3.4 million shares (on a split basis) under the various stock repurchase programs, at an average price of $19.64 per share. In August 1997 the Board of Directors approved the purchase of up to 6.0 million additional shares of the Company's common stock (on a split basis), subject to the Company's debt limitations, which brings the total shares that have been approved for purchase to 16.0 million shares (on a split basis). At March 31, 1998, approximately 4.5 million shares (on a split basis) remained to be purchased.

     Cash contributions to the Company's pension plans in 1998 are estimated to total approximately $3 million, compared with actual cash contributions in 1997 of $17.3 million.

     The Company, through a "bankruptcy remote" receivables subsidiary, has a Trade Receivables Program which provides for the sale of accounts receivable, on a revolving basis. At March 31, 1998, December 31, 1997 and December 31, 1996, $103.9 million, $111.8 million and $133 million, respectively, had been sold under this program and the sale is reflected as a reduction of accounts receivable in the Company's Consolidated Balance Sheets. The cost of the Trade Receivables Program in 1998 is estimated to total approximately $7 million, compared with $7.6 million in 1997, and will be charged to selling, general and administrative expenses.

     Prior to the consummation of the Financing Transactions, debt service requirements for interest payments in 1998 are estimated to total approximately $108 million (excluding amounts related to the Trade Receivables Program) compared with payments of $107.4 million in 1997. Debt service requirements in 1998 related to required principal amortization total approximately $3.8 million.

     On April 29, 1998, the Company announced the Tender Offers and consent solicitations for all of its outstanding 8 3/4% Senior Notes and its 9 3/8% Senior Subordinated Debentures. The purchase price for the 8 3/4% Senior Notes and 9 3/8% Senior Subordinated Debentures was based on a fixed spread of 0.375% and 0.500%, respectively, over the yield of the 5 5/8% of U.S. Treasury Notes due November 30, 1998, on the second business day prior to the expiration date. On June 9, 1998, utilizing the proceeds from the issuance of the Old Securities, the Company consummated the Tender Offer for each series of notes, retiring approximately 96% of each series of notes. On July 9, 1998, the Company redeemed all of its outstanding 9% Sinking Fund Debentures due 2017.

     Management believes that cash from the Company's operations and borrowings under its credit agreements will provide the funding necessary to meet the Company's anticipated requirements for capital expenditures and operating expenses and to enable it to meet its anticipated debt service requirements.

                                    BUSINESS

     The Company is engaged directly and indirectly through its subsidiaries in the manufacture, marketing and distribution of Home Fashions products. The Company manufactures and markets Home Fashions products for distribution to chain and department stores, mass merchants and specialty stores. Home Fashions products are manufactured and distributed under owned trademarks and pursuant to various licensing agreements. See "-- Trademarks and Licenses." The Company's management estimates that it has the largest market share in the domestic sheet and pillowcase market and shares leadership in the domestic bath towel market. Such estimates are calculated by the Company based on United States government data, publicly available information about the Company's competitors and information in trade publications.

PRODUCTS

     The Company manufactures and markets a broad range of bed and bath products, including decorative, private label and institutional sheets and towels, designer sheets and accessories, blankets, bedskirts, bedspreads, comforters, duvet covers, drapes, valances, throw pillows, shower curtains and table covers. Such products are made from a variety of fabrics, such as chambray, twill, sateen, flannel, linen, cotton and cotton blends and are available in a wide assortment of colors and patterns. The Company has positioned itself as a single-source supplier to retailers of bed and bath products, offering a broad assortment of products across multiple price points. Such product and price point breadth allows the Company to provide a comprehensive product offering for each major distribution channel.

TRADEMARKS AND LICENSES

     The Company's products are marketed under well-known and firmly established trademarks, brand names and private labels. The Company uses trademarks, trade names and private labels as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors. The Company's trademarks include ATELIER MARTEX(R), MARTEX(R), UTICA(R), STEVENS(R), LADY PEPPERELL(R) and VELLUX(R). In addition, certain products are manufactured and sold pursuant to licensing agreements under designer names that include, among others, Ralph Lauren Home Collection, Sanderson, Star Wars, Designers Guild and Esprit. The license agreements for the Company's designer brands generally are for a term of two or three years; some of the licenses are automatically renewable for additional periods, provided that certain sales thresholds set forth in the license agreements are met. No single license has accounted for more than 11% of the Company's total sales volume during any of the last five fiscal years. The following are the expiration dates for the licensing agreements discussed above: Ralph Lauren Home Collection, December 31, 2000; Sanderson, March 31, 1999; Star Wars, September 30, 2001 and Esprit, December 31, 2000.

MARKETING

     The Company is committed to developing and maintaining integral relationships with its customers through "Strategic Partnering," a program designed to improve customers' operating results by leveraging the Company's merchandising, manufacturing and inventory management skills. "Strategic Partnering" includes Electronic Data Interchange direct electronic entry systems, Quick Response and Vendor Managed Inventory customer delivery programs and point-of-sale processing. The Company incorporates Strategic Partnering into its planning, manufacturing and shipping systems, in order to enable it to efficiently and economically anticipate and respond to customers' inventory requirements. As a result, the Company is better able to plan and forecast its own production and inventory requirements. Sales of the Company's products are conducted through a divisional format consisting of the Fashion Brands, Mass Brands and International divisions. Within each domestic division, sales are conducted by business units consisting of marketing, merchandising, management information systems, finance and sales staff members under the supervision of an account executive. Business units are linked by a centralized manufacturing logistics and planning group and designer and administration groups. Each business unit focuses on one of the following channels of distribution: mass merchants; department and specialty stores; custom brands; Ralph Lauren; health and hospitality institutions; international and other independent channels to service specialized areas, including freestanding window treatments, blankets and baby bedding. This organization allows the Company to tailor its services and resources to the different requirements of each channel of distribution and customer.

     The Company works closely with its major customers to assist them in merchandising and promoting its products to the consumer. In addition, the Company periodically meets with its customers in an effort to maximize product exposure and sales and to jointly develop merchandise assortments and plan promotional events specifically tailored to the customer. The Company provides merchandising assistance with store layouts, fixture designs, advertising and point-of-sale displays. A national consumer and trade advertising campaign and comprehensive internet web site have served to enhance brand recognition. The Company also provides its customers with suggested customized advertising materials designed to increase its product sales.

     Approximately 86% of the Company's sales are made to retail establishments in the United States, including chain and department stores, mass merchants, and specialty bed and bath stores. Finished products are distributed to retailers directly from the Company's plants. Distribution to hospitals and other healthcare establishments account for most of the remaining portion of the Company's sales. Certain institutional products also are sold directly and through distributors to major hotel and motel chains, and to laundry supply businesses. In addition to domestic sales, the Company distributes its products for eventual sale to certain foreign markets, principally Canada, Mexico, the United Kingdom, continental Europe, the Middle East and the Far East. International operations accounted for less than 5% of the total revenues of the Company in 1997.

     In addition, certain products of the Company are sold through WestPoint Stevens Stores Inc., a wholly-owned subsidiary of the Company ("WestPoint Stores"). WestPoint Stores currently consists of 43 geographically dispersed, value-priced outlets throughout the United States and in Canada, some of which are located in factory outlet shopping centers. The products sold in WestPoint Stores are first quality (including overstocks), seconds, discontinued items and other products.

INVENTORY MANAGEMENT, ELECTRONIC COMMUNICATION AND DELIVERY

     The Company uses EDI, Quick Response and Vendor Managed Inventory replenishment programs, point-of-sale data and the latest available technology in retail warehouse and shelf space management to minimize inventory and maximize floor stock turnover for its customers. The Company's EDI system allows customers to place orders, and allows the Company to fill, track and bill orders, all by computer. This system enables the Company to ship products on a Quick Response basis so that customers can maintain lower inventories and react rapidly to changes in product demand. In addition, the Company is using Vendor Managed Inventory and dedicating certain manufacturing facilities to servicing key strategic customers. The Company anticipates that these programs will result in lower transportation expense and reduced distribution complexities for its customers. Through the use of the Nielsen Spaceman III category management program, the Company supports its customers' efforts to improve operating results through efficient inventory and shelf space management. The Company's objective is to provide its customers with 100% delivery reliability in terms of order quantities and delivery schedules. The Company believes that the use of in-house transportation has enabled the Company to maintain a high level of on-time delivery.

SEASONALITY; INVENTORY

     Traditionally, the Home Fashions industry has been seasonal, with peak sales seasons in the summer and fall. In accordance with industry practice, the Company increases its inventory levels during the first six months of the year to meet customer demands for the summer and fall peak seasons. The Company's commitment to EDI, Quick Response, and Vendor Managed Inventory, however, has facilitated a more even distribution of products throughout the calendar year.

CUSTOMERS

     The Company is pursuing strategic relationships with key merchandisers. An important component of the Company's strategy is to increase its share of shelf and floor space by strengthening its partnership with its customers. The Company is working closely with retailers and is sharing information and business practices with them to improve service and achieve higher profitability for both the retailer and the Company.

     The Company's Home Fashions products are sold to chain stores, including, among others, J.C. Penney Company, Inc. ("J.C. Penney"), and Sears Roebuck & Co., Inc. ("Sears"); mass merchants such as Wal-Mart Stores, Inc. ("Wal-Mart"), Kmart Corporation ("Kmart") and Target Stores (a division of Dayton Hudson Corporation); and department and specialty stores, including Federated Department Stores and Mervyn's (also a division of Dayton Hudson Corporation). The above named customers, which are the Company's six largest customers, accounted for approximately 52% of the net sales of the Company during the fiscal year ended December 31, 1997. In 1997 sales to Dayton Hudson Corporation were 13% of the net sales of the Company and sales to Kmart were 10% of the net sales of the Company. Each of such customers has purchased goods from the Company in each of the last 10 years.

MANUFACTURING

     The Company currently uses the latest manufacturing and distribution equipment and technologies in its mills. Management therefore believes that the Company is one of the most efficient manufacturers in the Home Fashions industry. Over the past five years, the Company has spent approximately $522 million to modernize its manufacturing and distribution systems, approximately $160 million which was spent during 1997, including the purchase in February 1997 of towel manufacturing facilities from the Bibb Company. The capital expenditures have been used to, among other things, replace older looms with wider, faster, more efficient air jet looms, replace ring spinning with open-end and air jet spinning, modernize with high speed multicolor printing equipment, and further automate the Company's cut and sew operations. New air jet looms produce at higher speeds than older looms, yielding fewer defects, requiring less maintenance and providing cleaner and safer working environments. Using air jet technology, compressed air propels the filling yarn at high speeds, with robotics handling fabric cutting and tucking. The Company's new open-end spinning machines use computerized monitors and sensors which track and analyze the work, streamline information gathering and detect defects immediately, to improve yarn quality. The Company intends to invest approximately $145 million in capital improvements in 1998, which includes the addition of new wide air jet looms, the continued conversion of the Company's older narrow looms to higher speed, wider air jet looms, construction of new and expanded distribution centers and installation of dyeing and finishing equipment, and automated fabricating equipment and distribution management systems which will further eliminate labor-intensive and costly manufacturing steps and improve distribution efficiency and expand capacity. These capital programs have resulted, and are expected to continue to result, in improved product quality, increased efficiency and capacity, lower costs and quicker response time to customer orders. The Company (including its subsidiaries) owns and utilizes 23 manufacturing facilities located primarily in the Southeastern United States and leases a manufacturing facility in England.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     On June 9, 1998, the Company entered into an amended Senior Credit Facility with certain lenders (collectively, the "Banks"). The Senior Credit Facility consists of a revolving credit facility in the aggregate principal amount of up to $550,000,000 (the "Revolver"). Interest under the Senior Credit Facility is payable either at the base rate of Nationsbank, N.A. or at LIBOR plus a margin, such margin depending upon the Company's ratio of EBITDA (as defined therein) to cash interest expense. The Company will pay a facility fee in an amount equal to 0.25% of each Bank's commitment under the Revolver. The loans under the Senior Credit Facility will be secured by the pledge of substantially all the stock of the Company's subsidiaries and a first priority lien on substantially all of the assets of the Company and its subsidiaries, other than accounts receivable of the Company sold to the Receivables Subsidiary (as defined).

     The Revolver contains a number of customary covenants including, among others, restrictions on the incurrence of indebtedness, liens, and guarantees. Certain provisions will require the Company to maintain a minimum consolidated net worth (as defined), a minimum current ratio and a minimum interest coverage ratio. The Company will be permitted to make restricted payments in an amount up to 50% of net income after March 31, 1998, plus other adjustments.

TRADE RECEIVABLES PROGRAM

     The Company, through a "bankruptcy remote" receivables subsidiary ("Receivables Subsidiary"), has a trade receivables program ("Trade Receivables Program") which provides for the sale of accounts receivable, on a revolving basis. At March 31, 1998 and December 31, 1997 and 1996, $103.9 million, $111.8 million and $133.0 million, respectively, had been sold under this program and the sale is reflected as a reduction of accounts receivable in the accompanying Consolidated Balance Sheets. The Trade Receivables Program was financed through the issuance of (a) $115.0 million of Floating Rate Class A Trade Receivables Participation Certificates ("Class A Certificates"); (b) $18.0 million of Floating Rate Class B Trade Receivables Participation Certificates ("Class B Certificates"); and (c) $27.0 million of Investor Revolving Certificates. The Class A Certificates and Class B Certificates bear interest at LIBOR plus 0.270% and LIBOR plus 0.570%, respectively, and the Investor Revolving Certificates bear interest at LIBOR plus 0.375%. The expected final payment date of amounts outstanding under the Trade Receivables Program is May 18, 1999, but earlier termination could occur upon the occurrence of certain defined events. The cost of the Trade Receivables Program is charged to selling and administrative expense.

     The Trade Receivables Program requires the Company and Receivables Subsidiary to perform certain servicing obligations with respect to the existing and future accounts receivable sold by the Company. The Company is not subject to any financial covenants under the Trade Receivables Program, but the documentation for the Trade Receivables Program provides for early termination of the Trade Receivables Program and early payment of the securities issued thereunder upon certain events, which include the incurrence of losses or delinquencies on the receivables in excess of certain levels or the bankruptcy or insolvency of the Company. See "Risk Factors -- Trade Receivables Program."

THE 8 3/4% SENIOR NOTES AND 9 3/8% SENIOR SUBORDINATED DEBENTURES

     The approximately $15.4 million aggregate principal amount of 8 3/4% Senior Notes not redeemed pursuant to the Tender Offers will be general unsecured obligations of the Company and will rank senior in right of payment to the approximately $22.8 million aggregate principal amount of 9 3/8% Senior Subordinated Debentures not redeemed pursuant to the Tender Offers and pari passu in right of payment with all Senior Indebtedness of the Company. The
9 3/8% Senior Subordinated Debentures will be general unsecured obligations of the Company and subordinate in right of payment to the 8 3/4% Senior Notes and all other existing and future Senior Indebtedness of the Company pari passu with any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company.

     The 8 3/4% Senior Notes bear interest at the rate of 8 3/4% per annum, payable semi-annually on June 15 and December 15 of each year. They are redeemable, in whole or in part at any time on or after December 15, 1998, at the option of the Company, at the redemption prices set forth therein, together with accrued and unpaid interest to the date of redemption. The 9 3/8% Senior Subordinated Debentures bear interest at the rate of 9 3/8% per annum, payable semiannually on June 15 and December 15 of each year. They are redeemable, in whole or in part at any time on or after December 15, 1998, at the option of the Company, at the redemption prices set forth therein, together with accrued and unpaid interest to the date of the redemption.

                         DESCRIPTION OF THE SECURITIES

     The Exchange Securities offered hereby will be issued as a separate series under the Indenture governing the Senior Notes due 2005 and the Indenture governing the Senior Notes due 2008 (collectively the "Indentures") each dated as of June 9, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"). The form and terms of the Exchange Securities are the same as the form and terms of the Old Securities (which they replace) except that (i) the Exchange Securities will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Securities will not be entitled to certain rights of holders of Old Securities under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Securities in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Securities issued in the Initial Offering and the Exchange Securities offered hereby are referred to collectively as the "Securities."

     The terms of the Securities include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indentures. The Securities are subject to all such terms and Holders of the Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the Indentures, including the definitions therein of certain terms used below. The definitions of certain capitalized terms used in the following summary are set forth under "-- Certain Definitions." Securities that remain outstanding after consummation of the Exchange Offer and the applicable Exchange Securities will be treated as a single class of Securities under the applicable Indenture.

GENERAL

     The Senior Notes due 2005 will be senior obligations of the Company limited to $525 million in aggregate principal amount. The Senior Notes due 2005 will bear interest at the rate of 7 7/8% per annum, payable semiannually in arrears on June 15 and December 15 in each year to Holders of record of the Senior Notes due 2005 at the close of business on the June 1 or December 1 next preceding the interest payment date. Interest will initially accrue from the date of original issuance and the first interest payment date will be December 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Senior Notes due 2005 mature on June 15, 2005 and will be issued only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

     The Senior Notes due 2008 will be senior obligations of the Company limited to $475 million in aggregate principal amount. The Senior Notes due 2008 will bear interest at the rate of 7 7/8% per annum, payable semi-annually in arrears on June 15 and December 15 in each year to Holders of record of the Senior Notes due 2008 at the close of business on the June 1 or December 1 next preceding the interest payment date. Interest will initially accrue from the date of original issuance and the first interest payment date will be December 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Senior Notes due 2008 mature on June 15, 2008 and will be issued only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

     Holders of Securities must surrender the Securities to the applicable Paying Agent to collect principal payments. The Company will pay principal and interest by check and will mail interest checks to a holder's registered address. Each Trustee initially will act as Paying Agent and Registrar under the applicable Indenture. The Company may change the Paying Agent or Registrar without prior notice to the Holders of Securities.

OPTIONAL REDEMPTION

     The Securities will be redeemable, in whole or in part, at the option of the Company at 100% of the principal amount thereof plus the Make-Whole Premium, together with all accrued and unpaid interest thereon. The Securities are not subject to redemption through the operation of a sinking fund.

     If less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are then listed or, if the Securities are not then listed on a national securities exchange, on pro rata basis, by lot or by such method as the applicable Trustee shall deem fair and appropriate. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days prior to the redemption date to each Holder of the applicable Securities to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the applicable Securities or portions thereof called for redemption.

RANKING

     The Securities will rank pari passu in right of payment with all existing or future unsubordinated indebtedness of the Company and senior to all subordinated indebtedness of the Company. The Senior Notes due 2005 and Senior Notes due 2008 will rank pari passu in right to payment with each other. As of March 31, 1998, claims of holders of the Securities would have been structurally subordinated to $62.2 million of indebtedness and other liabilities of the Company's subsidiaries. See "Risk Factors -- Ranking; Asset Encumbrances."

CERTAIN COVENANTS

     Each of the Indentures (unless otherwise noted) provides that the covenants set forth below will be applicable to the Company and the Restricted Subsidiaries; provided, however, that if no Default has occurred and is continuing, after the ratings assigned to an applicable issue of Securities by any two of the Rating Agencies are equal to or higher than BBB- and Baa3, or the equivalents thereof, as applicable (the "Investment Grade Ratings"), and notwithstanding that such Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of the Indenture governing such Securities described under "Limitation on Additional Indebtedness," clause (b) of the first paragraph and clause (c) of the second paragraph of "Limitation on Designations of Unrestricted Subsidiaries," and clause (v) of the first paragraph of "Consolidations, Mergers and Sales of Assets."

     Limitation on Additional Indebtedness. The Indentures provide that the Company will not, and will not permit any of the Restricted Subsidiaries to, incur any Indebtedness (including any Acquired Indebtedness) except for:

          (a) the Securities;

          (b) Indebtedness (including letters of credit) of the Company and the Restricted Subsidiaries under the Senior Credit Facility in an aggregate principal amount not to exceed $800 million;

          (c) Indebtedness of the Company and the Restricted Subsidiaries incurred pursuant to Interest Rate Protection Obligations and foreign exchange contracts, currency swaps or similar agreements;

          (d) Indebtedness between and among the Company and the Restricted Subsidiaries or between and among any of the Restricted Subsidiaries;

          (e) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and the Restricted Subsidiaries, in each case with respect to the acquisition after the Issue Date of Productive Assets;

          (f) Indebtedness of the Company and the Restricted Subsidiaries resulting from the endorsement of negotiable instruments in the ordinary course of business;

          (g) replacements, renewals, refinancings and extensions of Indebtedness outstanding on the Issue Date (other than any Indebtedness to be repaid or retired with the net proceeds from the sale of the

     Securities) and Indebtedness incurred or permitted in compliance with clauses (a), (e) and (i) of this covenant; provided that the principal amount of Indebtedness incurred pursuant to this clause (g) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness, plus any accreted value attributable thereto since the original issuance of such Indebtedness), plus the amount of any premium required to be paid in connection with such replacement, renewal, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or the Restricted Subsidiary, as applicable, as necessary to accomplish such replacement, renewal, refinancing or extension by means of a tender offer or privately negotiated purchase, plus the amount of fees and expenses in connection therewith;

          (h) unsecured Indebtedness of the Company and the Restricted Subsidiaries not exceeding $100 million in aggregate principal amount outstanding at any time;

          (i) Indebtedness of the Company and the Restricted Subsidiaries secured by a Lien on accounts receivable of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed 85% of the face amount of outstanding accounts receivable of the Company and such Restricted Subsidiaries; and

          (j) other Indebtedness of the Company and the Restricted Subsidiaries, if at the time of and after giving pro forma effect to the incurrence of such Indebtedness (including the application of the proceeds thereof) and any Asset Acquisitions and any Asset Sales that occurred during the period beginning four full fiscal quarters immediately prior to such incurrence as though such events occurred on the first day of such period, the Consolidated EBITDA Coverage Ratio for such four fiscal quarter period of the Company is equal to or greater than 1.75:1.0.

     For purposes of determining compliance with this "Limitation on Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

     Limitation on Consolidations, Mergers and Sales of Assets. The Indentures provide that the Company will not, and will not permit any of the Restricted Subsidiaries to, consolidate with or merge with or into any other Person or sell, assign, convey, lease or transfer all or substantially all of its properties and assets in a single transaction or through a series of transactions, if such transaction or series of transactions would result in a sale, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, unless: (i) the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the surviving entity shall expressly assume, by supplemental indentures executed and delivered to the Trustees, in form and substance reasonably satisfactory to such Trustees, all of the obligations of the Company under the Indentures and the Securities and the Registration Rights Agreements; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing under the Indentures; (iv) the Company or the surviving entity (if the transaction or series of transactions involves the Company) shall have delivered to the Trustees under the Indentures an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if supplemental indentures are required in connection with such transaction or series of transactions, each such supplemental indenture complies with this covenant and that all conditions precedent in the Indentures relating to the transaction or series of transactions have been satisfied; and (v) the Company or the surviving entity (if the transaction or series of transactions involves the Company) shall immediately after giving effect to such transaction or series of transactions on pro forma basis (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions) be permitted to incur $1.00 of additional Indebtedness under clause (j) of the "Limitation on Additional Indebtedness" covenants and other applicable restrictions on additional Indebtedness.

     Upon any consolidation or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the applicable Indenture and the Securities and the Registration Rights Agreements, with the same effect as if such successor corporation had been named as the Company therein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under the Indentures and the Securities.

     The Indentures will provide that for all purposes of the Indentures and the Securities (including the provision of this covenant and the covenants described in "-- Limitation on Additional Indebtedness" and "-- Limitations on Liens"), Subsidiaries of any Surviving Entity shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with "-- Limitation on Designations of Unrestricted Subsidiaries."

     Limitation on Liens. The Indentures provide that the Company and the Restricted Subsidiaries will not, directly or indirectly, incur any consensual Lien to secure Indebtedness, other than Permitted Liens, upon any of their property or assets owned or acquired on or after the Issue Date unless (i) where such Lien secures Indebtedness ranking pari passu with the applicable Securities, excluding Indebtedness under the Senior Credit Facility, all payments due under the applicable Indenture and the applicable Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, or (ii) where such Lien secures Subordinated Indebtedness, the applicable Securities are secured by a Lien on such property or assets that is senior in priority to the Lien securing such Subordinated Indebtedness. Any Lien which secures the Securities shall automatically and unconditionally be released upon the release or discharge of the Lien which resulted in the creation of such Lien with respect to the applicable Securities, except a discharge or release by or as a result of foreclosure on the subject collateral.

     Limitation on Designations of Unrestricted Subsidiaries. The Indentures provide that the Company may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (b) the Company would be permitted under the Indentures to incur $1.00 of additional Indebtedness pursuant to clause (j) of the covenant described under "-- Limitation on Additional Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indentures.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the applicable Trustee together with an officer's certificate certifying compliance with the foregoing provisions. Any Receivables Subsidiary shall at all times be an Unrestricted Subsidiary and each of WPSI Inc. and Alamac Sub Holdings Inc. shall initially constitute an Unrestricted Subsidiary.

     Limitation on Sale and Leaseback Transactions. The Indentures provide that the Company will not, and will not permit any of the Restricted Subsidiaries to, enter into after the Issue Date any arrangement with any Person providing for the leasing to the Company or any such Restricted Subsidiary of any real or tangible personal property (except for leases between or among the Company and any of the Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing (a "Sale/Leaseback Transaction"), unless (a) the Company or such Restricted Subsidiary would be entitled under either clause (f) or would be entitled under clause (j) of the covenant described under "-- Limitation on Additional Indebtedness" to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such arrangement and (b) the gross proceeds of any such sale are at least equal to the Fair Market Value of such property.

EVENTS OF DEFAULT

     The following are Events of Default ("Events of Default") under the
Indentures:

          (a) default in the payment of any interest on the Securities when it becomes due and payable, and continuance of any such default for a period of 30 days; or

          (b) default in the payment of the principal of, or premium, if any, on the Securities issued thereunder, when due, at maturity, upon redemption, pursuant to an offer to purchase required under the applicable Indenture pursuant to the Change of Control provisions or otherwise, by acceleration or otherwise; or

          (c) the Company fails to comply with any of its obligations described under "-- Consolidation, Merger, Sale of Assets, Etc." or "-- Change of Control;" or

          (d) the Company fails to perform or observe any other term, covenant or agreement contained in the applicable Securities or Indenture (other than a default specified in (a), (b) or (c) above) for a period of 45 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the applicable Trustee or
     (y) to the Company and the applicable Trustee by the holders of 25% in aggregate principal amount of the applicable Securities then outstanding; or

          (e) default or defaults under one or more agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25 million individually or in the aggregate and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults results in the acceleration of the maturity of such Indebtedness; or

          (f) one or more judgments, orders or decrees for the payment of money in excess of $25 million (to the extent not covered by insurance), either individually or, in an aggregate amount, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be paid, discharged or fully bonded and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (g) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary shall have occurred.

     If an Event of Default (other than an Event of Default specified in clause
(g) above with respect to the Company) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the applicable Securities outstanding may, by written notice, and the applicable Note Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the applicable Securities outstanding shall, declare the principal of, premium, if any, and accrued interest on, all the applicable Securities to be due and payable immediately. Upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (g) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of either Trustee or any Holder of either Securities. In the event of an acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, cured by the Company or such Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the acceleration with respect thereto.

     After a declaration of acceleration, the Holders of a majority in aggregate principal amount of the applicable issue of outstanding Securities may, by notice to the applicable Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of principal of, premium, if any, and accrued interest on such Securities, that has become due solely as a result of the acceleration thereof, and if the rescission of acceleration would not conflict with any judgment or decree. Past defaults under an Indenture (except a default in the payment of the principal of, premium, if any, or interest on any Security issued thereunder or in respect of a covenant or a provision which cannot be modified or amended without the consent of all holders of such Securities) may be waived by the Holders of a majority in aggregate principal amount of the applicable issue of outstanding Securities.

     No Holder of any Security has any right to institute any proceeding with respect to the applicable Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the applicable issue of outstanding Securities have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as Trustee, such Trustee has failed to institute such proceeding within 60 days after receipt of such notice and such Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the applicable issue of Securities. Such limitations do not apply, however, to a suit instituted by a Holder of a Security for the enforcement of the payment of the principal of, premium, if any, or accrued interest on, such Security on or after the respective due dates expressed in such Security.

     During the existence of an Event of Default under the Indentures, the applicable Trustee is required to exercise such rights and powers vested in it under the applicable Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing under an Indenture, the applicable Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions of the Indentures concerning the rights of the Trustees, the Holders of a majority in aggregate principal amount of the applicable issue of outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees under the Indentures, or exercising any trust, or power conferred on the Trustees.

CHANGE OF CONTROL TRIGGERING EVENT

     In the event of a Change of Control Triggering Event (the date of such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 90 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Notice of a Change of Control Offer shall be mailed by the Company to the Holders not less than 30 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. It is anticipated that a Change of Control will constitute an event of default under the Senior Credit Facility, which will allow the Banks to accelerate their loans and to require the Company to prepay all of its obligations under the Senior Credit Facility. A Change of Control will not constitute an event of default under any other Indebtedness of the Company.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed, in connection with the repurchase of Securities pursuant to a Change of Control Offer, and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance, shall not be deemed a Default under the Indenture. Neither the Board of Directors nor a Trustee may waive the Company's obligations to repurchase the applicable issue of Securities upon a Change of Control Triggering Event.

     There can be no assurance that the Company will have sufficient funds to purchase the Securities upon a Change of Control Triggering Event. With respect to the sale of assets, the phrase "all or substantially all" as used in the Indentures (including as set forth under "-- Certain Covenants -- Limitations on Consolidations, Mergers and Sale of Assets") varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which will govern the Indentures) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, and, therefore, the ability of the holders of Securities to require a purchaser of the assets of the Company to assume all of the Company's obligations under the Indentures may be uncertain.

REPORTS

     Pursuant to the Indentures, the Company will file with each Trustee, within 15 days after filing with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with, each Trustee as if it were subject to such periodic reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause such reports containing financial information to be mailed to the holders of the Securities within 15 days after filing such report with the Commission. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year.

DEFEASANCE

     The Company may at any time terminate all of its obligations with respect to an Indenture ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Securities issued thereunder, to replace mutilated, destroyed, lost or stolen Securities issued thereunder and to maintain agencies in respect of the Securities issued thereunder. The Company may at any time terminate its obligations under certain covenants set forth in an Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Securities ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the Holders with the applicable Trustee money or U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the Senior Notes to redemption or maturity and comply with certain other conditions, including the delivery of an opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

     The Company may discharge an Indenture, which will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities issued thereunder) as to all outstanding Securities issued thereunder, when either (a) all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid) have been delivered to the applicable Trustee for cancellation; or
(b)(i) all such Securities not theretofore delivered to the applicable Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to such Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of maturity or redemption; and (ii) the Company has delivered irrevocable instructions to the applicable Trustee to apply the deposited money toward the payment of such Securities at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the applicable Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

CONSENTS, WAIVERS AND MODIFICATIONS

     From time to time, the Company, when authorized by resolutions of its Board of Directors, and the Trustees may, without the consent of the Holders of the Securities, amend, waive or supplement an Indenture or the Securities issued thereunder for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indentures under the Trust Indenture Act, or making any change that does not adversely affect the rights of any Holder of Securities issued thereunder; provided, however, that the Company shall have delivered to the Trustees an Opinion of Counsel stating that such change does not materially and adversely affect the rights of any such Securityholder. Other amendments and modifications of the Indentures or the Securities may be made by the Company and Trustees with the consent of the Holders of not less than a majority of the outstanding aggregate principal amount of the applicable issue of Securities; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Senior Note due 2005 or Senior Note due 2008, as the case may be, affected thereby, (i) reduce the principal amount of, extend the fixed maturity of, or alter the redemption provisions of such Securities, (ii) change the currency in which such Securities or any premium or the interest thereon is payable, (iii) reduce the percentage in outstanding principal amount of such Securities which must consent to an amendment, supplement or waiver or consent to take any action under such Securities or the applicable Indenture,
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to such Securities, (v) upon the occurrence of a Change of Control, alter the Company's obligation to purchase such Securities in accordance with the applicable Indenture or waive any default in the performance thereof, (vi) waive a default in payment with respect to such Securities, (vii) reduce or change the rate or time for payment of interest on such Securities, or (viii) affect the ranking of such Securities.

REGARDING THE TRUSTEE

     The Bank of New York will serve as Senior Note due 2005 Trustee under the Senior Note due 2005 Indenture and as Senior Note due 2008 Trustee under the Senior Note due 2008 Indenture.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain defined terms used in each of the Indentures (except as noted). Reference is made to the Indentures for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "8 3/4% Senior Notes" means the Company's 8 3/4% Senior Notes due 2001.

     "9 3/8% Senior Subordinated Debentures" means the Company's 9 3/8% Senior Subordinated Debentures due 2005.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition of such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person's becoming a Restricted Subsidiary or such acquisition.

     "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) or Investment by the Company or any Restricted Subsidiary to or in any other Person, or purchase or acquisition of Capital Stock, by the Company or any of its Restricted Subsidiaries of any other Person, in either case pursuant to which such other Person shall become a Restricted Subsidiary of the Company or any of the Restricted Subsidiaries or shall be merged with or into the Company or any of the Restricted Subsidiaries or (ii) any acquisition by the Company or any of the Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions (including by way of sale and leaseback), of (i) any Capital Stock of any Restricted Subsidiary or (ii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. The term "Asset Sale" shall not include (a) any sale by the Company of its Capital Stock, (b) sales of inventory, rental assets and real estate held for sale in the ordinary course of business in accordance with past practices, (c) Capitalized Lease Obligations or
(d) sales of receivables as contemplated by the Trade Receivables Facility.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the applicable, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification, and delivered to the applicable Trustee.

     "Capital Stock" means, with respect to any Person, any and all shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, any Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indentures, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) investments in direct obligations of the United States government maturing within one year of the date of acquisition,
(ii) investments in certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200 million, (iii) repurchase obligations with a term of not more than 90 days for direct obligations of the United States government or entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investment in commercial paper given the highest rating by Standard & Poor's and Moody's and maturing not more than one year from the date of acquisition, (v) investments in mutual funds which invest exclusively in items described in (i)-(iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the applicable Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the net income of any Person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) any gain or loss realized upon the termination of any employee pension benefit plan (on an after-tax basis), (iv) gains in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (on an after-tax basis), (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or the making of distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (vi) the effect of any charge taken in connection with the Financing Transactions, (vii) the amortization of goodwill,
(viii) the non-cash portion of any income taxes accrued in accordance with GAAP for such period and (ix) all non-cash extraordinary, unusual or non-recurring charges for which no cash accrual is required.

     "Consolidated EBITDA" means, for any period, the Consolidated Adjusted Net Income of the Company and the Restricted Subsidiaries for such period increased to the extent deducted in determining Consolidated Adjusted Net Income by the sum of: (i) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of the Company and the Restricted Subsidiaries paid or accrued for such period (including amortization of original issue discount and interest with respect to Capitalized Lease Obligations); (iii) the aggregate amount of cash dividends and other distributions declared, or paid on Capital Stock other than Common Stock of the Company and the Restricted Subsidiaries for the period; (iv) depreciation expense of the Company and the Restricted Subsidiaries; (v) amortization expense of the Company and the Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs; and (vi) any other non-cash charges of the Company and the Restricted Subsidiaries to the extent deducted in determining the Consolidated Adjusted Net Income of the Company, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA Coverage Ratio" means the ratio of (i) Consolidated EBITDA of the Company for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (ii) the sum of (a) all interest expense of the Company and the Restricted Subsidiaries paid or accrued (including amortization of original issue discount and interest with respect to Capitalized Lease Obligations) and (b) the aggregate amount of cash dividends and other distributions declared or paid on Disqualified Stock of the Company and the Restricted Subsidiaries, in each case for such four full fiscal quarter period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, "Consolidated EBITDA" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis as if the applicable issue of Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Sales, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of the Consolidated EBITDA Coverage Ratio, (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or Restricted Subsidiary had directly incurred such guaranteed Indebtedness.

     "Debt Securities" means any debt securities (including any guarantee of such securities) issued by the Company and/or any Restricted Subsidiary in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its Affiliates to 10 or more beneficial holders).

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (in each case, other than into common stock of the Company), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Maturity Date of the specified Security. Notwithstanding the foregoing, in no event shall Capital Stock that is considered Disqualified Stock solely by reason of such Capital Stock being convertible at the option of the holder of such capital stock into other Capital Stock (other than Disqualified Stock) constitute Disqualified Stock.

     "Duff & Phelps" means Duff and Phelps Credit Rating Co. and its successors.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination. The Company may, by notice to the applicable Trustee, elect to use GAAP principles as in effect on the date of such election.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books, as the context requires.

     "incur" means, with respect to any Indebtedness, to directly or indirectly create, incur, assume, unconditionally guarantee or in any manner become liable for such Indebtedness, whether contingently or otherwise, provided that neither the accrual of interest nor the acquisition of original issue discount shall be considered an incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, Securities, notes or other similar instruments, (iii) all Capitalized Lease Obligations, (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement which purchase price is due more than six months from the date of incurrence (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations issued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all the assets of another Person or a merger or consolidation,
(vi) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transactions entered into in the ordinary course of business, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured. For purposes of the "Limitation on Additional Indebtedness" covenant, "Indebtedness" shall include all Capital Stock that is (i) in the case of any Restricted Subsidiary, not common stock of such Restricted Subsidiary and (ii) Disqualified Stock of the Company.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person.

     "Make-Whole Premium" means, with respect to any Security at any Redemption Date, the excess, if any, of (a) the aggregate present value of the sum of the principal amount and premium of such Securities, discounted on a semi-annual bond equivalent basis from such Redemption Date to June 15, 2005 in the case of the Senior Notes due 2005, or to June 15, 2008 in the case of the Senior Notes due 2008, at a per annum interest equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption or declaration of accelerated payment) plus (i) 37.5 basis points, in the case of the

Senior Notes due 2005 and (ii) 50.0 basis points, in the case of the Senior Notes due 2008, over (b) the aggregate principal amount of the Security being redeemed or paid.

     "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Permitted Liens" means (a) Liens on property of (or on shares of Capital Stock or debt securities of) a Person existing at the time such Person (i) is merged into or consolidated with the Company or any Restricted Subsidiary or
(ii) becomes a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger, consolidation or acquisition; (b) Liens existing on the Issue Date; (c) Liens in favor of the Company or Liens on any property or assets of a Subsidiary (or on shares of Capital Stock or debt securities of a Subsidiary) in favor of the Company or any Restricted Subsidiary; (d) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, obligations under franchise arrangements entered into in the ordinary course of business and other obligations of a similar nature arising in the ordinary course of business; (e) Liens securing Indebtedness under the Senior Credit Facility; (f) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or any of the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the incurrence of such Indebtedness is permitted by "-- Certain
Covenants -- Limitation on Additional Indebtedness" above and (IV) such Liens attach prior to 270 days after such purchase, construction, installation, repair, addition or improvement; (g) Liens to secure any refinancings (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (h) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (i) Liens on and pledges of the capital stock of any Unrestricted Subsidiary; (j) Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (l) Liens arising out of any sale of accounts receivable in the ordinary course to or by a Receivables Subsidiary; (m) Liens on acquired property or assets of a Restricted Subsidiary to secure Indebtedness of such Restricted Subsidiary (other than Indebtedness evidenced by Disqualified Stock) or a guarantee thereof; provided, however, that such Liens were not created in contemplation of such acquisition; (n) Liens to secure the Indebtedness described in clause (i) under "-- Certain Covenants -- Limitation on Additional Indebtedness"; and (o) Liens on assets of Restricted Subsidiaries to secure Indebtedness of the Company and the Restricted Subsidiaries (other than Debt Securities).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Productive Assets" means assets of a kind used or usable in the business of the Company and the Restricted Subsidiaries.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary (i) issued to finance or refinance (including any extensions or renewals) the purchase or construction of any assets of the Company or any Restricted Subsidiary or (ii) secured by a Lien on any assets of the Company or any Restricted Subsidiary where the lender's sole recourse is to the assets so encumbered in either case to the extent (a) the purchase or construction costs for such assets are included as an asset on the balance sheet of the Company in accordance with GAAP and (b) the purchase or construction of such assets is not part of any acquisition of a Person or a business unit.

     "Rating Agencies" means (i) Standard & Poor's, (ii) Moody's and (iii) Duff & Phelps.

     "Rating Category" means (i) with respect to Standard & Poor's, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) with respect to Duff & Phelps BB, B, CCC and D (or equivalent successor categories). In determining whether the rating of the applicable Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's; 1, 2 and 3 for Moody's; or + and - for Duff & Phelps) shall be taken into account (e.g., with respect to Standard & Poor's, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

     "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the applicable Securities is under publicly announced consideration for possible downgrading by any two of the Rating Agencies): (a) in the event that the applicable Securities have an Investment Grade Rating, the rating of the applicable Securities by two of such Rating Agencies shall be reduced below Investment Grade, or (b) in the event the applicable Securities are rated below Investment Grade by two of such Rating Agencies on the Rating Date, the rating of the applicable Securities by any of two Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Receivables Subsidiary" means a bankruptcy-remote Subsidiary of the Company party to a Trade Receivables Facility. The term "bankruptcy remote" means that the Receivables Subsidiary's charter and by-laws and certain other documentation relating to a Trade Receivables Facility will contain provisions that are intended to prevent such Subsidiary from becoming subject to a voluntary or involuntary bankruptcy proceeding. These provisions may include a requirement of one or more directors who are not otherwise affiliated with the Company.

     "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to the applicable Indenture and Securities.

     "Restricted Subsidiaries" means all of the Company's existing and future Subsidiaries that are not designated Unrestricted Subsidiaries on the Issue Date or in accordance with the covenant "Limitation on Designations of Unrestricted Subsidiaries."

     "Senior Credit Facility" means the Amended and Restated Credit Agreement dated as of June 9, 1998, among the Company, the financial institutions party thereto in their capacities as lenders thereunder and Nationsbank, N.A., as Administrative Agent for the banks, as the same may be amended from time to time and increased in compliance with the covenant "Limitation on Incurrence of Additional Indebtedness", and any agreement evidencing (whether initial or successive) one or more refinancings, modifications, replacements, renewals, restatements, refundings, deferrals, extensions, substitutions, supplements, reissuances or resales thereof.

     "Significant Subsidiary" means, at any particular time, any Restricted Subsidiary that (a) accounted for more than 10% of the consolidated revenues or Consolidated EBITDA of the Company and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year of the Company or
(b) was the owner of more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries on a consolidated basis as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and the Restricted Subsidiaries for such fiscal year.

     "Standard & Poor's" means Standard & Poor's Ratings Service and its successors.

     "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the applicable Securities.

     "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

     "Tender Offer Documents" means the Offer to Purchase dated April 29, 1998 relating to the 8 3/4% Senior Notes and 9 3/8% Senior Subordinated Debentures, as the same may be amended or supplemented from time to time (other than the Minimum Condition and Supplemental Indenture Condition set forth therein).

     "Trade Receivables Facility" means the arrangements entered into or that may be entered into by the Company or one or more of its Subsidiaries pursuant to which the Company or one or more of its Subsidiaries may either transfer to any other Person or grant a security interest in any trade or other receivables (whether now existing or arising in the future) and any assets related to such trade or other receivables including, without limitation, all collateral securing such trade or other receivables and shall include any contributions of trade or other receivables and related assets in exchange for the capital stock of the Receivables Subsidiary and other capital contributions of trade or other receivables and related assets to the Receivables Subsidiary.

     "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Securities; provided, that if the average life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such on the Issue Date and any other Subsidiary designated as such pursuant to and in compliance with the covenant described under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote in the election of members of the board of directors of such Person.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares of investments by foreign nationals mandated by applicable law not in any event to exceed 5% of the total outstanding Capital Stock) is owned by the Company, by a Wholly Owned Restricted Subsidiary or by the Company and a Wholly Owned Restricted Subsidiary.

BOOK-ENTRY; DELIVERY AND FORM

     Securities offered and sold to "qualified institutional buyers" ("QIBs") in reliance on Rule 144A under the Securities Act will be represented by a single, permanent Global Security in a definitive, fully registered book-entry form (the "Rule 144A Global Security," and together with the Regulation S Global Security (as defined below), the "Global Securities") which will be registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of purchasers of the Securities represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

     Securities (a) originally purchased by or transferred to Accredited Investors (as defined under "Notice to Investors") who are not QIBs or (b) held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Rule 144A Global Security (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in fully registered form ("Certificated Securities"). Upon the transfer of such Certificated Securities to a QIB or in an offshore transaction under Rule 903 or 904 under Regulation S, such Certificated Securities will, unless such Global Security has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Security upon delivery of appropriate certifications to the Trustee. For a description of the restrictions on the transfer of Certificated Securities and any interest in the Rule 144A Global Security, see "Notice to Investors."

     Securities offered and sold in reliance on Regulation S will initially be represented by a single, permanent Global Security in definitive, fully registered book-entry form (the "Regulation S Global Security") which will be registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of the purchasers of the Securities represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct at the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). Prior to the 40th day after the later of the commencement of the Offering and the Issue Date, interests in the Regulation S Global Security may only be held through Euroclear or Cedel.

     The Global Securities. The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities, which shall be comprised of the corresponding respective amount of the Global Securities to the respect accounts of persons who have accounts with such depositary and (b) ownership of the Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Securities will be limited to persons who have accounts with DTC ("Participants") or person who hold interests through Participants. QIBs may hold their interests in the Global Securities directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

     Investors may hold their interests in the Regulation S Global Security directly through Cedel or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Beginning 40 days after the later of the commencement of the Offering and the Issue Date (but not earlier), investors may also hold such interests through organizations other than Cedel or Euroclear that are Participants in the DTC system. Cedel and Euroclear will hold such interests in the Regulation S Global Security on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interest in the Regulation S Global Security in customers' securities accounts in the depositaries' names on the books of DTC.

     So long as DTC or its nominee is the registered owner or holder of any of the Securities, DTC or such nominee will be considered the sole owner or holder of such Securities represented by the Global Securities for all purposes under the Indenture and under the Securities represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indenture.

     Payments of the principal of, premium (if any) and interest (including Additional Interest, if any) on the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Global Securities will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Securities as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Securities held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Securities to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Securities in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

     Before the 40th day after the later of the commencement of the Offering and the Issue Date, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security will be made only in accordance with the applicable procedures and upon receipt by the Trustee and the Company of a written certification from the transferor of the beneficial interest in the form provided in the Indenture to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

     Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before, on or after the 40th day after the later of the commencement of the Offering and the Issue Date, will be made only upon receipt by the Trustee and the Company of a certification to the effect that such transfer is being made in accordance with Regulation S. Transfers of Certificated Securities held by institutional "accredited investors" to persons who will hold beneficial interests in the Rule 144A Global Security or the Regulation S Global Security will be subject to certifications provided by the Trustee.

     Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Securities (including the presentation of Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Rule 144A Global Security are credited and only in respect of the aggregate principal amount of as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Rule 144A Global Security for Certificated Securities, which it will distribute to its Participants and which will be legended as set forth under the heading "Notice to Investors."

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, Registrar or the Paying Agent will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. Interests in Global Securities will be exchanged for Certificated Securities if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Rule 144A Global Securities, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the applicable Securities. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Securities to be delivered.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Securities were originally sold by the Company on June 9, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Securities to qualified institutional buyers in reliance on Rule 144A under the Securities. As a condition to the Purchase Agreement, the Company and the Initial Purchasers entered into the Registration Rights Agreements on June 9, 1998, the date of the Initial Offering (the "Issue Date").

     The Registration Rights Agreements provide that: (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will file the Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date, (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Issue Date and
(iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer is being made to satisfy certain of the contractual obligations of the Company under the Registration Rights Agreements and the Purchase Agreement.

     If the Company fails to issue Exchange Securities in exchange for all Old Securities properly tendered and not withdrawn in the Exchange Offer within 30 business days of the effective date of the Exchange Offer Registration Statement (a "Registration Default"), then the Company shall pay as liquidated damages additional interest ("Additional Interest") on the Securities as to which the Registration Default exists as set forth herein. If a Registration Default exists with respect to the Securities, the interest rate on such Securities will increase, with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, .25% per annum, such interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum. Upon the issuance of Exchange Securities in exchange for all Securities properly tendered and not withdrawn in the Exchange Offer, Additional Interest as a result of the Registration Default shall cease to accrue (but any accrued amount shall be payable) and the interest rate on the Securities will revert to the original rate.

     Following the consummation of the Exchange Offer, holders of the Old Securities who were eligible to participate in the Exchange Offer but who did not tender their Old Securities will not have any further registration rights and such Old Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Securities could be adversely affected.

     If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Issue Date, (iii) any holder of Securities notifies the Company within a specified time period that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company, or
(iv) the holders of a majority in aggregate principal amount of the Securities may not resell the Exchange Securities acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Company will file with the Commission a shelf registration statement to cover resales of the Transfer Restricted Notes (as defined herein) by the holders hereto. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the foregoing, "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer referred to in (ii) below for an Exchange Security in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement, (iv) the date on which such Security is eligible for distribution to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) the date on which such Security shall have been otherwise transferred by the holder thereof and a new Security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Security shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Security ceases to be outstanding.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Securities in exchange for each $1,000 principal amount of outstanding Old Securities accepted in the Exchange Offer. Holders may tender some or all of their Old Securities pursuant to the Exchange Offer. However, Old Securities may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Securities are the same as the form and terms of the Old Securities except that (i) the Exchange Securities bear a different CUSIP Number from the Old Securities, (ii) the Exchange Securities have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Securities will not be entitled to certain rights under the Registration Rights Agreements, including the provisions providing for an increase in the interest rate on the Old Securities in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Securities will evidence the same debt as the Old Securities and will be entitled to the benefits of the respective Indentures.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Securities being tendered. As of the date of this Prospectus, $1,000,000,000 aggregate principal amount of Old Securities were outstanding.

     Holders of Old Securities do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indentures in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Securities from the Company.

     If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Securities, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

     Any such extension, delay in acceptance, termination or amendment will be followed promptly by oral (confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to an appropriate news agency.

INTEREST ON THE EXCHANGE SECURITIES

     The Exchange Securities will bear interest from their date of issuance. Holders of Old Securities that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Securities. Such interest will be paid with the first interest payment on the Exchange Securities on December 15, 1998. Interest on the Old Securities accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Securities is payable semi-annually on each December 15 and June 15, commencing on December 15, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Securities may tender such Old Securities in the Exchange Offer. For a holder to validly tender Old Securities pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Securities must be received by the Exchange Agent at such address or (b) such Old Securities must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By tendering, each holder of Old Securities will represent to the Company that, among other things, (i) the Exchange Securities to be acquired by such holder of Old Securities in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iii) except as otherwise disclosed in writing, such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) such holder acknowledges and agrees that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Securities acquired by such person and cannot rely on the position of the Staff of the Commission set forth in the no-action letters that are discussed under "Resale of the Exchange Securities." In addition, by accepting the Exchange Offer, such holder (i) will represent and warrant that, if such holder is a Participating Broker-Dealer, such Participating Broker-Dealer acquired the Old Securities for its own account as a result of market-making activities or other trading activities and has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) to distribute the Exchange Securities to be received in the Exchange Offer, and (ii) acknowledges that, by receiving Exchange Securities for its own account in exchange for Old Securities, where such Old Securities were acquired as a result of market-making activities or other trading activities, such Participating Broker-Dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, a "Medallion Signature Guarantor"), unless the Old Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Securities with the signature thereon guaranteed by a Medallion Signature Guarantor.

     If the Letter of Transmittal or any Old Securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Securities at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Securities by causing such Book-Entry Transfer Facility to transfer such Old Securities into the Exchange Agent's account with respect to the Old Securities in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Securities may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Securities and withdrawal of tendered Old Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Securities, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available, (ii) who cannot deliver their Old Securities, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or
(iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Securities and the principal amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Securities (or a confirmation of book-entry transfer of such Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Old Securities in proper form for transfer (or a confirmation of book-entry transfer of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Securities according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Securities in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Securities to be withdrawn (the "Depositor"), (ii) identify the Old Securities to be withdrawn (including the certificate number(s) and principal amount of such Old Securities, or, in the case of Old Securities transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Securities register the transfer of such Old Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Securities will be issued with respect thereto unless the Old Securities so withdrawn are validly re-tendered. Any Old Securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Securities for, any Old Securities, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Securities, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions is not satisfied, the Company may (i) refuse to accept any Old Securities and return all tendered Old Securities to the tendering holders, (ii) extend the Exchange Offer and retain all Old Securities tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Securities (see "-- Withdrawal of

Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Securities which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal, and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                              THE BANK OF NEW YORK


      By Registered or Certified Mail:                 By Hand or Overnight Delivery:
            THE BANK OF NEW YORK
        101 Barclay Street, (7 East)                        THE BANK OF NEW YORK
          New York, New York 10286                           101 Barclay Street
        Attention: Carolle Montreuil                  Corporate Trust Services Window
           Reorganization Section                               Ground Level
                                                          New York, New York 10286
                                                        Attention: Carolle Montreuil
                                                           Reorganization Section


                    By Facsimile for Eligible Institutions:

                                 (212) 815-6339

                            Confirmed by Telephone:


                                 (212) 815-3738


     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Securities will be recorded at the same carrying value as the Old Securities as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. Certain expenses of the Exchange Offer will be amortized over the term of the Exchange Securities.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Securities that are not exchanged for Exchange Securities pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Securities may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Securities are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of

Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE SECURITIES

     With respect to resales of Exchange Securities, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Securities, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Securities in exchange for Old Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities, will be allowed to resell the Exchange Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Securities a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires Exchange Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Securities, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Old Securities where such Old Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such
resale. In addition, until             , 1998 (90 days after the commencement of
the Exchange Offer), all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Securities by Participating Broker-Dealers. Exchange Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Securities. Any Participating Broker-Dealer that resells the Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the Securities, as well as the exchange of Old Securities for Exchange Securities. Unless the context otherwise requires, all references to Securities includes the Exchange Securities for purposes of this discussion. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the Securities by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of Securities not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, persons that hold the Securities as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. This discussion is generally limited to the tax consequences to initial holders that purchase the Securities at the "issue price." For this purpose, the "issue price" of a Security is the first price at which a substantial part of the Securities are sold for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate taxes (except to the limited extent set forth below under "Non-U.S. Holders") or under the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Code, existing regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

U.S. HOLDERS

     The following discussion is limited to certain material U.S. federal income tax consequences relevant to a Holder of a Security that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States,
(ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (a "U.S. Holder"). Certain material U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below under the heading "Non-U.S. Holders."

  Stated Interest

     Interest paid on a Security will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes. The interest rate on the Securities is subject to increase in certain circumstances, including if the Securities are not registered with the Commission within prescribed time periods. The Company intends to treat the possibility that the Company will pay such additional interest as subject to either a remote or incidental contingency, within the meaning of applicable Treasury regulations and, therefore, the Company believes that such additional interest will be taxable to U.S. Holders at the time it accrues or is received in accordance with each such holder's method of accounting.

  Market Discount

     If a Security is acquired at a "market discount," some or all of any gain realized upon a sale, other disposition, or payment at maturity (or earlier) of such Security, or some or all of the proceeds of a partial principal repayment before maturity of such Security, may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess, if any, of the stated redemption price at maturity over the purchase price, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include market discount in income as it accrues, any gain realized on a disposition of such a Security (other than in connection with certain nonrecognition transactions) or payment at maturity (or earlier), or some or all of the proceeds of a partial repayment before maturity, will generally be treated as ordinary income to the extent of the market discount accrued during the period the Security was held. Such a U.S. Holder may also be required to defer deductions for any interest paid on indebtedness allocable to that Security until such income is realized.

  Bond Premium

     In general, if a Security is purchased at a price exceeding the principal amount of that Security, the Security has "bond premium." A U.S. Holder may generally elect to amortize bond premium over the remaining term of that Security (or, in certain circumstances, until an earlier call date).

     An election to amortize premium will apply to amortizable bond premium on all Securities and other taxable debt securities held by the electing U.S. Holder on or after the beginning of the U.S. Holder's first taxable year to which the election applies, and may be revoked only with the consent of the Internal Revenue Service.

  Exchange Offer

     The exchange of Securities for the Exchange Securities pursuant to the Exchange Offer should not be a taxable exchange for U.S. federal income tax purposes. As a result, there should be no U.S. federal income tax consequences to U.S. Holders exchanging the Securities for the Exchange Securities pursuant to the Exchange Offer. A U.S. Holder should have the same adjusted basis and holding period in the Exchange Securities as it had in the Securities immediately before the exchange.

  Sale, Exchange or Redemption of the Securities

     Upon the sale, exchange or redemption of a Security, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not yet taken into income) and (ii) the U.S. Holder's tax basis in the Security. A U.S. Holder's tax basis in a Security generally will equal the cost of the Securities to the U.S. Holder. Such gain or loss will generally constitute capital gain or loss.

     Recently enacted legislation revised the holding period and tax rates applicable to certain capital gains. For non-corporate U.S. Holders, long-term capital gain from the sale or exchange of a Security is taxed at different rates depending upon whether the holding period is more than one year but not more than 18 months, or more than 18 months. U.S. Holders are advised to consult their tax advisors concerning the new provisions on the taxation of capital gains.

  Backup Withholding and Information Reporting

     Under the Code, a U.S. Holder of a Security may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate on payments of interest on, or the gross proceeds from disposition of, a Security. This withholding applies only if a U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after it is requested, (ii) furnishes an incorrect TIN, (iii) fails to report interest or dividends properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is a correct number and that the Holder is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. Holders of Securities should consult their tax advisors as to their qualification for an exemption from backup withholding and the procedure for obtaining such an exemption.

NON-U.S. HOLDERS

     The following discussion is limited to certain material U.S. federal income tax consequences relevant to a Holder of a Security that is not a U.S. Holder (a "Non-U.S. Holder"). This discussion does consider all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Securities by a Non-U.S. Holder in light of such holder's particular circumstances, including holding the Securities through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as U.S. residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the foreign partnership, trust or estate is not itself subject to U.S. federal income tax on the disposition of its Securities. In addition, persons who hold the Securities through hybrid entities (i.e., entities that are fiscally transparent for U.S. tax purposes but not for foreign law purposes) may not be entitled to any applicable treaty benefits. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the Securities will be considered "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a resident of a country with which the United States has an income tax treaty, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

  Stated Interest

     Generally, any interest (including Additional Interest) paid to a Non-U.S. Holder of a Security that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Interest on the Securities will qualify as portfolio interest if the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company; (ii) is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code; (iii) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) the beneficial owner, under penalty of perjury, certifies that it is not a U.S. person and such certificate provides the beneficial owner's name and address.

     The gross amount of interest paid to a Non-U.S. Holder that does not qualify for the portfolio interest exception and that is not U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty reduces or eliminates withholding. U.S. trade or business income will be taxed on a net basis at regular U.S. federal income tax rates rather than the 30% withholding rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under newly-finalized regulations, not currently in effect, the Forms 1001 and 4224 will be replaced by Form W-8. Also under these newly-finalized regulations, a Non-U.S. Holder who is claiming the benefits of a tax treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in these newly-finalized regulations for payments through qualified intermediaries. These newly-finalized regulations are effective January 1, 2000. However, valid withholding certificates that are held on December 31, 1999 (including Forms 1001, 4224 and W-8) will remain valid until the earlier of December 31, 2000 or the expiration date of the certificate under the rules currently in effect.

     NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEWLY-FINALIZED REGULATIONS.

  Sale, Exchange or Redemption of Securities

     Except as described below and subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Security generally will not be subject to U.S. federal income tax, unless (i) the gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Security as a capital asset and is present in the

United States for 183 days or more during the taxable year of the disposition or
(iii) the Non-U.S. Holder is subject to rules applicable to certain former citizens and residents of the United States.

  Federal Estate Tax

     Securities held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided the individual did not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and provided income on the Securities was not U.S. trade or business income.

  Information Reporting and Backup Withholding

     The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. In the case of interest (including original issue discount, if any) paid to Non-U.S. Holders, information reporting and backup withholding (at a rate of 31%) does not apply to such payments if the holder makes the requisite certification or has otherwise established an exemption (provided that neither the payor nor its paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

     Backup withholding and information reporting likewise do not apply to the Company's payments of principal on the Securities to a Non-U.S. Holder, if the holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Securities to or through the U.S. office of any broker, U.S. or foreign, are subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

     The payment of the proceeds from the disposition of a Security to or through a non-U.S. office of a non-U.S. broker that is not a "U.S. related person" will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is a foreign person with certain enumerated relationships with the U.S.

     In the case of the payment of proceeds from the disposition of Securities to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding does not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. Holder).

     Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                                 LEGAL MATTERS

     The validity of the Exchange Securities being offered hereby and certain other legal matters in connection with the Offering are being passed upon for the Company by Weil, Gotshal & Manges LLP.

                                    EXPERTS

     The consolidated financial statements (and schedule incorporated by reference) of WestPoint Stevens Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE NO.
                                                              --------
PART I.  FINANCIAL INFORMATION

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) FOR
  THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

Condensed Consolidated Balance Sheets (Unaudited)...........
                                                                   F-2
Condensed Consolidated Statements of Income (Unaudited).....
                                                                   F-3
Condensed Consolidated Statements of Cash Flows
  (Unaudited)...............................................
                                                                   F-4
Condensed Consolidated Statements of Stockholders' Equity
  (Deficit)(Unaudited)......................................
                                                                   F-5
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................
                                                                   F-6

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 1997, 1996 AND 1995

Report of Ernst & Young LLP, Independent Auditors...........
                                                                   F-9
Consolidated Balance Sheets.................................
                                                                  F-10
Consolidated Statements of Income...........................
                                                                  F-12
Consolidated Statements of Stockholders' Equity (Deficit)...
                                                                  F-13
Consolidated Statements of Cash Flows.......................
                                                                  F-14
Notes to Consolidated Financial Statements..................
                                                                  F-15

                             WESTPOINT STEVENS INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               MARCH 31,     DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
ASSETS
Current Assets
  Cash and cash equivalents.................................  $    9,873      $   17,433
  Accounts receivable.......................................     102,239          92,990
  Inventories...............................................     376,325         340,818
  Prepaid expenses and other current assets.................      19,337          22,227
                                                              ----------      ----------
Total current assets........................................     507,774         473,468
Property, Plant and Equipment, net..........................     705,743         707,151
Other Assets
  Deferred financing fees...................................      18,262          19,231
  Prepaid pension and other assets..........................      47,645          49,033
  Goodwill..................................................      36,988          37,223
                                                              ----------      ----------
                                                              $1,316,412      $1,286,106
                                                              ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Senior Credit Facility....................................  $   87,714      $   37,683
  Current portion of long-term debt.........................       3,750           3,750
  Accrued interest payable..................................      25,734           6,820
  Trade accounts payable....................................      58,970          75,655
  Other accounts payable and accrued liabilities............     131,373         137,382
                                                              ----------      ----------
Total current liabilities...................................     307,541         261,290
Long-Term Debt..............................................   1,142,500       1,146,250
Noncurrent Liabilities
  Deferred income taxes.....................................     222,318         217,178
  Other liabilities.........................................      81,971          84,402
                                                              ----------      ----------
Total noncurrent liabilities................................     304,289         301,580
Stockholders' Equity (Deficit)..............................    (437,918)       (423,014)
                                                              ----------      ----------
                                                              $1,316,412      $1,286,106
                                                              ==========      ==========

                             See accompanying notes

                             WESTPOINT STEVENS INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                  (UNAUDITED)
Net sales...................................................  $398,706    $357,101
Cost of goods sold..........................................   299,185     267,872
                                                              --------    --------
  Gross earnings............................................    99,521      89,229
Selling, general and administrative expenses................    55,088      50,718
                                                              --------    --------
  Operating earnings........................................    44,433      38,511
Interest expense............................................    25,704      23,409
Other expense, net..........................................       401         784
                                                              --------    --------
  Income from continuing operations before income tax
     expense................................................    18,328      14,318
Income tax expense..........................................     6,625       5,343
                                                              --------    --------
Income from continuing operations...........................    11,703       8,975
Income from discontinued operations.........................        --       1,133
                                                              --------    --------
  Net income................................................  $ 11,703    $ 10,108
                                                              ========    ========
Basic net income per common share:
  Continuing operations.....................................  $    .20    $    .14
  Discontinued operations...................................        --         .02
                                                              --------    --------
  Net income per common share...............................  $    .20    $    .16
                                                              ========    ========
Diluted net income per common share:
  Continuing operations.....................................  $    .19    $    .14
  Discontinued operations...................................        --         .02
                                                              --------    --------
  Net income per common share...............................  $    .19    $    .16
                                                              ========    ========
Basic average common shares outstanding.....................    58,919      62,118
  Dilutive effect of stock options and stock bonus plan.....     1,991       1,572
                                                              --------    --------
Diluted average common shares outstanding...................    60,910      63,690
                                                              ========    ========

                             See accompanying notes

                             WESTPOINT STEVENS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                                1998         1997
                                                              ---------    ---------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  11,703    $  10,108
  Adjustment to reconcile net income to net cash provided by
     (used for) operating activities:
     Depreciation and other amortization....................     20,353       19,899
     Deferred income taxes..................................      5,529        5,793
     Changes in working capital.............................    (34,539)     (55,047)
     Other -- net...........................................        389      (15,303)
                                                              ---------    ---------
Net cash provided by (used for) operating activities........      3,435      (34,550)
                                                              ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (19,382)     (35,181)
  Net proceeds from sale of assets..........................        209           73
  Purchase of businesses....................................         --      (57,170)
                                                              ---------    ---------
Net cash used for investing activities......................    (19,173)     (92,278)
                                                              ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Senior Credit Facility:
     Borrowings.............................................    232,500      454,460
     Repayments.............................................   (186,219)    (322,412)
  Net proceeds from Trade Receivables Program...............     (7,835)      (4,977)
  Purchase of common stock for treasury.....................    (31,549)      (2,315)
  Proceeds from issuance of stock...........................      1,281        3,044
                                                              ---------    ---------
Net cash provided by financing activities...................      8,178      127,800
                                                              ---------    ---------
Net increase (decrease) in cash and cash equivalents........     (7,560)         972
Cash and cash equivalents at beginning of period............     17,433       14,029
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $   9,873    $  15,001
                                                              =========    =========

                             See accompanying notes

                             WESTPOINT STEVENS INC.

      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                            COMMON
                                          STOCK AND                                          MINIMUM
                                          CAPITAL IN      TREASURY STOCK                     PENSION
                                COMMON    EXCESS OF     -------------------   ACCUMULATED   LIABILITY
                                SHARES    PAR VALUE     SHARES     AMOUNT       DEFICIT     ADJUSTMENT     TOTAL
                                ------   ------------   -------   ---------   -----------   ----------   ---------
Balance, December 31, 1997....  70,296     $337,069     (10,895)  $(134,223)   $(625,047)     $(813)     $(423,014)
  Exercise of management stock
    options including tax
    benefit...................    169         1,670          (7)         --           --         --          1,670
  Issuance of stock pursuant
    to Stock Bonus Plan
    including tax benefit.....     --           851         212       2,421           --         --          3,272
  Purchase of treasury
    shares....................     --            --      (1,319)    (31,549)          --         --        (31,549)
  Net income..................     --            --          --          --       11,703         --         11,703
                                ------     --------     -------   ---------    ---------      -----      ---------
Balance, March 31, 1998.......  70,465     $339,590     (12,009)  $(163,351)   $(613,344)     $(813)     $(437,918)
                                ======     ========     =======   =========    =========      =====      =========

                             See accompanying notes

                             WESTPOINT STEVENS INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the annual report on Form 10-K for WestPoint Stevens Inc. (the "Company") for the year ended December 31, 1997.

2.  INVENTORIES

     The Company uses the last-in, first-out ("LIFO") method of accounting for substantially all inventories for financial reporting purposes. Interim determinations of LIFO inventories are necessarily based on management's estimates of year-end inventory levels and costs. Subsequent changes in these estimates, including the final year-end LIFO determination, and the effect of such changes on earnings are recorded in the interim periods in which they occur.

     Inventories consisted of the following at March 31, 1998 and December 31, 1997 (in thousands of dollars):

                                                              MARCH 31,    DECEMBER 31,
                                                                1998           1997
                                                              ---------    ------------
Finished goods..............................................  $189,872       $154,539
Work in progress............................................   141,928        139,410
Raw materials and supplies..................................    55,245         58,876
LIFO reserve................................................   (10,720)       (12,007)
                                                              --------       --------
                                                              $376,325       $340,818
                                                              ========       ========

3.  INDEBTEDNESS AND FINANCIAL ARRANGEMENTS

     Indebtedness is as follows (in thousands of dollars):

                                                              MARCH 31,     DECEMBER 31,
                                                                 1998           1997
                                                              ----------    ------------
Short-term indebtedness
  Senior Credit Facility Revolver...........................  $   87,714     $   37,683
  9% Sinking Fund Debentures due 2017.......................       3,750          3,750
                                                              ----------     ----------
                                                              $   91,464     $   41,433
                                                              ==========     ==========
Long-term indebtedness
  Senior Credit Facility Revolver...........................  $  125,000     $  125,000
  8 3/4% Senior Notes due 2001..............................     400,000        400,000
  9 3/8% Senior Subordinated Debentures due 2005............     550,000        550,000
  9% Sinking Fund Debentures due 2017.......................      67,500         71,250
                                                              ----------     ----------
                                                              $1,142,500     $1,146,250
                                                              ==========     ==========

                             WESTPOINT STEVENS INC.

                                  (UNAUDITED)

3.  INDEBTEDNESS AND FINANCIAL ARRANGEMENTS -- (CONTINUED)
     At March 31, 1998 and December 31, 1997, $103.9 million and $111.8 million, respectively, of accounts receivable had been sold pursuant to a trade receivables program (the "Trade Receivables Program") and the sale is reflected as a reduction of accounts receivable in the accompanying Condensed Consolidated Balance Sheets.

4.  DISCONTINUED OPERATIONS

     On August 27, 1997 the Company closed a transaction pursuant to which WestPoint Stevens sold its subsidiaries AIH Inc., Alamac Knit Fabrics, Inc. and Alamac Enterprises Inc. (collectively, "Alamac Knit Fabrics subsidiary" or "Alamac"), other than cash, accounts receivable of approximately $42.5 million and a yarn mill located in Whitmire, S.C., to Dyersburg Corporation for approximately $126 million. The Whitmire facility was transferred by the Company to Home Fashions to support the Company's expansion of its sheeting production capacity. As a result of the transaction, the Company now reports the Alamac Knit Fabrics subsidiary as a discontinued operation and the accompanying financial statements have been adjusted and restated accordingly.

     The condensed consolidated statements of income relating to the discontinued operations are as follows (in thousands of dollars):

                                                               THREE MONTHS
                                                                  ENDED
                                                              MARCH 31,1997
                                                              --------------
Net sales...................................................     $61,690
Gross earnings..............................................       7,845
Operating earnings..........................................       3,610
Interest expense............................................       1,992
Income from discontinued operations before income tax
  expense...................................................       1,740
Income tax expense..........................................         607
Income from discontinued operations.........................     $ 1,133

5.  SUBSEQUENT EVENT

     On April 29, 1998, the Company announced cash tender offers and consent solicitations for all of its outstanding 8 3/4% Senior Notes due 2001 (the "Notes") and its 9 3/8% Senior Subordinated Debentures due 2005 (the "Debentures"). The purchase price for the Notes and Debentures will be based on a fixed spread of 37.5 basis points and 50.0 basis points, respectively, over the yield of the 5 5/8% U.S. Treasury Notes due November 30, 1998, on the second business day prior to the expiration date. The tender offers are expected to remain open until 12:00 midnight New York City time on May 27, 1998, unless they are extended. WestPoint Stevens expects to purchase the tendered notes with the proceeds from one or more series of newly issued debt securities. The tender offer for each series of notes is contingent, among other things, upon the holders of a majority of each series of notes tendering their notes and consenting to the indenture amendments and upon the Company's ability to issue new debt, at acceptable terms and conditions, to raise financing to pay for the tender offers. The tender offer for each series of notes is also conditioned upon the satisfaction of the conditions of the other offer.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS AND STOCKHOLDERS
WESTPOINT STEVENS INC.

We have audited the accompanying consolidated balance sheets of WestPoint Stevens Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of WestPoint Stevens Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Columbus, Georgia
February 5, 1998

                             WESTPOINT STEVENS INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
ASSETS
Current Assets
  Cash and cash equivalents.................................  $   17,433    $   14,029
  Accounts receivable (less allowances of $21,894 and
     $22,861, respectively).................................      92,990        66,949
  Inventories...............................................     340,818       299,651
  Prepaid expenses and other current assets.................      22,227        14,939
                                                              ----------    ----------
          Total current assets..............................     473,468       395,568
Property, Plant and Equipment
  Land......................................................       6,463         8,271
  Buildings and improvements................................     270,360       276,935
  Machinery and equipment...................................     779,867       737,253
  Leasehold improvements....................................      11,257        13,902
                                                              ----------    ----------
                                                               1,067,947     1,036,361
  Less accumulated depreciation and amortization............    (360,796)     (330,393)
                                                              ----------    ----------
          Net property, plant and equipment.................     707,151       705,968
Other Assets
  Deferred financing fees...................................      19,231        23,108
  Prepaid pension and other assets..........................      49,033        32,355
  Goodwill..................................................      37,223            --
                                                              ----------    ----------
          Total other assets................................     105,487        55,463
                                                              ----------    ----------
                                                              $1,286,106    $1,156,999
                                                              ==========    ==========

                            See accompanying notes.

                             WESTPOINT STEVENS INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Senior Credit Facility....................................  $   37,683    $   24,000
  Current portion of long-term debt.........................       3,750            --
  Accrued interest payable..................................       6,820         6,525
  Accounts payable..........................................      75,655        73,475
  Other accrued liabilities.................................     137,382       150,715
                                                              ----------    ----------
          Total current liabilities.........................     261,290       254,715
Long-Term Debt..............................................   1,146,250     1,075,000
Noncurrent Liabilities
  Deferred income taxes.....................................     217,178       179,057
  Other liabilities.........................................      84,402        98,625
                                                              ----------    ----------
          Total noncurrent liabilities......................     301,580       277,682
Stockholders' Equity (Deficit)
  Common Stock and capital in excess of par value:
     Common Stock, $.01 par value; 75,000,000 shares
      authorized; 70,296,310 and 69,414,500 shares issued,
      respectively..........................................     337,069       329,394
  Accumulated deficit.......................................    (625,047)     (703,068)
  Treasury stock; 10,895,242 and 7,711,098 shares at cost,
     respectively...........................................    (134,223)      (70,316)
  Minimum pension liability adjustment, net of taxes of $478
     and $3,763, respectively...............................        (813)       (6,408)
                                                              ----------    ----------
          Total stockholders' equity (deficit)..............    (423,014)     (450,398)
                                                              ----------    ----------
                                                              $1,286,106    $1,156,999
                                                              ==========    ==========

                            See accompanying notes.

                             WESTPOINT STEVENS INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1996          1995
                                                        ----------    ----------    -----------
Net sales.............................................  $1,657,511    $1,501,795    $ 1,418,157
Cost of goods sold....................................   1,237,657     1,129,386      1,059,044
                                                        ----------    ----------    -----------
          Gross earnings..............................     419,854       372,409        359,113
Selling, general and administrative expenses..........     204,981       183,891        180,391
Amortization of excess reorganization value...........          --            --        152,446
                                                        ----------    ----------    -----------
          Operating earnings..........................     214,873       188,518         26,276
Interest expense......................................     102,172        94,505         93,488
Other expense-net.....................................       2,461         2,976          3,154
                                                        ----------    ----------    -----------
          Income (loss) from continuing operations
            before income tax expense.................     110,240        91,037        (70,366)
Income tax expense....................................      40,982        33,085         31,970
                                                        ----------    ----------    -----------
Income (loss) from continuing operations..............      69,258        57,952       (102,336)
Income (loss) from discontinued operations............       2,625          (287)       (27,512)
Gain on sale of discontinued operations...............       6,138            --             --
                                                        ----------    ----------    -----------
          Net income (loss)...........................  $   78,021    $   57,665    $  (129,848)
                                                        ==========    ==========    ===========
Basic net income (loss) per common share:
  Continuing operations...............................  $     1.14    $      .92    $     (1.57)
  Discontinued operations.............................         .04            --           (.42)
  Gain on sale of discontinued operations.............         .10            --             --
                                                        ----------    ----------    -----------
  Net income (loss) per common share..................  $     1.28    $      .92    $     (1.99)
                                                        ==========    ==========    ===========
Diluted net income (loss) per common share:
  Continuing operations...............................  $     1.11    $      .91    $     (1.57)
  Discontinued operations.............................         .04            --           (.42)
  Gain on sale of discontinued operations.............         .10            --             --
                                                        ----------    ----------    -----------
  Net income (loss) per common share..................  $     1.25    $      .91    $     (1.99)
                                                        ==========    ==========    ===========
Basic average common shares outstanding...............      61,078        62,656         65,398
  Dilutive effect of stock options and stock
     bonus plan.......................................       1,576         1,018             --
                                                        ----------    ----------    -----------
Diluted average common shares outstanding.............      62,654        63,674         65,398
                                                        ==========    ==========    ===========

                            See accompanying notes.

                             WESTPOINT STEVENS INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                 COMMON STOCK                                        MINIMUM
                                                 AND CAPITAL      TREASURY STOCK                     PENSION
                                        COMMON   IN EXCESS OF   -------------------   ACCUMULATED   LIABILITY
                                        SHARES    PAR VALUE     SHARES     AMOUNT       DEFICIT     ADJUSTMENT     TOTAL
                                        ------   ------------   -------   ---------   -----------   ----------   ---------
Balance, January 1, 1995..............  34,319     $324,393        (663)  $  (6,794)   $(630,885)    $(23,914)   $(337,200)
  Stock split effected as a stock
    dividend..........................  34,319           --        (662)         --           --           --           --
                                        ------     --------     -------   ---------    ---------     --------    ---------
Balance, January 1, 1995, as
  restated............................  68,638      324,393      (1,325)     (6,794)    (630,885)     (23,914)    (337,200)
  Exercise of management stock options
    including tax benefit.............    556         3,490          --          --           --           --        3,490
  Purchase of treasury shares.........     --            --      (3,917)    (34,257)          --           --      (34,257)
  Redemption of purchase rights.......     --           (33)         --          --           --           --          (33)
  Net loss............................     --            --          --          --     (129,848)          --     (129,848)
  Change in minimum pension liability
    adjustment........................     --            --          --          --           --       (8,089)      (8,089)
                                        ------     --------     -------   ---------    ---------     --------    ---------
Balance, December 31, 1995............  69,194      327,850      (5,242)    (41,051)    (760,733)     (32,003)    (505,937)
  Exercise of management stock options
    including tax benefit.............    220         1,532          --          --           --           --        1,532
  Issuance of stock pursuant to Stock
    Bonus Plan including tax
    benefit...........................     --            12         116       1,226           --           --        1,238
  Purchase of treasury shares.........     --            --      (2,585)    (30,491)          --           --      (30,491)
  Net income..........................     --            --          --          --       57,665           --       57,665
  Change in minimum pension liability
    adjustment........................     --            --          --          --           --       25,595       25,595
                                        ------     --------     -------   ---------    ---------     --------    ---------
Balance, December 31, 1996............  69,414      329,394      (7,711)    (70,316)    (703,068)      (6,408)    (450,398)
  Exercise of management stock options
    including tax benefit.............    882         7,367         (13)         --           --           --        7,367
  Issuance of stock pursuant to Stock
    Bonus Plan including tax
    benefit...........................     --           308         198       2,240           --           --        2,548
  Purchase of treasury shares.........     --            --      (3,369)    (66,147)          --           --      (66,147)
  Net income..........................     --            --          --          --       78,021           --       78,021
  Change in minimum pension liability
    adjustment........................     --            --          --          --           --        5,595        5,595
                                        ------     --------     -------   ---------    ---------     --------    ---------
Balance, December 31, 1997............  70,296     $337,069     (10,895)  $(134,223)   $(625,047)    $   (813)   $(423,014)
                                        ======     ========     =======   =========    =========     ========    =========

                            See accompanying notes.

                             WESTPOINT STEVENS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                            1997          1996         1995
                                                         -----------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income(loss).....................................  $    78,021    $  57,665    $(129,848)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used for) operating activities:
     Amortization of excess reorganization value.......           --           --      177,675
     Depreciation and other amortization...............       77,225       76,988       80,379
     Gain on sale of discontinued operations...........       (6,138)          --           --
     Deferred income taxes.............................       34,508       26,153       26,172
     Changes in assets and liabilities excluding the
       effect of acquisitions, dispositions and the
       Trade Receivables Program:
       Accounts receivable.............................        1,566        3,939       (2,694)
       Inventories.....................................      (54,024)      20,817      (23,105)
       Prepaid expenses and other current assets.......       (6,760)       4,567       (5,522)
       Accrued interest payable........................          283         (118)         113
       Accounts payable and other accrued
          liabilities..................................      (18,113)     (10,046)      15,971
       Other-net.......................................      (22,976)      (8,964)     (34,398)
                                                         -----------    ---------    ---------
          Total adjustments............................        5,571      113,336      234,591
                                                         -----------    ---------    ---------
Net cash provided by operating activities..............       83,592      171,001      104,743
                                                         -----------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................     (152,137)     (99,943)    (102,197)
  Net proceeds from sale of business...................      120,840           --           --
  Net proceeds from sale of assets.....................        1,081        1,098        3,066
  Purchase of businesses...............................      (57,170)          --           --
                                                         -----------    ---------    ---------
Net cash used for investing activities.................      (87,386)     (98,845)     (99,131)
                                                         -----------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Senior Credit Facility:
     Borrowings........................................    1,177,299      645,500      564,500
     Repayments........................................   (1,088,616)    (694,500)    (499,500)
  Net proceeds from Trade Receivables Program..........      (21,233)      12,045         (391)
  Proceeds from issuance of Common Stock...............        5,895        1,332        2,600
  Purchase of Common Stock for treasury................      (66,147)     (30,491)     (34,257)
  Payment of deferred taxes............................           --           --      (32,500)
  Redemption of purchase rights........................           --           --          (33)
                                                         -----------    ---------    ---------
Net cash provided by (used for) financing activities...        7,198      (66,114)         419
                                                         -----------    ---------    ---------
Net increase in cash and cash equivalents..............        3,404        6,042        6,031
Cash and cash equivalents at beginning of period.......       14,029        7,987        1,956
                                                         -----------    ---------    ---------
Cash and cash equivalents at end of period.............  $    17,433    $  14,029    $   7,987
                                                         ===========    =========    =========

                            See accompanying notes.

                             WESTPOINT STEVENS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BUSINESS. WestPoint Stevens Inc. (the "Company") is a manufacturer and marketer of bed and bath products, including sheets, pillowcases, comforters, blankets, bedspreads, towels and related products. The Company conducts its operations in the consumer home fashions (bed and bath products) industry.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements of the Company include the accounts of the Company and all of its subsidiaries. All material intercompany accounts and transactions have been eliminated.

     USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     The Company maintains cash and cash equivalents and certain other financial instruments with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base. However, as of December 31, 1997, substantially all of the Company's receivables were from companies in the retail industry.

     CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Short-term investments (consisting primarily of commercial paper and certificates of deposit) totaling approximately $17 million and $14 million are included in cash and cash equivalents at December 31, 1997 and 1996, respectively. These investments are carried at cost, which approximates market value.

     INVENTORIES. Inventory costs include material, labor and factory overhead. Inventories are stated at the lower of cost or market (net realizable value). At December 31, 1997 and 1996, approximately 84% and 85%, respectively, of the Company's inventories are valued at the lower of cost or market using the "dollar value" last-in, first-out ("LIFO") method. The remainder of the inventories (approximately $53.4 million and $44.1 million at December 31, 1997 and 1996, respectively) are valued at the lower of cost (substantially first-in, first-out method) or market.

     Inventories consist of the following (in thousands of dollars):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Finished goods..............................................  $154,539    $134,690
Work in progress............................................   139,410     114,140
Raw materials and supplies..................................    58,876      71,038
LIFO reserve................................................   (12,007)    (20,217)
                                                              --------    --------
                                                              $340,818    $299,651
                                                              ========    ========

     PROPERTY, PLANT AND EQUIPMENT. As a result of the adoption of Fresh Start reporting, as of September 30, 1992, property, plant and equipment were adjusted to their estimated fair values and historical accumulated depreciation was eliminated. Additions since September 30, 1992 are stated at cost.

                             WESTPOINT STEVENS INC.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
     Depreciation is computed over estimated useful lives using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting. Depreciation expense was approximately $76.5 million, $77.0 million, and $80.4 million in the years ended December 31, 1997, 1996 and 1995, respectively.

     Estimated useful lives for property, plant and equipment are as follows:

Buildings and improvements..................................  10 to 40 Years
Machinery and equipment.....................................   3 to 18 Years
Leasehold improvements......................................     Lease Terms

     REORGANIZATION VALUE IN EXCESS OF AMOUNTS ALLOCATED TO IDENTIFIABLE ASSETS ("EXCESS REORGANIZATION VALUE"). In September 1992, the Company completed a "prepackaged" plan of reorganization (the "Plan") and in accordance with SOP 90-7 the Company established a new basis of accounting ("Fresh Start"). In Fresh Start reporting, the Company's assets and liabilities were adjusted to their fair values as of September 30, 1992. The excess of the reorganization value over the value of identifiable assets, $637.5 million, was reported as Excess Reorganization Value at September 30, 1992. Excess Reorganization Value has been amortized on a straight-line basis over three years and was fully amortized by September 1995.

     HEDGING TRANSACTIONS. The Company engages in hedging activities within the normal course of its business. Management has been authorized to manage exposure to price fluctuations relevant to the purchase of cotton through the use of a variety of derivative nonfinancial instruments. Derivative nonfinancial instruments require or permit settlement by the delivery of commodities and include exchange traded commodity futures contracts and options. Gains and losses on these hedges, which were not material at December 31, 1997 and 1996, are deferred and subsequently recognized in income as cost of goods sold in the same period as the hedged item. The Company does not hold or issue derivative instruments for trading purposes.

     INCOME TAXES. The Company accounts for income taxes under Statement No. 109, Accounting for Income Taxes. Under Statement 109, deferred income taxes are provided at the enacted marginal rates on the differences between the financial statement and income tax bases of assets and liabilities.

     PENSION PLANS. The Company has defined benefit pension plans covering essentially all employees. The benefits are based on years of service and compensation. The Company's practice is to fund amounts which are required by the Employee Retirement Income Security Act of 1974.

     The Company also sponsors an employee savings plan covering eligible employees who elect to participate. Participants in this plan make contributions as a percent of earnings. The Company matches certain amounts of employee contributions (see Note 3 "Employee Benefit Plans -- Retirement Savings Plan").

     OTHER EMPLOYEE BENEFITS. The Company accounts for post-retirement and post-employment benefits in accordance with Statement No. 106, Employer's Accounting for Post Retirement Benefits Other Than Pensions, and Statement No. 112, Employer's Accounting for Postemployment Benefits.

     STOCK BASED COMPENSATION. The Company grants stock options for a fixed number of shares in accordance with certain of its benefit plans. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants if the exercise price is equal to or more than the fair value of the shares at the date of grant.

     FAIR VALUE DISCLOSURES. Cash and cash equivalents: The carrying amounts reported in the balance sheets for cash and cash equivalents approximates its fair value.

                             WESTPOINT STEVENS INC.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
     Accounts receivable and accounts payable: The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate their fair value.

     Long-term and short-term debt: The fair value of the Company's outstanding debt is estimated based on the quoted market prices for the same issues or on the current rates offered to the Company for debt of similar issues. The fair value of the $1,188 million and $1,099 million of outstanding debt at December 31, 1997 and 1996 was approximately $1,235 million and $1,127 million, respectively.

     ACQUISITIONS AND GOODWILL. The Company's acquisitions are accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements as of their respective acquisition dates. The assets and liabilities of acquired businesses are included based on an allocation of the purchase price. The excess of the purchase price over identified assets is classified as goodwill and is amortized on a straight-line basis over a forty year period.

     During the year ended December 31, 1997, the Company acquired certain manufacturing facilities and other operations for approximately $57 million. The assets acquired consisted of property and equipment, inventories and other related assets. The excess of the purchase price over the assets acquired was approximately $38 million.

     Pro forma results have not been presented as they are not significantly different than reported amounts.

     IMPAIRMENT OF LONG-LIVED ASSETS. Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long- Lived Assets to Be Disposed Of, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in the first quarter of 1996, and the effect of adoption was not material.

     COMMON STOCK. On February 2, 1998, the Board of Directors declared a two-for-one split of the Company's common stock, effected in the form of a stock dividend payable on March 2, 1998 to stockholders of record on February 16, 1998. All agreements concerning stock options and other commitments payable in shares of the Company's common stock provide for the issuance of additional shares due to the declaration of the stock split. This stock split has been reflected in the Consolidated Statements of Stockholders' Equity (Deficit) at January 1, 1995. All references to number of shares, except shares authorized, and to per share information in the accompanying consolidated financial statements have been adjusted to reflect the stock split on a retroactive basis.

     ACCOUNTING POLICIES NOT YET ADOPTED. In June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income, and Statement No. 131, Disclosures About Segments of an Enterprise and Related Information. Statement 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Statement 131 generally requires that companies report segment information for operating segments which are revenue producing components and for which separate financial information is produced internally.

     The Company plans to adopt Statement 130 and Statement 131 in 1998, but has not yet completed its analysis of the impact, if any, that these statements may have on its financial statements.

     EARNINGS PER COMMON SHARE. In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very

                             WESTPOINT STEVENS INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED) similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

2.  INDEBTEDNESS AND FINANCIAL ARRANGEMENTS

     Indebtedness is as follows (in thousands of dollars):

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1997          1996
                                                              ----------    ----------
Short-term indebtedness
  Senior Credit Facility Revolver...........................  $   37,683    $   24,000
  9% Sinking Fund Debentures due 2017.......................       3,750            --
                                                              ----------    ----------
                                                              $   41,433    $   24,000
                                                              ==========    ==========
Long-term indebtedness
  Senior Credit Facility Revolver...........................  $  125,000    $   50,000
  8 3/4% Senior Notes due 2001..............................     400,000       400,000
  9 3/8% Senior Subordinated Debentures due 2005............     550,000       550,000
  9% Sinking Fund Debentures due 2017.......................      71,250        75,000
                                                              ----------    ----------
                                                              $1,146,250    $1,075,000
                                                              ==========    ==========

     The Company's Senior Credit Facility with certain lenders (collectively, the "Banks") consists of a $349.6 million revolving credit facility ("Revolver") due May 23, 2001. The Company has included $125 million of Revolver in long-term debt at December 31, 1997 because the Company intends that at least that amount would remain outstanding during 1998. Availability under the Senior Credit Facility was reduced by approximately $27.2 million of outstanding letters of credit at December 31, 1997.

     At the option of the Company, interest under the Senior Credit Facility will be payable either at the prime rate or at LIBOR plus 1.25%. Upon the Company achieving certain ratios of EBITDA (as defined) to cash interest expense, interest rates can be reduced up to 0.5%. Based on the achievement of certain ratios of EBITDA for the period ended September 30, 1997, the interest rates under this facility were reduced .25% to LIBOR plus 1% at December 31, 1997. The Company pays a commitment fee in an amount equal to 0.375% of the unused portion of each Bank's commitment under the Revolver. The loans under the Senior Credit Facility are secured by the pledge of all the stock of the Company's material subsidiaries and a first priority lien on substantially all of the assets of the Company, other than the Company's accounts receivable.

     The 8 3/4% Senior Notes due 2001 (the "Notes") are general unsecured obligations of the Company and rank senior in right of payment to the 9 3/8% Senior Subordinated Debentures due 2005 (the "Debentures") and pari passu in right of payment with all indebtedness of the Company under the Senior Credit Facility and all other existing or future Senior Indebtedness of the Company. The Debentures are general unsecured obligations of the Company and subordinate in right of payment to the Notes and all other existing and future Senior Indebtedness of the Company, including indebtedness under the Senior Credit Facility, pari passu with any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company.

     The Notes bear interest at the rate of 8 3/4% per annum, payable semi-annually on June 15 and December 15 of each year. The Notes are redeemable, in whole or in part at any time on or after December 15, 1998, at the option of the Company, at the redemption prices, as defined, together with accrued and unpaid interest to the date of redemption. The Debentures bear interest at the rate of 9 3/8% per annum, payable semi-annually on June 15 and December 15 of each year. The Debentures are redeemable, in whole or in part at any time on or

                             WESTPOINT STEVENS INC.

2. INDEBTEDNESS AND FINANCIAL ARRANGEMENTS -- (CONTINUED) after December 15, 1998, at the option of the Company, at the redemption prices, as defined, together with accrued and unpaid interest to the date of the redemption.

     In addition, in the event of a Change of Control (as defined), the Company will be obligated to make an offer to redeem a holder's Notes or Debentures at a redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. The Company may also redeem each of the Notes or Debentures upon a Change of Control at a redemption price equal to the greater of 101% of the principal amount thereof, together with accrued interest thereon to the date of redemption or 100% of the principal amount thereof, plus a Make-Whole Premium (as defined).

     The Company's credit agreements contain a number of customary covenants including, among others, restrictions on the incurrence of indebtedness, transactions with affiliates, and certain asset dispositions. Certain provisions require the Company to maintain certain financial ratios, such as a minimum current ratio, and a minimum interest coverage ratio. A minimum consolidated net worth, as defined, is also mandated. At December 31, 1997, the Company could make restricted payments aggregating approximately $27.4 million.

     The Company, through a "bankruptcy remote" receivables subsidiary ("Receivables Subsidiary"), has a trade receivables program ("Trade Receivables Program") which provides for the sale of accounts receivable, on a revolving basis. At December 31, 1997 and 1996, $111.8 million and $133 million, respectively, had been sold under this program and the sale is reflected as a reduction of accounts receivable in the accompanying Consolidated Balance Sheets. The Trade Receivables Program was financed through the issuance of (a) $115 million of Floating Rate Class A Trade Receivables Participation Certificates ("Class A Certificates"); (b) $18 million of Floating Rate Class B Trade Receivables Participation Certificates ("Class B Certificates"); and (c) $27 million of Investor Revolving Certificates. The Class A Certificates and Class B Certificates bear interest at LIBOR plus .27% and LIBOR plus .57%, respectively, and the Investor Revolving Certificates bear interest at LIBOR plus .375%. The expected final payment date of amounts outstanding under the Trade Receivables Program is May 18, 1999, but earlier termination could occur upon the occurrence of certain defined events. The cost of the Trade Receivables Program is charged to selling and administrative expense.

     The Trade Receivables Program requires the Company and Receivables Subsidiary to perform certain servicing obligations with respect to the existing and future trade receivables sold by the Company. The Company is not subject to any financial covenants under the Trade Receivables Program, but the documentation for the Trade Receivables Program provides for early termination of the Trade Receivables Program and early payment of the securities issued thereunder upon certain events, which include the incurrence of losses or delinquencies on the receivables in excess of certain levels or the bankruptcy or insolvency of the Company.

     Excluding amounts related to the Revolver, maturities of long-term debt for 1998, 1999 and 2000 are $3.75 million per year, $403.75 million in 2001, and $3.75 million in 2002.

                             WESTPOINT STEVENS INC.

3.  EMPLOYEE BENEFIT PLANS

PENSION PLANS

     Pension expense related to the Company's defined benefit plans, is comprised of the following (in thousands of dollars):

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Service cost-benefits earned during period.................  $  7,138    $  8,244    $  6,174
Interest cost on projected benefit obligation..............    24,410      24,255      23,757
Deferred actuarial gains (losses)..........................    24,580      (1,170)     33,038
                                                             --------    --------    --------
Subtotal...................................................    56,128      31,329      62,969
Actual returns on plan assets..............................   (53,483)    (22,276)    (49,969)
                                                             --------    --------    --------
Total defined benefit plan expense.........................  $  2,645    $  9,053    $ 13,000
                                                             ========    ========    ========
Actuarial assumptions for pension expense:
  Discount rate............................................      8.25%       7.25%        8.5%
  Average rate of increase in compensation levels..........       3.5%          4%          4%
  Expected long-term rate of return on plan assets.........        10%         10%        8.5%

     The following table sets forth the funded status of the Company's pension plans and amounts recognized in the accompanying Consolidated Balance Sheets at December 31, 1997 and 1996 (in thousands of dollars):

                                                                       DECEMBER 31,
                                                         -----------------------------------------
                                                            1997                   1996
                                                         -----------    --------------------------
                                                           ASSETS         ASSETS       ACCUMULATED
                                                           EXCEED         EXCEED        BENEFITS
                                                         ACCUMULATED    ACCUMULATED      EXCEED
                                                          BENEFITS       BENEFITS        ASSETS
                                                         -----------    -----------    -----------
Actuarial present value of projected benefit
  obligation:
  Vested...............................................   $286,334       $ 85,620       $200,902
  Nonvested............................................      8,259          3,835          5,706
                                                          --------       --------       --------
Accumulated benefit obligation.........................    294,593         89,455        206,608
Effect of projected future salary increases............     16,408             --         16,918
                                                          --------       --------       --------
Projected benefit obligation...........................    311,001         89,455        223,526
Plan assets at fair value..............................    331,396        102,718        197,174
                                                          --------       --------       --------
Projected benefit obligation less than (in excess of)
  plan assets..........................................     20,395         13,263        (26,352)
Unrecognized net actuarial losses......................     21,740         15,458         27,089
Minimum pension liability adjustment...................     (1,291)            --        (10,171)
                                                          --------       --------       --------
Pension related asset (liability) included in
  Consolidated Balance Sheets..........................   $ 40,844       $ 28,721       $ (9,434)
                                                          ========       ========       ========
Actuarial assumptions for funded status information:
  Discount rate........................................       7.75%          8.25%          8.25%
  Average rate of increase in compensation levels......        3.5%            --            3.5%

     At December 31, 1997, the Company changed the discount rate to 7.75% from 8.25% which increased the projected benefit obligation by approximately $20.5 million. At December 31, 1996, the Company changed the

                             WESTPOINT STEVENS INC.

3.  EMPLOYEE BENEFIT PLANS -- (CONTINUED)
discount rate to 8.25% from 7.25% which decreased the projected benefit obligation by approximately $38.5 million.

     The provisions of Financial Accounting Standards Board Statement No. 87, Employee Accounting for Pensions, require recognition in the balance sheet of an additional minimum liability for pension plans with accumulated benefits in excess of plan assets. At December 31, 1997 and 1996, minimum pension liability adjustments of $1.3 million ($0.8 million after related income taxes) and $10.2 million ($6.4 million after related income taxes), respectively, are included in the accompanying Consolidated Balance Sheets.

     Plan assets are primarily invested in United States Government and corporate debt securities, equity securities and fixed income insurance contracts. At December 31, 1997 and 1996, the Company's pension plans held Notes and Debentures of the Company with a market value of $14.2 million and $17.0 million, respectively.

RETIREMENT SAVINGS PLAN

     The Company matches fifty percent of each employee's before-tax contributions up to two percent of the employee's compensation. Company contributions may be made either in cash or in shares of Common Stock of the Company. During 1997, 1996 and 1995, the Company charged $2.2 million, $2.4 million and $2.4 million, respectively, to expense in connection with the 401(k) Plan.

OTHER POST-RETIREMENT BENEFIT PLANS

     In addition to sponsoring defined benefit pension plans, the Company sponsors various defined benefit post-retirement plans that provide health care and life insurance benefits to certain current and future retirees. All such post-retirement benefit plans are unfunded. The following table presents the status of post-retirement plans (in thousands of dollars):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Accumulated post-retirement benefit obligation:
  Retirees..................................................  $17,164    $17,815
  Fully eligible active plan participants...................      242        209
  Other active plan participants............................      111         87
  Unrecognized net gain.....................................    4,559      4,627
                                                              -------    -------
Accrued post-retirement benefit obligation..................  $22,076    $22,738
                                                              =======    =======

     Net periodic post-retirement benefit plans expense is not material during the three year period ended December 31, 1997.

     As of December 31, 1997, the actuarial assumptions include a discount rate of 7.75% and a medical care trend rate of 7.8% for 1998, grading down to 6% by 2000. These trend rates reflect the Company's prior experience and management's expectation of future rates. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated post-retirement benefit plans obligations as of December 31, 1997 by approximately $0.5 million, and the aggregate service and interest cost components of net periodic post-retirement benefit cost for the year ended December 31, 1997 by an immaterial amount.

                             WESTPOINT STEVENS INC.

4.  OTHER EXPENSE -- NET

     Included in "Other expense-net" in the accompanying Consolidated Statements of Operations for each of the years in the three year period ended December 31, 1997, 1996 and 1995, are the amortization and write-off of deferred financing fees of $3.9 million less certain miscellaneous income items.

5.  INCOME TAXES

     The Company accounts for income taxes under Statement 109. Under Statement 109, deferred income taxes are provided at the enacted marginal rates on the difference between the financial statement and income tax bases of assets and liabilities. Deferred income tax provisions or benefits are based on the change in the deferred tax assets and liabilities from period to period.

     The total provision (benefit) for income taxes consisted of the following (in thousands of dollars):

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1997       1996       1995
                                                        -------    -------    -------
Current
  Federal.............................................  $ 2,945    $   957    $ 2,311
  State...............................................    5,302        630      2,475
  Foreign.............................................      461        621       (145)
Deferred..............................................   37,247     30,492     25,809
                                                        -------    -------    -------
                                                        $45,955    $32,700    $30,450
                                                        =======    =======    =======

     Income tax expense (benefit) is included in the financial statements as follows (in thousands of dollars):

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1997       1996       1995
                                                        -------    -------    -------
Continuing operations.................................  $40,982    $33,085    $31,970
Discontinued operations...............................    1,368       (385)    (1,520)
Gain on sale of discontinued operations...............    3,605         --         --
                                                        -------    -------    -------
                                                        $45,955    $32,700    $30,450
                                                        =======    =======    =======

     Income tax expense (benefit) differs from the statutory federal income tax rate of 35% for the following reasons (in thousands of dollars):

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
                                                        1997       1996        1995
                                                       -------    -------    --------
Income tax expense (benefit) at federal statutory
  income tax rate....................................  $43,391    $31,628    $(34,789)
State income taxes (net of effect of federal income
  tax)...............................................    2,264      1,183       1,586
Interest on prior years' taxes.......................       --         --       2,051
Amortization of Excess Reorganization Value..........       --         --      62,187
Other-net............................................      300       (111)       (585)
                                                       -------    -------    --------
Income tax expense...................................  $45,955    $32,700    $ 30,450
                                                       =======    =======    ========

                             WESTPOINT STEVENS INC.

5.  INCOME TAXES -- (CONTINUED)
     Components of the net deferred income tax liability are as follows (in thousands of dollars):

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1996
                                                              ---------    ---------
Deferred tax liabilities:
  Basis differences resulting from reorganization...........  $(137,783)   $(108,634)
  Accelerated depreciation..................................    (69,620)     (75,930)
  Income taxes related to prior years, including interest...    (16,989)     (18,755)
  Nondeductible expenses....................................    (44,774)     (42,503)
  Other.....................................................     (1,716)      (4,715)

Deferred tax assets:
  Reserves for litigation, environmental, employee benefits
     and other..............................................     45,244       62,057
  Other.....................................................      8,460        9,423
                                                              ---------    ---------
                                                              $(217,178)   $(179,057)
                                                              =========    =========

     At December 31, 1997, the Company has estimated operating loss carryforwards ("NOLs") expiring in 2004-2009 of approximately $301 million available to reduce future federal taxable income. Due to the ownership change which occurred September 16, 1992 in connection with a reorganization, the utilization of NOLs generated prior to this date are subject to limitation under Internal Revenue Code Section 382.

     During prior years, the Internal Revenue Service (the "Service") issued Revenue Agent's Reports to Cluett, Peabody & Co., Inc., J. P. Stevens & Co., Inc., and West Point -- Pepperell, Inc. asserting income tax deficiencies and additions to tax totaling approximately $89 million related to tax years 1979 and 1982 through 1989. This amount did not include interest which accrues from the dates the taxes were due until the dates of the payments. During 1995, the Company reached agreements with the Service concerning all of the Revenue Agent's Reports. As a result, the Company made payments in December 1995, totaling approximately $33 million, which includes interest of approximately $19 million that was tax deductible. This liability had been accrued in previous periods and, accordingly, no additional income tax expense has been recognized in 1995 related to the agreements.

6.  STOCKHOLDERS' EQUITY

STOCK OPTIONS

     The Company has granted stock options under various stock plans to key employees and to non-employee directors. Also the Company granted certain contractual stock options which were not granted pursuant to any plan. The Omnibus Stock Incentive Plan (the "Omnibus Stock Plan") an amendment and restatement of the 1993 Management Stock Option Plan covers approximately 5.4 million shares of Common Stock, and also replaced the 1994 Non-Employee Directors Stock Option Plan after the 300,000 shares of Common Stock authorized under that plan had been granted. The Omnibus Stock Plan allows for six categories of incentive awards: options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. Key employees are granted options under the various plans at terms (purchase price, expiration date and vesting schedule) established by a committee of the Board of Directors. Options granted either in accordance with contractual arrangements or pursuant to the various plans have been at a price which is approximately equal to fair market value on the date of grant. Such options are exercisable on the date of grant for a period of ten years. The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under

                             WESTPOINT STEVENS INC.

6.  STOCKHOLDERS' EQUITY -- (CONTINUED)
Statement No. 123, Accounting for Stock-Based Compensation, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted using the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995, respectively: risk-free interest rates of 6.1%, 6.2% and 7%; no dividend yield; volatility factors of the expected market price of the Company's common stock of
 .25, .29 and .29; and a weighted-average expected life of the option of 8 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Pro forma stock based compensation costs resulted in 1997 pro forma net income of $75.5 million (or pro forma diluted net income per share of $1.20), 1996 pro forma net income of $57.2 million (or pro forma diluted net income per share of $.90) and 1995 pro forma net loss of $130.2 million (or pro forma diluted net loss per share of $1.99).

     Changes in outstanding options were as follows:

                                                            NUMBER OF SHARES
                                                             (IN THOUSANDS)                WEIGHTED
                                                    ---------------------------------      AVERAGE
                                                    QUALIFIED                            OPTION PRICE
                                                      PLANS      CONTRACTUAL    TOTAL     PER SHARE
                                                    ---------    -----------    -----    ------------
Options outstanding at December 31, 1994..........    1,626         1,020       2,646       $ 6.11
  Granted.........................................      188            --         188       $ 7.48
  Exercised and terminated........................      (76)         (500)       (576)      $ 4.73
                                                      -----         -----       -----       ------
Options outstanding at December 31, 1995..........    1,738           520       2,258       $ 6.57
  Granted.........................................    1,776            --       1,776       $13.34
  Exercised and terminated........................     (134)         (110)       (244)      $ 6.07
                                                      -----         -----       -----       ------
Options outstanding at December 31, 1996..........    3,380           410       3,790       $ 9.78
  Granted.........................................    1,176            20       1,196       $20.07
  Exercised and terminated........................     (514)         (390)       (904)      $ 7.15
                                                      -----         -----       -----       ------
Options outstanding at December 31, 1997..........    4,042            40       4,082       $13.37
                                                      =====         =====       =====       ======

     At December 31, 1997, options for 2,146,270 shares were exercisable.

STOCK BONUS PLAN

     During 1995, the Company's Board of Directors approved the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan (the "Stock Bonus Plan") covering 1,000,000 shares of the Company's Common

                             WESTPOINT STEVENS INC.

6.  STOCKHOLDERS' EQUITY -- (CONTINUED)
Stock. Under the Stock Bonus Plan, the Company may grant bonus awards of shares of Common Stock to key employees based on the Company's achievement of targeted earnings levels during the Company's fiscal year. For 1997, 1996 and 1995, respectively, bonus awards were deemed earned by forty-seven, fifty-three and thirty-nine employees covering an aggregate of 398,456 shares, 643,464 shares and 676,936 shares of Common Stock. The Stock Bonus Plan provides for vesting of the bonus awards of 20 percent in the year of award and 20 percent in each of the next four years if the employee continues employment with the Company. The Company charged $4.4 million, $3.4 million and $1.4 million to expense in 1997, 1996 and 1995, respectively, in connection with the Stock Bonus Plan.

7.  LEASE COMMITMENTS

     The Company's operating leases, including sublease arrangements with divested operations, consist of land, sales offices, manufacturing equipment, warehouses and data processing equipment with expiration dates at various times during the next thirteen years. Some of the operating leases stipulate that the Company can (a) purchase the properties at their then fair market values or (b) renew the leases at their then fair rental values. Some of the Company's leases, principally sales office space and manufacturing equipment, are sublet to others under leases expiring over the next four years.

     The following is a schedule, by year, of future minimum lease payments as of December 31, 1997 under operating leases, including sublease arrangements, that have initial or remaining noncancelable lease terms in excess of one year (in thousands of dollars):

YEAR ENDING DECEMBER 31,
------------------------
1998........................................................  $ 25,404
1999........................................................    23,987
2000........................................................    17,318
2001........................................................    12,571
2002........................................................     9,650
Years subsequent to 2002....................................    22,336
                                                              --------
Total minimum lease payments................................   111,266
Minimum sublease rentals....................................    (9,680)
                                                              --------
Net minimum lease payments required for operating leases....  $101,586
                                                              ========

     The following schedule shows the composition of total rental expense for all operating leases, except those with terms of one month or less that were not renewed (in thousands of dollars):

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
Minimum lease payments......................................  $30,662    $40,217    $42,070
Less sublease rentals.......................................   (3,986)    (4,761)    (7,464)
                                                              -------    -------    -------
Rent expense................................................  $26,676    $35,456    $34,606
                                                              =======    =======    =======

8.  LITIGATION AND CONTINGENT LIABILITIES

     The Company is subject to various federal, state and local environmental laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and non-hazardous substances and wastes used in or resulting from its operations and potential remediation obligations thereunder. Certain of the Company's facilities (including certain facilities no longer owned or utilized by the

                             WESTPOINT STEVENS INC.

8.  LITIGATION AND CONTINGENT LIABILITIES -- (CONTINUED)
Company) have been cited or are being investigated with respect to alleged violations of such laws and regulations. The Company is cooperating fully with relevant parties and authorities in all such matters. The Company believes that it has adequately provided in its financial statements for any expenses and liabilities that may result from such matters. The Company also is insured with respect to certain of such matters. The Company's operations are governed by laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and regulate chemical and ergonomic hazards in the workplace. Although the Company does not expect that compliance with any of such laws and regulations will adversely affect the Company's operations, there can be no assurance such regulatory requirements will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such requirements.

     The Company and its subsidiaries are involved in various other legal proceedings, both as plaintiff and as defendant, which are normal to its business. It is the opinion of management that the aforementioned actions and claims, if determined adversely to the Company, will not have a material adverse effect on the financial condition or operations of the Company taken as a whole.

9.  CASH FLOW INFORMATION

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1997        1996        1995
                                                     --------    --------    --------
(In thousands of dollars)
Supplemental disclosures of cash flow information:
  Cash paid during the period:
     Interest......................................  $107,410    $102,565    $101,195
                                                     ========    ========    ========
     Income taxes..................................  $  9,444    $  5,733    $  4,433
                                                     ========    ========    ========

10.  DISCONTINUED OPERATIONS

     On August 27, 1997 the Company closed a transaction pursuant to which WestPoint Stevens sold its subsidiaries AIH Inc., Alamac Knit Fabrics, Inc. and Alamac Enterprises Inc. (collectively, "Alamac Knit Fabrics subsidiary" or "Alamac"), other than cash, accounts receivable of approximately $42.5 million and a yarn mill located in Whitmire, S.C., to Dyersburg Corporation for approximately $126 million. The Whitmire facility was transferred by the Company to Home Fashions to support the Company's expansion of its sheeting production capacity. As a result of the transaction, the Company now accounts for the Alamac Knit Fabrics subsidiary as a discontinued operation and the accompanying financial statements have been adjusted and restated accordingly.

                             WESTPOINT STEVENS INC.

10.  DISCONTINUED OPERATIONS -- (CONTINUED)
     Data relative to Alamac Knit Fabrics subsidiary is as follows (in thousands of dollars):

                                                                             YEAR ENDED DECEMBER 31,
                                                           PERIOD ENDED      ------------------------
                                                          AUGUST 27, 1997       1996          1995
                                                          ---------------    ----------    ----------
Net sales...............................................     $162,428         $222,019      $231,721
                                                             ========         ========      ========
Operating earnings before amortization of excess
  reorganization value..................................     $  9,189         $  7,051      $  3,962
                                                             ========         ========      ========
Operating earnings (loss)...............................     $  9,189         $  7,051      $(21,267)
                                                             ========         ========      ========
Net income (loss).......................................     $  2,625         $   (287)     $(27,512)
                                                             ========         ========      ========
Gain on sale, net of taxes of $3,605....................     $  6,138
                                                             ========
Capital expenditures, including capital leases..........     $  3,237         $  4,998      $  9,757
                                                             ========         ========      ========
Amortization of excess reorganization value.............                                    $ 25,229
                                                                                            ========
Depreciation and other amortization.....................     $  5,501         $  8,059      $ 11,117
                                                             ========         ========      ========

11.  MAJOR CUSTOMER INFORMATION

     The Company's consumer home fashions products are sold primarily to domestic chain stores, mass merchants, department and specialty stores. Sales to two customers as a percent of net sales, amounted to approximately 13% and 10% for the year ended December 31, 1997. Sales to three customers as a percent of net sales, amounted to approximately 13%, 12% and 10% for the year ended December 31, 1996. Sales to three customers as a percent of net sales, amounted to approximately 12%, 12% and 11% for the year ended December 31, 1995. During 1997, 1996 and 1995, the Company's six largest customers accounted for approximately 52%, 55% and 54%, respectively, of the Company's net sales.

                             WESTPOINT STEVENS INC.

12.  QUARTERLY FINANCIAL SUMMARY (UNAUDITED)

                                                                              QUARTER
                                                          ------------------------------------------------
                                                            FIRST       SECOND        THIRD       FOURTH
                                                          ---------    ---------    ---------    ---------
                                                          (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)
YEAR ENDED DECEMBER 31, 1997
----------------------------------
Net sales...............................................   $357.1       $395.8       $459.0       $445.6
Gross earnings..........................................     89.2         96.2        122.1        112.3
Operating earnings......................................     38.5         43.1         69.2         64.1

Income from continuing operations.......................      9.0         10.7         26.5         23.1
Income from discontinued operations.....................      1.1          1.1          0.4           --
Gain on sale of discontinued operations.................       --           --          6.1           --
                                                           ------       ------       ------       ------
Net income..............................................     10.1         11.8         33.0         23.1
Basic net income per common share (1):
  Continuing operations.................................      .14          .18          .43          .39
  Discontinued operations...............................      .02          .01          .01           --
  Gain on sale of discontinued operations...............       --           --          .10           --
                                                           ------       ------       ------       ------
  Net income per common share...........................      .16          .19          .54          .39
Diluted net income per common share (1):
  Continuing operations.................................      .14          .17          .42          .38
  Discontinued operations...............................      .02          .01          .01           --
  Gain on sale of discontinued operations...............       --           --          .10           --
                                                           ------       ------       ------       ------
  Net income per common share...........................      .16          .18          .53          .38
YEAR ENDED DECEMBER 31, 1996
----------------------------------
Net sales...............................................   $327.5       $362.5       $412.7       $399.1
Gross earnings..........................................     82.8         85.4        106.5         97.7
Operating earnings......................................     37.6         39.0         59.3         52.6

Income from continuing operations.......................      8.3          9.1         22.2         18.4
Income (loss) from discontinued operations..............     (0.3)        (0.4)        (0.5)         0.9
                                                           ------       ------       ------       ------
Net income..............................................      8.0          8.7         21.7         19.3
Basic net income (loss) per common share (1):
  Continuing operations.................................      .13          .14          .36          .29
  Discontinued operations...............................     (.01)          --         (.01)         .02
                                                           ------       ------       ------       ------
  Net income per common share...........................      .12          .14          .35          .31
Diluted net income (loss) per common share (1):
  Continuing operations.................................      .13          .14          .35          .29
  Discontinued operations...............................     (.01)          --         (.01)         .02
                                                           ------       ------       ------       ------
  Net income per common share...........................      .12          .14          .34          .31

---------------
(1) Net income (loss) per common share calculations for each of the quarters is based on the average common shares outstanding for each period.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Cautionary Notice Regarding Forward-
  Looking Statements...................   iii
Available Information..................   iii
Incorporation of Certain Documents by
  Reference............................    iv
Summary................................     1
Risk Factors...........................    12
The Financing Transactions; Use of
  Proceeds.............................    18
Capitalization.........................    19
Pro Forma Unaudited Financial Data.....    20
Selected Historical Consolidated
  Financial Data.......................    25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    27
Business...............................    32
Description of Certain Other
  Indebtedness.........................    35
Description of the Securities..........    37
Exchange Offer.........................    55
Plan of Distribution...................    63
Certain U.S. Federal Income Tax
  Considerations.......................    64
Legal Matters..........................    68
Experts................................    68
Index to Financial Statements..........   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                 $1,000,000,000
                             WESTPOINT STEVENS INC.
                          7 7/8% SENIOR NOTES DUE 2005
                                      AND

                          7 7/8% SENIOR NOTES DUE 2008
                            -----------------------
                                   PROSPECTUS
                            -----------------------

                                          , 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (1) Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in and of itself, create a presumption that his conduct was unlawful.

     Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

          (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (iii) by the stockholders.

     Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

     (2) By-law Provisions on Indemnity. Article V of the Amended and Restated By-laws of the Company, as the same may be amended from time to time (the "By-laws"), sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Article V generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, provided that the applicable standard of conduct set forth in Section 145 of DGCL was met and, provided further that such indemnification shall be limited to expenses (including attorneys' fees and disbursements) actually and reasonably incurred in the case of an action or suit by or in the right of the Company to procure a judgment in its favor. Subject to the procedures for indemnification of directors and officers set forth in the By-laws, the indemnification of the Company's directors and officers provided for therein is in all other respects substantially similar to that provided for in Section 145 of the DGCL. Any such indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (3) Indemnification Agreements. In addition, each of the directors and the executive officers of the Company is entitled to indemnification from the Company pursuant to separate agreements (the "Indemnification Agreements") between the Company and such persons.

     The Company has in effect insurance policies covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

     The above discussion of the By-laws of the Company and of the Indemnification Agreements and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such By-laws, Indemnification Agreements and the Delaware Code.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  EXHIBITS


 3(a)       --   Restated Articles of Incorporation of the Company.*
  (b)       --   Amended and Restated By-laws of WestPoint Stevens Inc., as currently in effect, incorporated by reference to the
                 Post-Effective Amendment No. 1 to Registration Statement on
                 Form S-1 (Commission File No. 33-77726) filed by the Company with the Securities and Exchange Commission on May 19, 1994.
 4(a)       --   Indenture for the 7 7/8% Senior Notes due 2005 dated as of
                 June 9, 1998, between the Company and The Bank of New York, as trustee.*
  (b)       --   Form of Old 7 7/8% Senior Notes due 2005 (included in
                 Exhibit 4(a)).*
  (c)       --   Form of Exchange 7 7/8% Senior Notes due 2005 (included in
                 Exhibit 4(a)).*
  (d)       --   Registration Rights Agreement dated as of June 9, 1998 among the Company and the Initial Purchasers with respect to the
                 Senior Notes due 2005.*
  (e)       --   Indenture for the 7 7/8 Senior Notes due 2008 and 7 7/8
                 Senior Notes due 2008, dated as of June 9, 1998, between the
                 Company and The Bank of New York, as Trustee.*
  (f)       --   Form of Old 7 7/8% Senior Notes due 2008 (included in
                 Exhibit 4(e)).*

  (g)       --   Form of Exchange 7 7/8% Senior Notes due 2008 (included in
                 Exhibit 4(e)).*
  (h)       --   Registration Rights Agreement dated as of June 9, 1998 among the Company and the Initial Purchasers with respect to the
                 Senior Notes due 2008.*
 5          --   Opinion of Weil, Gotshal & Manges LLP, as to the validity of the Exchange Notes to be issued by the Company.**
10.1        --   Indenture, dated as of December 10, 1993, between the
                 Company and First Trust National Association, as trustee,
                 for the 8 3/4% Senior Notes due 2001, incorporated by
                 reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-21496)
                 filed by the Company with the Commission.
10.2        --   Form of 8 3/4% Senior Notes due 2001 (included in the
                 Indenture filed as Exhibit 10.1), incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1993 (Commission File No. 0-21496) filed by the
                 Company with the Commission.
10.3        --   Indenture, dated as of December 10, 1993, between the
                 Company and The Bank of New York, as trustee, for the 9 3/8%
                 Subordinated Debentures due 2005, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1993 (Commission File No. 0-21496) filed by the
                 Company with the Commission.
10.4        --   Form of 9 3/8% Subordinated Debentures due 2005 (included in the Indenture filed as Exhibit 10.3), incorporated by
                 reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-21496)
                 filed by the Company with the Commission.
10.5        --   Rights Agreement, dated as of September 16, 1992, between
                 the Company, The Bank of New York, as rights agent, as
                 amended by Amendment No. 1 to Rights Agreement, dated as of
                 March 12, 1993, and Amendment No. 2 to Rights Agreement,
                 dated as of December 10, 1993, incorporated by reference to the Registration Statement on Form 10/A (Commission File No.
                 0-21496) filed by the Company on January 6, 1994.
10.6        --   Form of Restated Plan Registration Rights Agreement dated as of May 7, 1993, among the Company and the Existing Holders
                 (as defined therein), incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company on July 1, 1993.
10.7        --   Form of Registration Rights Agreement, dated as of May 7,
                 1993, among the Company and the Purchaser (as defined
                 therein) incorporated by reference to Exhibit 1 to the Form of Securities Purchase Agreement filed as Exhibit 10.13 to the Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company with the Commission on July 1,
                 1993.
10.8        --   Amended and Restated Credit Agreement, dated as of May 7,
                 1993, by and among West Point-Pepperell, Inc., the banks
                 listed on the signature pages thereof, Bankers Trust
                 Company, as administrative agent, and The Chase Manhattan
                 Bank, N.A., Citicorp USA, Inc., NationsBank of North
                 Carolina, Inc., The Bank of New York and The Bank of Nova
                 Scotia, as co-agents, incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by Valley Fashions Corp. with the Commission on July 1, 1993.
10.9        --   Employment Agreement, dated as of March 8, 1993, between
                 West Point-Pepperell, Inc. and Holcombe T. Green, Jr.,
                 together with Letter, dated as of March 8, 1993, from the
                 Company to Holcombe T. Green, Jr., incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by Valley Fashions Corp. (since renamed
                 WestPoint Stevens Inc.) with the Commission on July 1, 1993.
10.10       --   Employment Agreement, dated as of April 1, 1993, between
                 West Point-Pepperell, Inc. and Morgan M. Schuessler,
                 together with Letter, dated as of April 1, 1993, from the
                 Company to Morgan M. Schuessler, incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by Valley Fashions Corp. (since renamed
                 WestPoint Stevens Inc.) with the Commission on July 1, 1993.

10.11       --   Employment Agreement, dated as of February 1, 1993, between
                 West Point-Pepperell, Inc. and Joseph L. Jennings, Jr.,
                 incorporated by reference to the Registration Statement on
                 Form 10 (Commission File No. 0-21496) filed by the Company with the Commission on July 1, 1993.
10.12       --   Employment Agreement, dated as of March 8, 1993, between
                 West Point-Pepperell, Inc. and Thomas J. Ward, incorporated by reference to the Registration Statement on Form 10
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on July 1, 1993.
10.13       --   Form of directors and officers Indemnification Agreement
                 with West Point-Pepperell, Inc., incorporated by reference to the Registration Statement on Form S-1 (Commission File
                 No. 33-69858) filed by the Company with the Commission on
                 October 1, 1993.
10.14       --   1993 Management Stock Option Plan, incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by the Company with the Commission on
                 July 1, 1993.
10.15       --   Description of 1993 Senior Management Incentive Plan,
                 incorporated by reference to the Company's 1994 Proxy
                 Statement (Commission File No. 0-21496) filed by the Company with the Commission.
10.16       --   West Point-Pepperell, Inc. Supplemental Retirement Plan for
                 Eligible Executives, as amended, incorporated by reference to the Schedule 14D-9 dated November 3, 1988 (Commission
                 File No. 1-4490) filed by West Point-Pepperell, Inc. with
                 the Commission.
10.17       --   West Point-Pepperell, Inc. Supplemental Executive Retirement
                 Plan, as amended, incorporated by reference to the Schedule
                 14D-9 dated November 3, 1988 (Commission File No. 1-4490)
                 filed by West Point-Pepperell, Inc. with the Commission.
10.18       --   Indenture, dated as of March 1, 1987, between J.P. Stevens &
                 Co., Inc. and The Bank of New York, as trustee, for the 9%
                 Sinking Fund Debentures due 2017 including the First and
                 Second Supplemental Indentures thereto, incorporated be
                 reference to the Registration Statement on Form S-1
                 (Commission File No. 33-69858) filed by the Company with the
                 Commission on October 1, 1993.
10.19       --   Credit Agreement, dated as of December 1, 1993, among Valley
                 Fashions Corp., Bankers Trust Company as Administrative
                 Agent, the Co-Agents parties thereto and the other financial institutions parties thereto as amended on December 10,
                 1993, incorporated by reference to the Annual Report on Form
                 10-K for the fiscal year ended December 31, 1993 (Commission
                 File No. 0-21496) filed by the Company with the Commission.
10.20       --   Revolving Certificate Purchase Agreement, dated as of
                 December 1, 1993, among WPS Receivables Corporation, the
                 Company, the Co-Agents and Revolving Purchasers named
                 therein, Bankers Trust Company, as Administrative Agent, and
                 NationsBank of North Carolina, N.A., as Agent, incorporated by reference to the Annual Report on Form 10-K for the
                 fiscal year ended December 31, 1993 (Commission File No.
                 0-21496) filed by the Company with the Commission.
10.21       --   Amendment No. 1 to the Revolving Certificate Purchase
                 Agreement, dated as of December 10, 1993, among WPS
                 Receivables Corporation, the Company, the Co-Agents and
                 Revolving Purchasers named therein, Bankers Trust Company, as Administrative Agent, and NationsBank of North Carolina,
                 N.A., as Agent, incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1993 (Commission File No. 0-21496) filed by the Company with the Commission.
10.22       --   Pooling and Servicing Agreement, dated as of December 10,
                 1993, among WPS Receivables Corporation, as Transferor, the
                 Company, as the initial Servicer, and Chemical Bank, as
                 Trustee, incorporated by reference to the Current Report on
                 Form 8-K (Commission File No. 0-21496) filed by the Company with the Commission on December 10, 1993.
10.23       --   Receivables Purchase Agreement, dated as of December 10,
                 1993, among WPS Receivables Corporation, as Purchaser, and the Company and Alamac Knit Fabrics, Inc., as Sellers,
                 incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on December 10, 1993.

10.24       --   Form of Securities Purchase Agreement, dated as of March 12,
                 1993, among the Company, New Street Capital Corporation,
                 Magten Asset Management Corporation and each Other Holder
                 (as defined therein), incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company with the Commission on July 1,
                 1993.
10.25       --   Amended and Restated Credit Agreement dated November 23,
                 1994, among the Company, NationsBank of North Carolina, N.A.
                 as Administrative Agent, the Co-Agents parties thereto and the other financial institutions parties thereto,
                 incorporated by reference to the Annual Report on Form
                 10-K/A for the fiscal year ended December 31, 1994
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.26       --   WestPoint Stevens Inc. 1994 Non-Employee Directors Stock
                 Option Plan, incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.27       --   Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 1994, among WPS Receivables Corporation, the
                 Company and Chemical Bank, incorporated by reference to the
                 Registration Statement on Form S-1, Amendment No. 2
                 (Commission File No. 33-76956) filed by WPS Receivables
                 Corporation with the Commission on May 24, 1994.
10.28       --   Revolving Certificate Purchase Agreement, dated as of May
                 27, 1994, among WPS Receivables Corporation, the Company,
                 the Co-Agents and Revolving Purchasers named therein,
                 Bankers Trust Company, as Administrative Agent, and
                 NationsBank of North Carolina, N.A., as Agent, incorporated by reference to the Registration Statement on Form S-1,
                 Amendment No. 3 (Commission File No. 33-76956) filed by WPS
                 Receivables Corporation with the Commission on May 16, 1994.
10.29       --   Amended and Restated Receivables Purchase Agreement, dated as of May 27, 1994, among WPS Receivables Corporation, as
                 Purchaser, and the Company and Alamac Knit Fabrics, Inc., as
                 Sellers, incorporated by reference to the Registration
                 Statement on Form S-1, Amendment No. 3 (Commission File No.
                 33-76956) filed by WPS Receivables Corporation with the
                 Commission on May 16, 1994.
10.30       --   Series 1994-1 Supplement, dated as of May 27, 1994, to the
                 Amended and Restated Pooling and Servicing Agreement, among
                 WPS Receivables Corporation, the Company and Chemical Bank,
                 incorporated by reference to the Registration Statement on
                 Form S-1, Amendment No. 3 (Commission File 33-76956) filed by WPS Receivables Corporation with the Commission on May
                 16, 1994.
10.31       --   Series 1994-R Supplement, dated as of May 27, 1994, to the
                 Amended and Restated Pooling and Servicing Agreement, among
                 WPS Receivables Corporation, the Company and Chemical Bank,
                 incorporated by reference to the Registration Statement on
                 Form S-1, Amendment No. 3 (Commission File No. 33-76956)
                 filed by WPS Receivables Corporation with the Commission on
                 May 16, 1994.
10.32       --   WestPoint Stevens Inc. Amended and Restated 1994
                 Non-Employee Directors Stock Option Plan, incorporated by
                 reference to the Form 10-Q for the quarterly period ended
                 June 30, 1995 (Commission File No. 0-21496) filed by the
                 Company with the Commission on August 9, 1995.
10.33       --   Description of Senior Management Incentive Plan,
                 incorporated by reference to the Company's 1995 Proxy
                 Statement (Commission File No. 0-21496) filed by the Company with the Commission on April 7, 1995.
10.34       --   WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan,
                 incorporated by reference to the Registration Statement Form
                 S-8 (Registration No. 33-95580) filed by the Company on
                 August 11, 1995.

10.35       --   Credit Agreement dated December 4, 1995, among Alamac Knit
                 Fabrics, Inc., as Borrower, Alamac Enterprises Inc. and AIH
                 Inc., as Guarantors, the Lenders identified therein and
                 NationsBank, N.A., as agent, incorporated by reference to
                 the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1995 (Commission File No. 0-21496) filed by the
                 Company with the Commission.
10.36       --   Amendment Agreement dated December 4, 1995 among the
                 Company, NationsBank, N.A., The Bank of New York, The First
                 National Bank of Boston, The First National Bank of Chicago,
                 The Nippon Credit Bank, Ltd., Wachovia Bank of Georgia,
                 N.A., Trust Company Bank, AmSouth Bank of Alabama and ABN
                 AMRO Bank, N.V., incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1995 (Commission File No. 0-21496) filed by the Company with the Commission.
10.37       --   Form of directors and officers Indemnification Agreement
                 with the Company, incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1995 (Commission File No. 0-21496) filed by the Company with the Commission.
10.38       --   WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan
                 (As Amended), incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.39       --   Tax Settlement Form 870-AD between WestPoint Stevens Inc.
                 (successor-in-interest to Cluett, Peabody and Co., Inc.) and the Internal Revenue Service dated December 11, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission.
10.40       --   Tax Settlement Form 870-AD between WestPoint Stevens Inc.
                 (successor-in-interest to West Point-Pepperell, Inc.) and
                 the Internal Revenue Service dated August 29, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission.
10.41       --   Tax Settlement Form 870-AD between J.P. Stevens & Co., Inc.
                 and the Internal Revenue Service dated August 29, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission.
10.42       --   Second Amendment and Waiver Agreement dated as of January
                 23, 1997, among the Company, NationsBank, N.A. (formerly
                 known as NationsBank of North Carolina, N.A.), the Bank of
                 New York, The First National Bank of Boston, The First
                 National Bank of Chicago, The Nippon Credit Bank, Ltd.,
                 Wachovia Bank of Georgia, N.A., SunTrust Bank, Atlanta
                 (formerly known as Trust Company Bank), AmSouth Bank of
                 Alabama, and ABN AMRO Bank, N.V., incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year
                 ended December 31, 1996 (Commission File No. 0-21496) filed by the Company with the Commission.
10.43       --   Credit Agreement dated as of January 23, 1997, among
                 WestPoint Stevens (UK) Limited, P.J. Flower & Co. Limited,
                 as the Borrowers, the Company as Guarantor, the several
                 lenders identified on the signature pages thereto and such other lenders as may from time to time become a party
                 thereto and NationsBank, N.A., as agent for the Lenders,
                 incorporated by reference to the Annual Report on Form
                 10-K/A for the fiscal year ended December 31, 1996
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.44       --   First Amendment to the WestPoint Stevens Inc. Supplemental
                 Retirement Plan dated as of September 6, 1996, incorporated by reference to the Annual Report on Form 10-K/A for the
                 fiscal year ended December 31, 1996 (Commission File No.
                 0-21496) filed by the Company with the Commission.
10.45       --   Employment Agreement effective January 1, 1997 between the
                 Company and Joseph L. Jennings superseding the Employment
                 Agreement of February 1, 1993, incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year ended
                 December 31, 1996 (Commission File No. 0-21496) filed by the
                 Company with the Commission.

10.46       --   WestPoint Stevens Inc. Omnibus Stock Incentive Plan,
                 incorporated by reference to the Company's 1997 Proxy
                 Statement for the fiscal year ended December 31, 1996
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.47       --   Second Amendment Agreement, dated as of May 22, 1997, by and among Alamac Knit Fabrics, Inc., as Borrower, Alamac
                 Enterprises Inc. and AIH Inc., as Guarantors, the Lenders
                 identified therein and NationsBank, N.A., as Agent,
                 incorporated by reference to the Form 10-Q for the quarterly period ended June 30, 1997 (Commission File No. 0-21496)
                 filed by the Company with the Commission.
10.48       --   Third Amendment Agreement, dated as of May 22, 1997, among the Company, as Borrower, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), The Bank of New
                 York, The First National Bank of Boston, The First National
                 Bank of Chicago, Scotiabank Inc., Wachovia Bank of Georgia,
                 N.A., SunTrust Bank, Atlanta, AmSouth Bank of Alabama, and
                 ABN AMRO Bank, N.V., incorporated by reference to the Form
                 10-Q for the quarterly period ended June 30, 1997
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission.
10.49       --   Stock Purchase Agreement by and among Dyersburg Corporation, as Purchaser, Alamac Sub Holdings Inc., as Seller, AIH Inc.
                 and Company dated as of July 15, 1997, incorporated by
                 reference to the Current Report on Form 8-K (Commission File
                 No. 0-21496) filed by the Company with the Commission on
                 September 11, 1997.
10.50       --   Supplemental Agreement relating to Phase II Environmental
                 Investigation among Alamac Sub Holdings Inc., AIH Inc.,
                 Company and Dyersburg Corporation dated as of July 15, 1997, incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on September 11, 1997.
10.51       --   Amendment to Stock Purchase Agreement among Alamac Sub
                 Holdings Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 15, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997.
10.52       --   Supplemental Environmental Indemnity among Alamac Sub
                 Holdings, Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 20, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997.
10.53       --   Second Supplemental Environmental Indemnity among Alamac Sub
                 Holdings Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 27, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997.
10.54       --   Assignment and Assumption Agreement among Company (the
                 "Assignor"), Alamac Knit Fabrics, Inc. (the "Assignee") and
                 Dyersburg Corporation dated as of August 27, 1997,
                 incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on September 11, 1997.
10.55       --   Letter of Amendment Agreement, dated as of July 18, 1997, by and among Alamac Knit Fabrics, Inc., as Borrower, Alamac
                 Enterprises Inc. and AIH Inc., as Guarantors, the Lenders
                 identified therein and NationsBank, N.A., as Agent,
                 incorporated by reference to the Form 10-Q for the quarterly period ended September 30, 1997 (Commission File No.
                 0-21496) filed by the Company with the Commission.
10.56       --   Letter Amendment Agreement, dated as of July 22, 1997, among the Company, as Borrower, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), The Bank of New
                 York, BankBoston, N.A. (formerly known as The First National
                 Bank of Boston), The First National Bank of Chicago,
                 Scotiabank Inc., Wachovia Bank of Georgia, N.A., SunTrust
                 Bank, Atlanta, AmSouth Bank of Alabama and ABN AMRO Bank,
                 N.A., incorporated by reference to the Form 10-Q for the
                 quarterly period ended September 30, 1997 (Commission File
                 No. 0-21496) filed by the Company with the Commission.

10.57  --  Letter Amendment Agreement, dated as of August 5, 1997, among the Company, as Borrower, NationsBank,
10.58  --  Termination of Commitments and Release of Liens dated August 27, 1997, by and among Alamac Knit
           Fabrics, Inc., as Borrower, Alamac Enterprises Inc. and AIH Inc., as Guarantors, the Lenders
           identified therein and NationsBank, N.A., as Agent, incorporated by reference to the Form 10-Q for the quarterly period ended September 30, 1997 (Commission File No. 0-21496) filed by the Company with the Commission.
10.59  --  Second Amended and Restated Credit Agreement, dated as of June 9, 1998, among the Company, WestPoint
           Stevens (UK) Limited, WestPoint Stevens (Europe) Limited, NationsBank, N.A., as agent, and the other financial institutions party thereto.*
10.60  --  Letter Amendment Agreement, dated as of June 30, 1998, among the Company, WestPoint Stevens (UK)
           Limited, WestPoint Stevens (Europe) Limited, NationsBank, N.A., as agent and the other financial institutions party thereto.*
12.1   --  Statement Re: Computation of Ratios of Earnings to Fixed Charges.*
12.2   --  Statement Re: Pro Forma Computation of Ratios of Earnings to Fixed Charges.*
23(a)  --  Consent of Ernst & Young LLP.*
23(b)  --  Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this
           Registration Statement).**
24     --  Power of Attorney.*
25(a)  --  Statement of Eligibility and Qualification of The Bank of New York, as Trustee, on Form T-1 with respect to the 7 7/8% Senior Notes due 2005.*
25(b)  --  Statement of Eligibility and Qualification of The Bank of New York, as Trustee, on Form T-1 with respect to the Senior Notes due 2008.*
99.1   --  Form of Letter of Transmittal.*
99.2   --  Form of Notice of Guaranteed Delivery.*
99.3   --  Form of Instructions to Registered Holders and/or Book-Entry Facility Participant from Beneficial
           Owner.*
99.4   --  Form of Exchange Agent Agreement.*


---------------


 * Previously filed.



** Filed herewith.


ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Point, Georgia, on this 4th day of August, 1998.


                                          WESTPOINT STEVENS INC.


                                          By: /s/     THOMAS J. WARD
                                             -----------------------------------
                                                      THOMAS J. WARD
                                                   PRESIDENT AND CHIEF
                                                    OPERATING OFFICER



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant named below and in the capacities indicated, on the dates indicated.



                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
*                                              Chairman and Chief Executive          August 4, 1998
---------------------------------------------  Officer and Director (Principal
HOLCOMBE T. GREEN, JR.                         Executive Officer)

*                                              Executive Vice President/Finance      August 4, 1998
---------------------------------------------  and Chief Financial Officer
MORGAN M. SCHUESSLER                           (Principal Financial Officer)

*                                              Controller (Principal Accounting      August 4, 1998
---------------------------------------------  Officer)
J. NELSON GRIFFITH

*                                              Vice Chairman of the Board            August 4, 1998
---------------------------------------------
JOSEPH L. JENNINGS, JR.

*                                              Director                              August 4, 1998
---------------------------------------------
HUGH M. CHAPMAN

*                                              Director                              August 4, 1998
---------------------------------------------
M. KATHERINE DWYER

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
*                                              Director                              August 4, 1998
---------------------------------------------
JOHN G. HUDSON

*                                              Director                              August 4, 1998
---------------------------------------------
CHARLES W. MCCALL

*                                              Director                              August 4, 1998
---------------------------------------------
GERALD B. MITCHELL

*                                              Director                              August 4, 1998
---------------------------------------------
JOHN F. SORTE

*                                              Director                              August 4, 1998
---------------------------------------------
PHILLIP SIEGEL

/s/ Christopher N. Zodrow
------------------------------------------
CHRISTOPHER N. ZODROW
ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
 3(a)       --   Restated Articles of Incorporation of the Company.*.........
  (b)       --   Amended and Restated By-laws of WestPoint Stevens Inc., as currently in effect, incorporated by reference to the
                 Post-Effective Amendment No. 1 to Registration Statement on
                 Form S-1 (Commission File No. 33-77726) filed by the Company with the Securities and Exchange Commission on May 19,
                 1994. ......................................................
 4(a)       --   Indenture for the 7 7/8% Senior Notes due 2005 dated as of
                 June 9, 1998, between the Company and The Bank of New York, as trustee.*................................................
  (b)       --   Form of Old 7 7/8% Senior Notes due 2005 (included in
                 Exhibit 4(a)).*.............................................
  (c)       --   Form of Exchange 7 7/8% Senior Notes due 2005 (included in
                 Exhibit 4(a)).*.............................................
  (d)       --   Registration Rights Agreement dated as of June 9, 1998 among the Company and the Initial Purchasers with respect to the
                 Senior Notes due 2005.*.....................................
  (e)       --   Indenture for the 7 7/8 Senior Notes due 2008 and 7 7/8
                 Senior Notes due 2008, dated as of June 9, 1998, between the
                 Company and The Bank of New York, as Trustee.*..............
  (f)       --   Form of Old 7 7/8% Senior Notes due 2008 (included in
                 Exhibit 4(e)).*.............................................
  (g)       --   Form of Exchange 7 7/8% Senior Notes due 2008 (included in
                 Exhibit 4(e)).*.............................................
  (h)       --   Registration Rights Agreement dated as of June 9, 1998 among the Company and the Initial Purchasers with respect to the
                 Senior Notes due 2008.*.....................................
 5          --   Opinion of Weil, Gotshal & Manges LLP, as to the validity of the Exchange Notes to be issued by the Company.**...........
10.1        --   Indenture, dated as of December 10, 1993, between the
                 Company and First Trust National Association, as trustee,
                 for the 8 3/4% Senior Notes due 2001, incorporated by
                 reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-21496)
                 filed by the Company with the Commission. ..................
10.2        --   Form of 8 3/4% Senior Notes due 2001 (included in the
                 Indenture filed as Exhibit 10.1), incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1993 (Commission File No. 0-21496) filed by the
                 Company with the Commission. ...............................
10.3        --   Indenture, dated as of December 10, 1993, between the
                 Company and The Bank of New York, as trustee, for the 9 3/8%
                 Subordinated Debentures due 2005, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1993 (Commission File No. 0-21496) filed by the
                 Company with the Commission. ...............................
10.4        --   Form of 9 3/8% Subordinated Debentures due 2005 (included in the Indenture filed as Exhibit 10.3), incorporated by
                 reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-21496)
                 filed by the Company with the Commission. ..................
10.5        --   Rights Agreement, dated as of September 16, 1992, between
                 the Company, The Bank of New York, as rights agent, as
                 amended by Amendment No. 1 to Rights Agreement, dated as of
                 March 12, 1993, and Amendment No. 2 to Rights Agreement,
                 dated as of December 10, 1993, incorporated by reference to the Registration Statement on Form 10/A (Commission File No.
                 0-21496) filed by the Company on January 6, 1994. ..........
10.6        --   Form of Restated Plan Registration Rights Agreement dated as of May 7, 1993, among the Company and the Existing Holders
                 (as defined therein), incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company on July 1, 1993. .............

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.7        --   Form of Registration Rights Agreement, dated as of May 7,
                 1993, among the Company and the Purchaser (as defined
                 therein) incorporated by reference to Exhibit 1 to the Form of Securities Purchase Agreement filed as Exhibit 10.13 to the Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company with the Commission on July 1,
                 1993. ......................................................
10.8        --   Amended and Restated Credit Agreement, dated as of May 7,
                 1993, by and among West Point-Pepperell, Inc., the banks
                 listed on the signature pages thereof, Bankers Trust
                 Company, as administrative agent, and The Chase Manhattan
                 Bank, N.A., Citicorp USA, Inc., NationsBank of North
                 Carolina, Inc., The Bank of New York and The Bank of Nova
                 Scotia, as co-agents, incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by Valley Fashions Corp. with the Commission on July 1, 1993. ...........................................
10.9        --   Employment Agreement, dated as of March 8, 1993, between
                 West Point-Pepperell, Inc. and Holcombe T. Green, Jr.,
                 together with Letter, dated as of March 8, 1993, from the
                 Company to Holcombe T. Green, Jr., incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by Valley Fashions Corp. (since renamed
                 WestPoint Stevens Inc.) with the Commission on July 1,
                 1993. ......................................................
10.10       --   Employment Agreement, dated as of April 1, 1993, between
                 West Point-Pepperell, Inc. and Morgan M. Schuessler,
                 together with Letter, dated as of April 1, 1993, from the
                 Company to Morgan M. Schuessler, incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by Valley Fashions Corp. (since renamed
                 WestPoint Stevens Inc.) with the Commission on July 1,
                 1993. ......................................................
10.11       --   Employment Agreement, dated as of February 1, 1993, between
                 West Point-Pepperell, Inc. and Joseph L. Jennings, Jr.,
                 incorporated by reference to the Registration Statement on
                 Form 10 (Commission File No. 0-21496) filed by the Company with the Commission on July 1, 1993. .......................
10.12       --   Employment Agreement, dated as of March 8, 1993, between
                 West Point-Pepperell, Inc. and Thomas J. Ward, incorporated by reference to the Registration Statement on Form 10
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on July 1, 1993. ................................
10.13       --   Form of directors and officers Indemnification Agreement
                 with West Point-Pepperell, Inc., incorporated by reference to the Registration Statement on Form S-1 (Commission File
                 No. 33-69858) filed by the Company with the Commission on
                 October 1, 1993. ...........................................
10.14       --   1993 Management Stock Option Plan, incorporated by reference to the Registration Statement on Form 10 (Commission File
                 No. 0-21496) filed by the Company with the Commission on
                 July 1, 1993. ..............................................
10.15       --   Description of 1993 Senior Management Incentive Plan,
                 incorporated by reference to the Company's 1994 Proxy
                 Statement (Commission File No. 0-21496) filed by the Company with the Commission. .......................................
10.16       --   West Point-Pepperell, Inc. Supplemental Retirement Plan for
                 Eligible Executives, as amended, incorporated by reference to the Schedule 14D-9 dated November 3, 1988 (Commission
                 File No. 1-4490) filed by West Point-Pepperell, Inc. with
                 the Commission. ............................................

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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.17       --   West Point-Pepperell, Inc. Supplemental Executive Retirement
                 Plan, as amended, incorporated by reference to the Schedule
                 14D-9 dated November 3, 1988 (Commission File No. 1-4490)
                 filed by West Point-Pepperell, Inc. with the Commission. ...
10.18       --   Indenture, dated as of March 1, 1987, between J.P. Stevens &
                 Co., Inc. and The Bank of New York, as trustee, for the 9%
                 Sinking Fund Debentures due 2017 including the First and
                 Second Supplemental Indentures thereto, incorporated be
                 reference to the Registration Statement on Form S-1
                 (Commission File No. 33-69858) filed by the Company with the
                 Commission on October 1, 1993. .............................
10.19       --   Credit Agreement, dated as of December 1, 1993, among Valley
                 Fashions Corp., Bankers Trust Company as Administrative
                 Agent, the Co-Agents parties thereto and the other financial institutions parties thereto as amended on December 10,
                 1993, incorporated by reference to the Annual Report on Form
                 10-K for the fiscal year ended December 31, 1993 (Commission
                 File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.20       --   Revolving Certificate Purchase Agreement, dated as of
                 December 1, 1993, among WPS Receivables Corporation, the
                 Company, the Co-Agents and Revolving Purchasers named
                 therein, Bankers Trust Company, as Administrative Agent, and
                 NationsBank of North Carolina, N.A., as Agent, incorporated by reference to the Annual Report on Form 10-K for the
                 fiscal year ended December 31, 1993 (Commission File No.
                 0-21496) filed by the Company with the Commission. .........
10.21       --   Amendment No. 1 to the Revolving Certificate Purchase
                 Agreement, dated as of December 10, 1993, among WPS
                 Receivables Corporation, the Company, the Co-Agents and
                 Revolving Purchasers named therein, Bankers Trust Company, as Administrative Agent, and NationsBank of North Carolina,
                 N.A., as Agent, incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1993 (Commission File No. 0-21496) filed by the Company with the Commission. ............................................
10.22       --   Pooling and Servicing Agreement, dated as of December 10,
                 1993, among WPS Receivables Corporation, as Transferor, the
                 Company, as the initial Servicer, and Chemical Bank, as
                 Trustee, incorporated by reference to the Current Report on
                 Form 8-K (Commission File No. 0-21496) filed by the Company with the Commission on December 10, 1993. ..................
10.23       --   Receivables Purchase Agreement, dated as of December 10,
                 1993, among WPS Receivables Corporation, as Purchaser, and the Company and Alamac Knit Fabrics, Inc., as Sellers,
                 incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on December 10, 1993. ...........................
10.24       --   Form of Securities Purchase Agreement, dated as of March 12,
                 1993, among the Company, New Street Capital Corporation,
                 Magten Asset Management Corporation and each Other Holder
                 (as defined therein), incorporated by reference to the
                 Registration Statement on Form 10 (Commission File No.
                 0-21496) filed by the Company with the Commission on July 1,
                 1993. ......................................................
10.25       --   Amended and Restated Credit Agreement dated November 23,
                 1994, among the Company, NationsBank of North Carolina, N.A.
                 as Administrative Agent, the Co-Agents parties thereto and the other financial institutions parties thereto,
                 incorporated by reference to the Annual Report on Form
                 10-K/A for the fiscal year ended December 31, 1994
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................

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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.26       --   WestPoint Stevens Inc. 1994 Non-Employee Directors Stock
                 Option Plan, incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.27       --   Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 1994, among WPS Receivables Corporation, the
                 Company and Chemical Bank, incorporated by reference to the
                 Registration Statement on Form S-1, Amendment No. 2
                 (Commission File No. 33-76956) filed by WPS Receivables
                 Corporation with the Commission on May 24, 1994. ...........
10.28       --   Revolving Certificate Purchase Agreement, dated as of May
                 27, 1994, among WPS Receivables Corporation, the Company,
                 the Co-Agents and Revolving Purchasers named therein,
                 Bankers Trust Company, as Administrative Agent, and
                 NationsBank of North Carolina, N.A., as Agent, incorporated by reference to the Registration Statement on Form S-1,
                 Amendment No. 3 (Commission File No. 33-76956) filed by WPS
                 Receivables Corporation with the Commission on May 16,
                 1994. ......................................................
10.29       --   Amended and Restated Receivables Purchase Agreement, dated as of May 27, 1994, among WPS Receivables Corporation, as
                 Purchaser, and the Company and Alamac Knit Fabrics, Inc., as
                 Sellers, incorporated by reference to the Registration
                 Statement on Form S-1, Amendment No. 3 (Commission File No.
                 33-76956) filed by WPS Receivables Corporation with the
                 Commission on May 16, 1994. ................................
10.30       --   Series 1994-1 Supplement, dated as of May 27, 1994, to the
                 Amended and Restated Pooling and Servicing Agreement, among
                 WPS Receivables Corporation, the Company and Chemical Bank,
                 incorporated by reference to the Registration Statement on
                 Form S-1, Amendment No. 3 (Commission File 33-76956) filed by WPS Receivables Corporation with the Commission on May
                 16, 1994. ..................................................
10.31       --   Series 1994-R Supplement, dated as of May 27, 1994, to the
                 Amended and Restated Pooling and Servicing Agreement, among
                 WPS Receivables Corporation, the Company and Chemical Bank,
                 incorporated by reference to the Registration Statement on
                 Form S-1, Amendment No. 3 (Commission File No. 33-76956)
                 filed by WPS Receivables Corporation with the Commission on
                 May 16, 1994. ..............................................
10.32       --   WestPoint Stevens Inc. Amended and Restated 1994
                 Non-Employee Directors Stock Option Plan, incorporated by
                 reference to the Form 10-Q for the quarterly period ended
                 June 30, 1995 (Commission File No. 0-21496) filed by the
                 Company with the Commission on August 9, 1995. .............
10.33       --   Description of Senior Management Incentive Plan,
                 incorporated by reference to the Company's 1995 Proxy
                 Statement (Commission File No. 0-21496) filed by the Company with the Commission on April 7, 1995. ......................
10.34       --   WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan,
                 incorporated by reference to the Registration Statement Form
                 S-8 (Registration No. 33-95580) filed by the Company on
                 August 11, 1995. ...........................................
10.35       --   Credit Agreement dated December 4, 1995, among Alamac Knit
                 Fabrics, Inc., as Borrower, Alamac Enterprises Inc. and AIH
                 Inc., as Guarantors, the Lenders identified therein and
                 NationsBank, N.A., as agent, incorporated by reference to
                 the Annual Report on Form 10-K for the fiscal year ended
                 December 31, 1995 (Commission File No. 0-21496) filed by the
                 Company with the Commission. ...............................
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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.36       --   Amendment Agreement dated December 4, 1995 among the
                 Company, NationsBank, N.A., The Bank of New York, The First
                 National Bank of Boston, The First National Bank of Chicago,
                 The Nippon Credit Bank, Ltd., Wachovia Bank of Georgia,
                 N.A., Trust Company Bank, AmSouth Bank of Alabama and ABN
                 AMRO Bank, N.V., incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1995 (Commission File No. 0-21496) filed by the Company with the Commission. ............................................
10.37       --   Form of directors and officers Indemnification Agreement
                 with the Company, incorporated by reference to the Annual
                 Report on Form 10-K for the fiscal year ended December 31,
                 1995 (Commission File No. 0-21496) filed by the Company with the Commission. ............................................
10.38       --   WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan
                 (As Amended), incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.39       --   Tax Settlement Form 870-AD between WestPoint Stevens Inc.
                 (successor-in-interest to Cluett, Peabody and Co., Inc.) and the Internal Revenue Service dated December 11, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission. .....
10.40       --   Tax Settlement Form 870-AD between WestPoint Stevens Inc.
                 (successor-in-interest to West Point-Pepperell, Inc.) and
                 the Internal Revenue Service dated August 29, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission. .....
10.41       --   Tax Settlement Form 870-AD between J.P. Stevens & Co., Inc.
                 and the Internal Revenue Service dated August 29, 1995,
                 incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File
                 No. 0-21496) filed by the Company with the Commission. .....
10.42       --   Second Amendment and Waiver Agreement dated as of January
                 23, 1997, among the Company, NationsBank, N.A. (formerly
                 known as NationsBank of North Carolina, N.A.), the Bank of
                 New York, The First National Bank of Boston, The First
                 National Bank of Chicago, The Nippon Credit Bank, Ltd.,
                 Wachovia Bank of Georgia, N.A., SunTrust Bank, Atlanta
                 (formerly known as Trust Company Bank), AmSouth Bank of
                 Alabama, and ABN AMRO Bank, N.V., incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year
                 ended December 31, 1996 (Commission File No. 0-21496) filed by the Company with the Commission. ........................
10.43       --   Credit Agreement dated as of January 23, 1997, among
                 WestPoint Stevens (UK) Limited, P.J. Flower & Co. Limited,
                 as the Borrowers, the Company as Guarantor, the several
                 lenders identified on the signature pages thereto and such other lenders as may from time to time become a party
                 thereto and NationsBank, N.A., as agent for the Lenders,
                 incorporated by reference to the Annual Report on Form
                 10-K/A for the fiscal year ended December 31, 1996
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.44       --   First Amendment to the WestPoint Stevens Inc. Supplemental
                 Retirement Plan dated as of September 6, 1996, incorporated by reference to the Annual Report on Form 10-K/A for the
                 fiscal year ended December 31, 1996 (Commission File No.
                 0-21496) filed by the Company with the Commission. .........

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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.45       --   Employment Agreement effective January 1, 1997 between the
                 Company and Joseph L. Jennings superseding the Employment
                 Agreement of February 1, 1993, incorporated by reference to the Annual Report on Form 10-K/A for the fiscal year ended
                 December 31, 1996 (Commission File No. 0-21496) filed by the
                 Company with the Commission. ...............................
10.46       --   WestPoint Stevens Inc. Omnibus Stock Incentive Plan,
                 incorporated by reference to the Company's 1997 Proxy
                 Statement for the fiscal year ended December 31, 1996
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.47       --   Second Amendment Agreement, dated as of May 22, 1997, by and among Alamac Knit Fabrics, Inc., as Borrower, Alamac
                 Enterprises Inc. and AIH Inc., as Guarantors, the Lenders
                 identified therein and NationsBank, N.A., as Agent,
                 incorporated by reference to the Form 10-Q for the quarterly period ended June 30, 1997 (Commission File No. 0-21496)
                 filed by the Company with the Commission. ..................
10.48       --   Third Amendment Agreement, dated as of May 22, 1997, among the Company, as Borrower, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), The Bank of New
                 York, The First National Bank of Boston, The First National
                 Bank of Chicago, Scotiabank Inc., Wachovia Bank of Georgia,
                 N.A., SunTrust Bank, Atlanta, AmSouth Bank of Alabama, and
                 ABN AMRO Bank, N.V., incorporated by reference to the Form
                 10-Q for the quarterly period ended June 30, 1997
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.49       --   Stock Purchase Agreement by and among Dyersburg Corporation, as Purchaser, Alamac Sub Holdings Inc., as Seller, AIH Inc.
                 and Company dated as of July 15, 1997, incorporated by
                 reference to the Current Report on Form 8-K (Commission File
                 No. 0-21496) filed by the Company with the Commission on
                 September 11, 1997. ........................................
10.50       --   Supplemental Agreement relating to Phase II Environmental
                 Investigation among Alamac Sub Holdings Inc., AIH Inc.,
                 Company and Dyersburg Corporation dated as of July 15, 1997, incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on September 11, 1997. ..........................
10.51       --   Amendment to Stock Purchase Agreement among Alamac Sub
                 Holdings Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 15, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997. ......................................................
10.52       --   Supplemental Environmental Indemnity among Alamac Sub
                 Holdings, Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 20, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997. ......................................................
10.53       --   Second Supplemental Environmental Indemnity among Alamac Sub
                 Holdings Inc., AIH Inc., Company and Dyersburg Corporation
                 dated as of August 27, 1997, incorporated by reference to
                 the Current Report on Form 8-K (Commission File No. 0-21496)
                 filed by the Company with the Commission on September 11,
                 1997. ......................................................

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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
10.54       --   Assignment and Assumption Agreement among Company (the
                 "Assignor"), Alamac Knit Fabrics, Inc. (the "Assignee") and
                 Dyersburg Corporation dated as of August 27, 1997,
                 incorporated by reference to the Current Report on Form 8-K
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission on September 11, 1997. ..........................
10.55       --   Letter of Amendment Agreement, dated as of July 18, 1997, by and among Alamac Knit Fabrics, Inc., as Borrower, Alamac
                 Enterprises Inc. and AIH Inc., as Guarantors, the Lenders
                 identified therein and NationsBank, N.A., as Agent,
                 incorporated by reference to the Form 10-Q for the quarterly period ended September 30, 1997 (Commission File No.
                 0-21496) filed by the Company with the Commission. .........
10.56       --   Letter Amendment Agreement, dated as of July 22, 1997, among the Company, as Borrower, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), The Bank of New
                 York, BankBoston, N.A. (formerly known as The First National
                 Bank of Boston), The First National Bank of Chicago,
                 Scotiabank Inc., Wachovia Bank of Georgia, N.A., SunTrust
                 Bank, Atlanta, AmSouth Bank of Alabama and ABN AMRO Bank,
                 N.A., incorporated by reference to the Form 10-Q for the
                 quarterly period ended September 30, 1997 (Commission File
                 No. 0-21496) filed by the Company with the Commission. .....
10.57       --   Letter Amendment Agreement, dated as of August 5, 1997,
                 among the Company, as Borrower, NationsBank, N.A. (formerly known as NationsBank of North Carolina, N.A.), The Bank of
                 New York, BankBoston, N.A. (formerly known as The First
                 National Bank of Boston), The First National Bank of
                 Chicago, Scotiabank Inc., Wachovia Bank of Georgia, N.A.,
                 SunTrust Bank, Atlanta, AmSouth Bank of Alabama, and ABN
                 AMRO Bank, N.V., incorporated by reference to the Form 10-Q for the quarterly period ended September 30, 1997
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.58       --   Termination of Commitments and Release of Liens dated August
                 27, 1997, by and among Alamac Knit Fabrics, Inc., as
                 Borrower, Alamac Enterprises Inc. and AIH Inc., as
                 Guarantors, the Lenders identified therein and NationsBank,
                 N.A., as Agent, incorporated by reference to the Form 10-Q for the quarterly period ended September 30, 1997
                 (Commission File No. 0-21496) filed by the Company with the
                 Commission. ................................................
10.59       --   Second Amended and Restated Credit Agreement, dated as of
                 June 9, 1998, among the Company, WestPoint Stevens (UK)
                 Limited, WestPoint Stevens (Europe) Limited, NationsBank,
                 N.A., as agent, and the other financial institutions party thereto.*...................................................
10.60       --   Letter Amendment Agreement, dated as of June 30, 1998, among the Company, WestPoint Stevens (UK) Limited, WestPoint
                 Stevens (Europe) Limited, NationsBank, N.A., as agent and
                 the other financial institutions party thereto.*............
12.1        --   Statement Re: Computation of Ratios of Earnings to Fixed
                 Charges.*
12.2        --   Statement Re: Pro Forma Computation of Ratios of Earnings to
                 Fixed Charges.*
23(a)       --   Consent of Ernst & Young LLP.*..............................
23(b)       --   Consent of Weil, Gotshal & Manges LLP (included in the
                 opinion filed as Exhibit 5 to this Registration
                 Statement).**...............................................
24          --   Power of Attorney.*.........................................
25(a)       --   Statement of Eligibility and Qualification of The Bank of
                 New York, as Trustee, on Form T-1 with respect to the 7 7/8%
                 Senior Notes due 2005.*.....................................

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
                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
 NUMBER                                  DESCRIPTION                               PAGE
---------                                -----------                           ------------
25(b)       --   Statement of Eligibility and Qualification of The Bank of
                 New York, as Trustee, on Form T-1 with respect to the Senior
                 Notes due 2008.*............................................
99.1        --   Form of Letter of Transmittal.*.............................
99.2        --   Form of Notice of Guaranteed Delivery.*.....................
99.3        --   Form of Instructions to Registered Holders and/or Book-Entry
                 Facility Participant from Beneficial Owner.*................
99.4        --   Form of Exchange Agent Agreement.*..........................


---------------


 * Previously filed.



** Filed herewith.